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Ryder System, Inc.
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Ryder System, Inc. 11690 N.W. 105 Street Miami, Florida 33178

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

Time:	10:00 a.m. Eastern Daylight Time
Date:	May 4, 2018
Place:	Ryder System, Inc. Headquarters 11690 N.W. 105th Street Miami, Florida 33178
Purpose:	1. To elect twelve directors for a one-year term expiring at the 2019 Annual Meeting of Shareholders.
2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2018 fiscal year.
3. To approve, on an advisory basis, the compensation of our named executive officers.
4. To approve amendments to our Restated Articles of Incorporation and By-Laws to authorize shareholder action by written consent.
5. To vote on a shareholder proposal on simple majority voting.
6. To consider any other business that is properly presented at the meeting.
Who May Vote:	You may vote if you were a record owner of our common stock at the close of business on March 9, 2018.
Proxy Voting:	Your vote is important. You may vote:
• via Internet;
• by telephone;
• by mail, if you received a paper copy of these proxy materials; or
• in person at the meeting.
By order of the Board of Directors,

Robert D. Fatovic
Executive Vice President, Chief Legal Officer and Corporate Secretary
Miami, Florida
March 19, 2018
This proxy statement and the form of proxy, along with our annual report on Form 10-K for the year ended December 31, 2017 and the shareholder letter, were first sent or given to shareholders on or about March 19, 2018.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON FRIDAY, MAY 4, 2018.
Ryder’s proxy statement and annual report are available online at:  http://www.proxyvote.com

Ryder System, Inc. | 2018 Proxy Statement	i

Proxy Summary

PROXY SUMMARY
This proxy summary provides selected highlights of some of the information contained elsewhere in this proxy statement. Please read the entire proxy statement with care before voting.

ANNUAL MEETING

Date:	May 4, 2018
Time:	10:00 a.m. Eastern Daylight Time
Place:	Ryder System, Inc. Headquarters, 11690 N.W. 105th Street, Miami, Florida 33178
Record Date:	March 9, 2018
Voting:
Each share of the Company's common stock outstanding at the close of business on March 9, 2018 has one vote on each matter that is properly submitted for a vote at the Annual Meeting.
How:

Online	By Phone	By Mail	In Person
www.proxyvote.com	1.800.690.6903	Completing, signing and	With proof of ownership
		returning your proxy card	and a valid photo ID

VOTING MATTERS AND BOARD RECOMMENDATIONS

Matter	Board Recommendation	Page
No. 1 Election of Directors	FOR each Director Nominee	6
No. 2 Ratification of PricewaterhouseCoopers LLP as Independent Auditor	FOR	28
No. 3 Advisory Vote on Executive Compensation	FOR	64
No. 4 Management Proposal to Amend Restated Articles of Incorporation and By-Laws to Authorize Shareholder Action by Written Consent	FOR	65
No. 5 Shareholder Proposal on Simple Majority Voting	AGAINST	69

2017 FINANCIAL HIGHLIGHTS

▶
Record total revenue increased 8% to $7.3 billion and record operating revenue* increased 4% to $6.0 billion compared to 2016. Total revenue and operating revenue grew across all three business segments reflecting new business and higher volumes.

▶
Earnings per share from continuing operations increased 201% to $14.87. Earnings increased primarily due to the benefit of the Tax Cuts and Jobs Act (Tax Reform). Comparable earnings per share* decreased 16% to $4.53 primarily due to accelerated depreciation and lower used vehicle pricing in FMS and increased vehicle maintenance costs.

▶	We had positive free cash flow* from continuing operations of $190 million.	▶	Our stock price increased from $74.44 at year end 2016 to $84.17 at year end 2017.
▶	EBT decreased primarily due to accelerated depreciation and lower used vehicle results in FMS and increased vehicle maintenance costs.	▶	We grew ChoiceLease by 4,100 vehicles and delivered our sixth consecutive year of lease fleet growth. SelectCare grew by 5,400 vehicles.
For more information relating to the Company’s 2017 financial performance, please review our 2017 annual report on Form 10-K.
* Operating revenue, free cash flow and comparable earnings per share are non-GAAP financial measures. For a reconciliation of total revenue to operating revenue, net cash provided by operating activities to free cash flow, and GAAP EPS to comparable EPS, as well as the reasons why management believes these measures are useful to shareholders, refer to the "Non-GAAP Financial Measures" section on pages 56-64 of our annual report on Form 10-K for the year ended December 31, 2017.

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Proxy Summary

BOARD AND GOVERNANCE HIGHLIGHTS
Active Shareholder Engagement:

▶
In 2017, we reached out to our largest shareholders constituting over 77% of our outstanding shares to request feedback on our governance profile and compensation structure, and we received substantive feedback from shareholders holding nearly 53% of outstanding shares. We have considered the perspectives provided by shareholders in initiating several changes to our compensation and governance programs.

2017 and 2018 Key Changes Based on Shareholder Feedback:

▶
Proposing an amendment to our Restated Articles of Incorporation and By-Laws to provide shareholders with the right to act by written consent with certain procedural safeguards to protect long-term shareholder value.

▶	As part of our Board evaluation and succession planning process, the Board has appointed two new Board members since the 2017 Annual Meeting.
Governance Highlights:

▶	All directors are independent (except the CEO/Chair)

▶	Strong Lead Independent Director role, with oversight of annual Board evaluation, CEO succession planning and search process for new directors

▶	Regular executive sessions in conjunction with each regularly scheduled Board meeting

▶	Average Board tenure is 7.1 years; 42% of the directors on the Board have a tenure of less than six years and seven of twelve directors are women or minorities

▶	None of our directors serve on more than three other public company boards

▶	Strong Board oversight of risk management and compliance process

▶	No related person transactions in 2017

▶	Annual Board and committee evaluations

▶	Strong focus on CEO succession planning
Shareholder Rights:

▶	No shareholder rights plan (poison pill)

▶	Shareholders can call a special meeting with 10% of shares outstanding

▶	Majority vote standard for director elections, with a plurality carve-out for contested elections

			BOARD OF DIRECTORS
Name	Age	Director Since	Professional Background	Independent	Committee Memberships
John M. Berra	70	2003	Retired EVP of Emerson Electric Company	X	Compensation & Finance
Robert J. Eck	59	2011	CEO of Anixter International, Inc.	X	Compensation & Finance
Robert A. Hagemann	61	2014	Retired CFO of Quest Diagnostics Incorporated	X	Audit (Chair) & Finance
Michael F. Hilton	63	2012	President & CEO of Nordson Corporation	X	Compensation & Governance
Tamara L. Lundgren	60	2012	President & CEO of Schnitzer Steel Industries, Inc.	X	Audit & Governance
Luis P. Nieto, Jr.	62	2007	Retired President of the Consumer Foods Group for ConAgra Foods Inc.	X	Audit & Finance (Chair)
David G. Nord	60	2018	Chairman, President & CEO of Hubbell Incorporated	X	Compensation & Finance
Robert E. Sanchez	52	2013	Chair & CEO of Ryder System, Inc.
Abbie J. Smith	64	2003	Professor of Accounting at the University of Chicago Booth School of Business	X	Audit & Finance
E. Follin Smith	58	2005	Retired EVP, CFO & Chief Administrative Officer of Constellation Energy Group, Inc.	X	Compensation (Chair) & Governance
Dmitri L. Stockton	53	2018	Retired Chairman, President & CEO of GE Asset Management	X	Compensation & Finance
Hansel E. Tookes, II	70	2002	Retired President of Raytheon International	Lead Independent Director	Audit & Governance (Chair)

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Proxy Summary

EXECUTIVE COMPENSATION HIGHLIGHTS
Say on Pay Feedback and Company Response

▶
The Company’s Say on Pay vote at our 2017 Annual Meeting received 69% support, down from more than 95% in each of our Say on Pay votes in 2011-2016. These results were particularly surprising to us, as we made no significant changes to our executive compensation program in 2016 other than strengthening our annual performance targets and implementing "double-trigger" vesting of equity awards upon a change of control in our 2012 Equity and Incentive Compensation Plan ("Equity Plan"). Our Board viewed the decrease in the "yes" vote as an indication that expanded engagement was needed to ensure we have a clear understanding of, and opportunity to respond to, our shareholders’ views on our compensation program.

▶ Following the 2017 annual meeting, at the Board’s direction, our Lead Independent Director, Compensation Committee Chair and members of management met with shareholders representing nearly 53% of our outstanding shares, providing us with valuable insights into our shareholders’ perspectives on our compensation program and potential improvements to the program.
▶ As a result of these engagement efforts and evaluation, we resolved to make changes to our compensation program, which are described in this proxy including:

◦	Setting performance targets for each three-year grant at the beginning of the three-year period.

◦
Replacing the annual Return on Capital ("ROC") metric in the long-term incentive plan ("LTIP") with a three-year ROC/Cost of Capital ("COC") spread metric designed to incentivize ROC spread improvement over the three-year performance period, which will be measured at the end of such three-year period.

◦
Shifting from a standalone Total Shareholder Return ("TSR") performance metric to a TSR performance results modifier, where performance-based awards will be reduced if TSR performance is below the median of Ryder's custom TSR peer group and increased if above median. No TSR modifier will be applied to increase payouts if Ryder's absolute TSR is negative.

◦
Adding a new strategic revenue growth metric to incentivize growth in areas which shareholders told us are key to creating long-term shareholder value. The 2018 performance targets will be based on a three-year compound average growth rate established at the grant date. Performance will be compared to this target at the end of the three-year performance period to determine payouts.

◦
Introducing restricted stock rights with three-year ratable vesting which will comprise 10% of the LTIP award in order to enhance executive stock ownership and serve as a retention tool for our NEOs. The use of restricted stock is consistent with market as well as our peer group practices. The introduction of restricted stock weighted at 10% of the LTIP value will result in a reduction to the allocation of stock options, from 40% in 2017 to 30% of the LTIP value in 2018.

Policies that Promote Significant and Long-Term Ownership and Sustainable Shareholder Value Creation

▶
In 2017, 86% of our CEO's target compensation was composed of "at risk" compensation. CEO compensation is a mix of base salary (14%), short-term incentives (18%) and long-term incentives (68%), which we believe provides compensation opportunities measured by a variety of time horizons to appropriately balance our near-term and long-term strategic goals.

▶
A variety of distinct performance metrics tied to our financial and strategic objectives are used in the short-term and long-term incentive plans. We believe this “portfolio” approach to performance metrics encourages executives to focus on overall, sustainable Company performance.

▶
Equity incentive programs and stock ownership guidelines are designed to align management and shareholder interests by providing vehicles for executive officers to accumulate and maintain ownership positions in the Company. In 2017, the Compensation Committee increased stock ownership requirements from four to six times base salary for the CEO, and from two to three times base salary for all other named executive officers ("NEOs"). Stock ownership requirements for the Board were also increased from five to six times each director's total annual cash retainer.

▶
In 2017, the Compensation Committee replaced performance-based cash awards with performance-based restricted stock rights for all future grants starting in 2017 in order to increase shareholder alignment.

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Proxy Summary

▶
In 2017, the Compensation Committee, after an evaluation by the Committee's independent compensation consultant and consultation with management, approved changes to the compensation peer group and TSR custom peer group to improve operational alignment and ensure appropriate comparisons.

Priority on Risk Management and Sound Compensation Practices

▶
We cap the maximum payout of our annual cash incentive awards at 200% of target, and cap our performance-based restricted stock rights and performance-based cash awards under our long-term incentive program at 150% of target. In 2018, consistent with shareholder input and compensation peer practice, the Compensation Committee determined to increase the cap on performance-based restricted stock rights to 200% of target to incentivize management to achieve exceptional performance on the ROC/COC spread and strategic revenue growth metrics.

▶	We incorporate several risk mitigation policies into our compensation program, including:

◦	The Compensation Committee’s ability to use “negative discretion” to align appropriate payouts to Company and individual performance;

◦	Anti-hedging and anti-pledging policies; and

◦	Clawback policy applicable to performance-based incentive awards.

▶	Our equity plan, as amended in 2016, as well as our cash severance and annual cash incentive awards, all provide for "double-trigger" vesting upon a change of control.
Rigorous Goals

▶
Goals for our performance-based awards are approved by our independent directors and take into account our historical performance, current strategic initiatives and the challenging macroeconomic environment in which we operate. For example, 2017 target operating revenue was $6.0 billion, an increase from our 2016 actual operating revenue of $5.8 billion. The target comparable earnings per share ("EPS") for 2017 was $5.40, a slight decrease from the comparable EPS results in 2016 of $5.42 due to the challenging macroeconomic environment, particularly with respect to our more cyclical transactional businesses. As the largest independent retailer of commercial used vehicles, we were significantly impacted by prolonged softness in the used vehicle market. We were also negatively impacted by the decrease in rental demand, which required us to reduce the size of our fleet. The ROC target was set at 4.86% for 2017, which was slightly higher than 2016 actual ROC performance of 4.82% and was a particularly challenging target given the weak conditions in our used vehicle sales and rental vehicle businesses. When setting targets for 2017, we took into account the targeted vehicle growth in our contractual businesses which we expect will drive long-term shareholder value as well as the anticipated short-term challenges in our used vehicle sales and rental vehicle businesses.

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Information About our Annual Meeting

RYDER SYSTEM, INC.
11690 N.W. 105th STREET
MIAMI, FLORIDA 33178

INFORMATION ABOUT OUR ANNUAL MEETING
You are receiving this proxy statement because you own shares of Ryder common stock that entitle you to vote at the 2018 Annual Meeting of Shareholders to be held on Friday, May 4, 2018 at 10:00 a.m. Eastern Daylight Time, at our corporate headquarters. Our Board of Directors is soliciting proxies from shareholders who wish to vote at the meeting. By using a proxy, you can vote even if you do not attend the meeting. This proxy statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision.
At the Annual Meeting, you will be asked to vote on the following five proposals. Our Board recommendation for each proposal is set forth below.

Proposal		Board Recommendation
No. 1
To elect twelve directors as follows: John M. Berra, Robert J. Eck, Robert A. Hagemann, Michael F. Hilton, Tamara L. Lundgren, Luis P. Nieto, David G. Nord, Robert E. Sanchez, Abbie J. Smith, E. Follin Smith, Dmitri L. Stockton and Hansel E. Tookes, II, for a one-year term expiring at the 2019 Annual Meeting of Shareholders.
FOR each director nominee
No. 2	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2018 fiscal year.	FOR
No. 3	To approve, on an advisory basis, the compensation of our named executive officers, which we refer to as “Say on Pay”.	FOR
No. 4	To approve amendments to our Restated Articles of Incorporation and By-Laws to authorize shareholder action by written consent.	FOR
No. 5	To vote on a shareholder proposal on simple majority voting.	AGAINST
If you sign and return your proxy without making any selections, your shares will be voted “FOR” each of the director nominees, "FOR" Proposals 2, 3 and 4 and "AGAINST" on Proposal 5.
If other matters properly come before the meeting, the proxy holders will have the authority to vote on those matters on your behalf at their discretion. As of the date of this proxy statement, we are not aware of any matters that will come before the meeting other than those disclosed in this proxy statement.

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Election of Directors

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Based upon the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated the twelve individuals listed below for election at the Annual Meeting. Under our By-Laws, directors are elected each year at the Annual Meeting. As previously announced, L. Patrick Hassey retired from the Board, effective as of February 9, 2018. Upon his retirement, the Board authorized an increase in the size of the Board from eleven to twelve directors and appointed Messrs. David G. Nord and Dmitri L. Stockton to the Board, effective March 1, 2018. Messrs. Nord and Stockton were recommended to our Lead Independent Director and to our Governance Committee by our director search firm. For information on our process for Board refreshment, see the Corporate Governance and Nominating Committee section under "Board Succession Process for Directors" on page 21.
All nominees are currently directors and have been previously elected by our shareholders, except for David G. Nord and Dmitri L. Stockton who are standing for election by our shareholders for the first time at the 2018 Annual Meeting.
Each director elected at the Annual Meeting will serve until Ryder’s 2019 Annual Meeting of Shareholders and until he or she is succeeded by another qualified director who has been elected, or, if earlier, until his or her death, resignation or removal.

KEY FACTS ABOUT OUR BOARD
We strive to maintain a diverse and well-rounded Board that balances the institutional knowledge of tenured directors with the fresh perspectives of new members.
Expertise of Our Twelve Directors
Director Diversity and Tenure
(Percentages in chart above are rounded to the nearest whole number.)

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Election of Directors

Director Criteria, Qualifications and Experience We believe that each of our directors has the experience, skills, qualities and time to successfully perform his or her duties as a director and contribute to our Company's success. Our directors were nominated because each individual possesses the highest standards of personal integrity and interpersonal and communication skills, is highly accomplished in his or her field, has an understanding of the interests and issues that are important to our shareholders and is able to dedicate sufficient time to fulfilling his or her obligations as a director. Our directors, as a group, complement each other and each other’s respective experiences, skills and qualities. Our directors make up a diverse body in terms of age, gender, tenure, ethnic background and professional experience but engender a cohesive body in terms of Board process, collaboration, mutual respect for differing perspectives and commitment to receiving input on all director viewpoints when evaluating critical issues and making important decisions. More information on Ryder's nomination process is set forth in the Corporate Governance and Nominating Committee section under "Board Succession Process for Directors" on page 21.
Director Tenure and Board Refreshment Board composition and refreshment are priorities for Ryder. The Board believes that it is desirable to maintain a mix of new and experienced directors. The Board does not believe that express limits on a director's tenure are appropriate, and values the increasing contribution of directors who, over time, have developed deeper insight into the Company and its operations. However, to encourage appropriate refreshment and the continued qualification of our Board members, our Corporate Governance Guidelines provide for review of a director's continuation of Board service at the time when such director is up for re-election.
Other Policies and Practices Related to Director Service
Retirement Policy. We have a general policy that directors must retire immediately prior to the Annual Meeting closest to the date the director turns 72, a requirement that the Board has authority to waive in individual cases if the best interests of the Company would be served by such waiver.
Limits on Other Directorships. To ensure our directors have adequate time to serve on our Board, we permit service on no more than four other public company boards (or two other public company boards for our CEO/Chair). No director currently serves on more than three other public company boards and our CEO only serves on one other public company board. We have determined that each director nominee has the adequate time to devote to service on our Board, carry out his or her duties and provide valuable service to the Company in his or her role as a director.
Meeting Attendance Requirements. Directors are expected to regularly attend Board and committee meetings. Directors who fail to attend at least 75% of Board and committee meetings for two consecutive years must submit a letter of resignation, which the Board will determine whether to accept, taking into account the recommendation of the Governance Committee. All of our directors met the meeting attendance requirements in 2017.
Resignation upon Change in Status. The Board also requires directors to submit a letter of resignation upon a substantial change in the nature of the director's employment or other significant responsibilities since the time of his or her election. The Board, upon review and recommendation by the Governance Committee, will determine whether the circumstances are consistent with the criteria for Board membership and whether it is appropriate for a director to continue service on the Board.
Impairment of Ability to Serve. A director who experiences any other change in circumstances that may impair his or her ability to effectively serve on the Board, or that could result in negative attention to the Company or director, is required to immediately notify the Company and may be asked by the Board to submit a letter of resignation.
Each director’s principal occupation and other pertinent information about his or her particular experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director appears on the following pages.
If you are a beneficial shareholder and do not give your nominee instructions, your nominee does not have the ability to vote in favor of or against the director nominees. We therefore urge you to return your proxy card and vote your shares on this proposal.
The Board recommends a vote FOR the election of each director nominee.

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Election of Directors

DIRECTOR NOMINEES

FOR A TERM OF OFFICE EXPIRING AT THE 2019 ANNUAL MEETING

John M. Berra

DESCRIPTION OF BUSINESS EXPERIENCE:
Mr. Berra served as Chairman of Emerson Process Management, a global leader in providing solutions to customers in process control, and Executive Vice President of Emerson Electric Company, until he retired in October 2010.
Prior to October 2008, Mr. Berra served as President of Emerson Process Management. He joined Emerson's Rosemount division as a marketing manager in 1976 and continued assuming more prominent roles in the organization until 1997 when he was named President of Emerson's Fisher-Rosemount division (now Emerson Process Management). Prior to joining Emerson, Mr. Berra was an instrument and electrical engineer with Monsanto Company.
OTHER PUBLIC BOARD MEMBERSHIPS:
 • National Instruments Corporation
QUALIFICATIONS:
The Board nominated Mr. Berra as a director because of his leadership experience and expertise in global marketing, operations and technology/engineering, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Mr. Berra has leadership experience in positions of executive oversight and senior management in a global public company with a diversified business. He also has experience as a director on a global public company board, including serving on audit, compensation and governance committees.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Berra's nomination, the Board considered Mr. Berra's current service on the board of another public company. Mr. Berra was renominated based on his qualifications listed above, his valuable, significant contributions to the Board and Company and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: July 2003
Committees: - Compensation - Finance
Age: 70

Robert J. Eck

CURRENT PRINCIPAL OCCUPATION:
Mr. Eck is Chief Executive Officer of Anixter International, Inc. (Anixter), a global distributor of network and security solutions, electrical and electronic solutions, and utility power solutions with $7.6 billion in annual revenue. He also serves as President and Chief Executive Officer of Anixter Inc., a subsidiary of Anixter. Mr. Eck has held both positions since 2008. On February 26, 2018, Mr. Eck announced his intention to retire as Chief Executive Officer of Anixter effective at the end of June 2018 and will remain on Anixter's Board after such date.
DESCRIPTION OF BUSINESS EXPERIENCE:
From 2007 to 2008, Mr. Eck served as Executive Vice President and Chief Operating Officer of Anixter. Prior to that position, Mr. Eck served as Executive Vice President of Enterprise Cabling and Security Solutions for Anixter from 2004 to 2007. In 2003, he served as Senior Vice President of Physical Security Products and Integrated Supply of Anixter Inc. Mr. Eck joined Anixter in 1989 and has held roles of increasing responsibility in strategy, supply chain management, sales and marketing, and human resources.
OTHER PUBLIC BOARD MEMBERSHIPS:
 • Anixter International, Inc.
QUALIFICATIONS:
The Board nominated Mr. Eck as a director because of his leadership experience and expertise in supply chain management, domestic and international operations, and marketing and business development, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Mr. Eck has leadership experience as President and Chief Executive Officer of a global public company. He also has experience as a director on a global public company board.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Eck's nomination, the Board considered Mr. Eck's current role as CEO of another public company and service on the board of his company. Mr. Eck was renominated based on his qualifications listed above, his valuable, significant contributions to the Board and Company and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: May 2011
Committees: - Compensation - Finance
Age: 59

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Election of Directors

Robert A. Hagemann

DESCRIPTION OF BUSINESS EXPERIENCE:
Mr. Hagemann served as Senior Vice President and Chief Financial Officer of Quest Diagnostics Incorporated until he retired in 2013.
Mr. Hagemann joined Quest’s predecessor, Corning Life Sciences, Inc., in 1992, and held roles of increasing responsibility until he was named Chief Financial Officer of Quest in 1998. Prior to joining Corning, Mr. Hagemann held senior financial positions at Prime Hospitality, Inc. and Crompton & Knowles, Inc. He also held various positions in corporate accounting and audit at Merrill Lynch and Company and Ernst & Young.
OTHER PUBLIC BOARD MEMBERSHIPS:
 • Graphic Packaging Holding Company
 • Zimmer Biomet Holdings, Inc.
QUALIFICATIONS:
The Board nominated Mr. Hagemann as a director because of his leadership experience and expertise in finance/accounting, business development, strategy, supply chains and government contracting, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Mr. Hagemann has leadership experience as Chief Financial Officer of a global public company. He also has experience as a director on global public company boards, including serving on audit, compensation and research/innovation/technology committees.
The Board has determined that Mr. Hagemann qualifies as an audit committee financial expert.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Hagemann's nomination, the Board considered Mr. Hagemann's current service on the board of two other public companies. Mr. Hagemann was renominated based on his qualifications listed above, his valuable, significant contributions to the Board and Company and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: August 2014
Committees: - Audit (Chair) - Finance
Age: 61

Michael F. Hilton

CURRENT PRINCIPAL OCCUPATION:
Mr. Hilton serves as President and Chief Executive Officer of Nordson Corporation, a position he has held since he joined Nordson in 2010. Nordson engineers, manufactures and markets products and systems used for dispensing adhesives, coatings, sealants, biomaterials and other materials in a wide variety of end markets.
DESCRIPTION OF BUSINESS EXPERIENCE:
Prior to joining Nordson, Mr. Hilton served as Senior Vice President and General Manager of Air Products & Chemicals, Inc. from 2007 until 2010 with specific responsibility for leading the company's global Electronics and Performance Materials segment. Mr. Hilton joined Air Products in 1976, where he held roles of increasing responsibility in a variety of management and operations positions. Air Products serves customers in industrial, energy, technology and healthcare markets worldwide with a unique portfolio of atmospheric gases, process and specialty gases, performance materials, equipment and services.
OTHER PUBLIC BOARD MEMBERSHIPS:
• Nordson Corporation
• Lincoln Electric
QUALIFICATIONS:
The Board nominated Mr. Hilton as a director because of his leadership experience and expertise in global operations, business to business marketing, and oversight of large and diverse business units, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Mr. Hilton has leadership experience as a Chief Executive Officer of a global public company. He also has experience as a director on two global public company boards, including serving on audit and governance committees.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Hilton's nomination, the Board considered Mr. Hilton's current role as CEO of another public company and service on the board of his company and one other public company. Mr. Hilton was renominated based on his qualifications listed above, his valuable, significant contributions to the Board and Company and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: July 2012
Committees: - Compensation - Corporate Governance & Nominating
Age: 63

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Election of Directors

Tamara L. Lundgren

CURRENT PRINCIPAL OCCUPATION:
Ms. Lundgren serves as President and Chief Executive Officer of Schnitzer Steel Industries, Inc., a position she has held since 2008. Schnitzer Steel is one of the largest manufacturers and exporters of recycled ferrous metal products in the United States with $1.5 billion in annual revenue and more than 100 operating facilities in the United States, Puerto Rico and Canada.

DESCRIPTION OF BUSINESS EXPERIENCE:
Ms. Lundgren joined Schnitzer Steel in 2005 as Chief Strategy Officer and subsequently served as Executive Vice President and Chief Operating Officer from 2006 until 2008. Prior to joining Schnitzer Steel, Ms. Lundgren was a managing director at JP Morgan Chase in London and managing director at Deutsche Bank AG in New York and London. Before joining Deutsche Bank, Ms. Lundgren was a partner at the law firm of Hogan & Hartson, LLP in Washington D.C.

OTHER PUBLIC BOARD MEMBERSHIPS:
 • Schnitzer Steel Industries
OTHER RELEVANT EXPERIENCE:
 • Member of the Board of Directors of Federal Reserve Bank of San Francisco
 • Executive Committee member of the U.S. Chamber of Commerce
QUALIFICATIONS:
The Board nominated Ms. Lundgren as a director because of her leadership experience and expertise in global operations, strategy, finance and corporate law, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Ms. Lundgren has leadership experience as President and Chief Executive Officer of a global public company. She also has experience as a director on a global public company board.
The Board has determined that Ms. Lundgren qualifies as an audit committee financial expert.
Consistent with our policies and practices related to director service, in making a determination as to Ms. Lundgren's nomination, the Board considered Ms. Lundgren's current role as CEO of another public company and service on the board of her company. Ms. Lundgren was renominated based on her qualifications listed above, her valuable, significant contributions to the Board and Company and her demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: October 2012
Committees: - Audit - Corporate Governance & Nominating
Age: 60

Luis P. Nieto, Jr.

DESCRIPTION OF BUSINESS EXPERIENCE:
Mr. Nieto served as President of the Consumer Foods Group for ConAgra Foods Inc. from 2007 until he retired in 2009.
Mr. Nieto joined ConAgra in 2005 and held various leadership positions, including President of the Meats Group and Refrigerated Foods Group. ConAgra is one of the largest packaged food companies in North America. Prior to joining ConAgra, Mr. Nieto was President and Chief Executive Officer of the Federated Group, a leading private label supplier to the retail grocery and foodservice industries, from 2002 to 2005. From 2000 to 2002, he served as President of the National Refrigerated Products Group of Dean Foods Company. Prior to joining Dean Foods, Mr. Nieto held positions in brand management and strategic planning with Mission Foods, Kraft Foods and the Quaker Oats Company. Mr. Nieto is the President of Nieto Advisory LLC, a consulting firm and is affiliated with Akoya Capital Partners.
OTHER PUBLIC BOARD MEMBERSHIPS:
 • AutoZone, Inc.
QUALIFICATIONS:
The Board nominated Mr. Nieto as a director because of his leadership experience and expertise in finance, operations, supply chains, brand management, marketing and strategic planning, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Mr. Nieto has leadership experience in positions of executive oversight and senior management at a global public company. He also has experience as a director on a global public company board, including serving on audit and governance committees.
The Board has determined that Mr. Nieto qualifies as an audit committee financial expert.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Nieto's nomination, the Board considered Mr. Nieto's current service on the board of another public company. Mr. Nieto was renominated based on his qualifications listed above, his valuable, significant contributions to the Board and Company and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: February 2007
Committees: - Audit - Finance (Chair)
Age: 62

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Election of Directors

David G. Nord

CURRENT PRINCIPAL OCCUPATION:
Mr. Nord serves as Chairman, President and Chief Executive Officer of Hubbell Incorporated, an international manufacturer of electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications with $3.5 billion in annual revenue. Mr. Nord has held this position since May 2014, and prior to that served as President and Chief Executive Officer of Hubbell since January 2013.
DESCRIPTION OF BUSINESS EXPERIENCE:
Mr. Nord joined Hubbell in 2005 as Senior Vice President and Chief Financial Officer, and subsequently served as President and Chief Operating Officer from 2012 to 2013. Prior to joining Hubbell, Mr. Nord held various senior financial positions at United Technologies Corporation, including Vice President and Controller as well as Vice President of Finance and Chief Financial Officer of Hamilton Sundstrand Corporation, one of its principal subsidiaries.
OTHER PUBLIC BOARD MEMBERSHIPS:
 • Hubbell Incorporated
QUALIFICATIONS:
The Board nominated Mr. Nord as a director because of his leadership experience, expertise in global operations and strong financial acumen, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Mr. Nord has leadership experience as President and CEO of a global public company. He also has experience as a director on a global public company board.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Nord's nomination, the Board considered Mr. Nord's current role as CEO of another public company and service on the board of his company. Mr. Nord was nominated based on his qualifications listed above and his willingness and ability to commit adequate time and attention to all Board matters.

Director since: March 2018
Committees: - Compensation - Finance
Age: 60

Robert E. Sanchez

CURRENT PRINCIPAL OCCUPATION:
Mr. Sanchez currently serves as Chair and Chief Executive Officer of Ryder System, Inc.
DESCRIPTION OF BUSINESS EXPERIENCE:
Mr. Sanchez was appointed Chair of Ryder's Board in May 2013. He was appointed President and Chief Executive Officer in January 2013, at which time he was also elected to Ryder's Board. Mr. Sanchez joined Ryder in 1993 and has served in positions of increasing responsibility, including a broad range of leadership positions in Ryder's business segments. Mr. Sanchez served as President and Chief Operating Officer from February 2012 to December 2012. Prior to that position, he served as President of Global Fleet Management Solutions, Ryder's largest business segment, from September 2010 to February 2012. Mr. Sanchez also served as Executive Vice President and Chief Financial Officer from October 2007 to September 2010; as Executive Vice President of Operations, U.S. Fleet Management Solutions from October 2005 to October 2007; and as Senior Vice President and Chief Information Officer from January 2003 to October 2005. Mr. Sanchez has been a member of Ryder's Executive Leadership team since 2003.
OTHER PUBLIC BOARD MEMBERSHIPS:
 • Texas Instruments
OTHER RELEVANT EXPERIENCE:
 • Member of the Board of Directors of the Truck Renting and Leasing Association
QUALIFICATIONS:
The Board nominated Mr. Sanchez as a director because of his leadership experience and expertise in transportation, supply chains/logistics, global operations, finance and information technology, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Mr. Sanchez serves as Ryder's Board Chair and Chief Executive Officer. He has leadership experience based on years of broad-based, diverse senior management experience at Ryder, including serving as President and Chief Operating Officer, Division President of Ryder's largest business segment, Chief Financial Officer and Chief Information Officer. He also has experience as a director on a global public company board, including serving as compensation committee chair.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Sanchez's nomination, the Board considered Mr. Sanchez's current role as CEO of Ryder and service on the board of another public company. Mr. Sanchez was renominated based on his qualifications listed above, his valuable, significant contributions to the Board and Company and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: January 2013
Board Chair
Age: 52

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Election of Directors

Abbie J. Smith

CURRENT PRINCIPAL OCCUPATION:
Ms. Smith serves as the Boris and Irene Stern Distinguished Service Professor of Accounting at the University of Chicago Booth School of Business.
DESCRIPTION OF BUSINESS EXPERIENCE:
Ms. Smith joined the faculty of the University of Chicago Booth School of Business in 1980 upon completion of her Ph.D. in Accounting at Cornell University. The primary focus of her research is corporate restructuring, transparency and corporate governance. She was nominated for a 2005 Smith Breeden Prize for her publication in The Journal of Finance and has received a Marvin Bower Fellowship from the Harvard Business School, a McKinsey Award for Excellence in Teaching and a GE Foundation Research Grant.
OTHER PUBLIC BOARD MEMBERSHIPS:
 • Dimensional Investment Group Inc.
 • DFA Investment Dimensions Group Inc.
 • HNI Corporation
OTHER RELEVANT EXPERIENCE:
• Trustee of certain Chicago-based UBS Funds
QUALIFICATIONS:
The Board nominated Ms. Smith as a director because of her leadership experience and expertise in business, accounting and corporate governance, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Ms. Smith has an accomplished educational background with extensive academic and teaching experience in business, accounting and corporate governance. She also has experience as a director on global public company boards, including serving as lead independent director and member of audit and governance committees.
The Board has determined that Ms. Smith qualifies as an audit committee financial expert.
Consistent with our policies and practices related to director service, in making a determination as to Ms. Smith's nomination, the Board considered Ms. Smith's current role as a professor of a distinguished university and service on the board of three other public companies. Ms. Smith was renominated based on her qualifications listed above, her valuable, significant contributions to the Board and Company and her demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: July 2003
Committees: - Audit - Finance
Age: 64

E. Follin Smith

DESCRIPTION OF BUSINESS EXPERIENCE:
Until May 2007, Ms. Smith served as the Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Constellation Energy Group, Inc., then the nation's largest competitive supplier of electricity to large commercial and industrial customers and the nation's largest wholesale power seller. Ms. Smith joined Constellation Energy Group as Senior Vice President, Chief Financial Officer in June 2001 and was appointed Chief Administrative Officer in December 2003.
Before joining Constellation Energy Group, Ms. Smith was Senior Vice President and Chief Financial Officer of Armstrong Holdings, Inc., the global leader in hard-surface flooring and ceilings. Prior to joining Armstrong, Ms. Smith held various senior financial positions with General Motors, including Chief Financial Officer for General Motors’ Delphi Chassis Systems division.
OTHER PUBLIC BOARD MEMBERSHIPS:
 • A past director of Kraft Foods Group (until July 2015)
 • A past director of Discover Financial Services (until May 2014)
QUALIFICATIONS:
The Board nominated Ms. Smith as a director based on her leadership experience and expertise in finance, human resources, risk management, legal and information technology, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Ms. Smith has leadership experience serving as Chief Financial Officer and Chief Administrative Officer of global public companies. She also has experience as a director on other global public company boards, including serving on audit, governance and risk committees.
Consistent with our policies and practices related to director service, in making a determination as to Ms. Smith's nomination, the Board considered Ms. Smith's past experience as a CFO and service on other company boards. Ms. Smith was renominated based on her qualifications listed above, her valuable, significant contributions to the Board and Company and her demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: July 2005
Committees: - Compensation (Chair) - Corporate Governance & Nominating
Age: 58

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Election of Directors

Dmitri L. Stockton

DESCRIPTION OF BUSINESS EXPERIENCE:
Mr. Stockton most recently served as Senior Vice President and Special Advisor to the Chairman of General Electric Company (GE) from 2016 until his retirement in 2017. GE is a multinational industrial company that provides power and water, aviation, oil and gas, healthcare, appliances and lighting, energy management, transportation and financial services.
Mr. Stockton joined GE in 1987 and held various positions of increasing responsibility during his 30 year tenure. From 2011 to 2016, Mr. Stockton served as Chairman, President and Chief Executive Officer of GE Asset Management, a global asset management company affiliated with GE, and as Senior Vice President of GE. From 2008 to 2011, he served as President and Chief Executive Officer for GE Capital Global Banking and Senior Vice President of GE in London, UK. He previously also served as President and Chief Executive Officer for GE Consumer Finance for Central and Eastern Europe.
OTHER PUBLIC BOARD MEMBERSHIPS:
 • Deere & Company
 • Target Corporation
QUALIFICATIONS:
The Board nominated Mr. Stockton as a director because of his leadership experience and his expertise in risk management, governance, finance and asset management, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Mr. Stockton also has leadership experience in positions of executive oversight and senior management from his tenure at GE, as well as experience as a director on public company boards.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Stockton's nomination, the Board considered Mr. Stockton's current service on the Board of two other public companies. Mr. Stockton was nominated based on his qualifications listed above and his willingness and ability to commit adequate time and attention to all Board matters.

Director since: March 2018
Committees: - Compensation - Finance
Age: 53

Hansel E. Tookes, II

DESCRIPTION OF BUSINESS EXPERIENCE:
Mr. Tookes served as President of Raytheon International until he retired from Raytheon Company in December 2002.
Mr. Tookes joined Raytheon in September 1999 as President and Chief Operating Officer of Raytheon Aircraft Company. He was appointed Chief Executive Officer in January 2000, Chairman in August 2000 and became President of Raytheon International in May 2001. Prior to joining Raytheon in 1999, Mr. Tookes served as President of Pratt & Whitney's Large Military Engines Group since 1996. He joined Pratt & Whitney's parent company, United Technologies Corporation, in 1980. Mr. Tookes was a Lieutenant Commander and military pilot in the U.S. Navy and later served as a commercial pilot with United Airlines.
OTHER PUBLIC BOARD MEMBERSHIPS:
• Corning Incorporated
• Harris Corporation
• NextEra Energy, Inc. (formerly FPL Group, Inc.)
QUALIFICATIONS:
The Board nominated Mr. Tookes as a director because of his leadership experience and expertise in global operations, the transportation industry, the U.S. military and government contracting, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Mr. Tookes has leadership experience in positions of executive oversight and senior management at global public companies. He also has experience as a director on global public company boards, including serving as governance committee chair and member of audit, compensation, finance and executive committees.
The Board has determined that Mr. Tookes qualifies as an audit committee financial expert.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Tookes' nomination, the Board considered Mr. Tookes' current service on the board of three other public companies. Mr. Tookes was renominated based on his qualifications listed above, his valuable, significant contributions to the Board and Company and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: September 2002 Lead Independent Director
Committees: - Audit - Corporate Governance & Nominating (Chair)
Age: 70

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Corporate Governance

CORPORATE GOVERNANCE
We maintain a Governance page in the Investors area of our website at http://investors.ryder.com, which includes our Corporate Governance Guidelines and the following additional materials relating to corporate governance:

•	Principles of Business Conduct

•	Committee charters

•	Board - background and experience

•	Board committees - current members

•	How to contact our directors
The Corporate Governance Guidelines set forth our governance principles relating to, among other things:

•	The Board's annual strategic direction review

•	Director independence (including our director independence standards)

•	Director qualifications and responsibilities

•	Board and leadership structure; director resignation policy

•	Director compensation

•	CEO and senior management succession

•	CEO evaluation and compensation

•	Board and committee evaluations
The Principles of Business Conduct apply to our officers, employees and Board members and cover all areas of professional conduct including conflicts of interest, confidentiality, compliance with law and mechanisms to report known or suspected wrongdoing. Any changes to these documents will be posted on our website. Any waivers to our Principles of Business Conduct for Board members or our executive officers granted by the Governance Committee will be posted on our website or disclosed in a public filing made with the Securities and Exchange Commission (SEC).

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Board of Directors

BOARD OF DIRECTORS

Director Independence
11 of the 12 Directors are Independent
Independence
It is our policy that a substantial majority of the members of our Board and all of the members of our Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Finance Committee qualify as independent under the New York Stock Exchange (NYSE) corporate governance listing standards.
To assist in making independence determinations, our Board has adopted director independence standards, which are included as part of our Corporate Governance Guidelines and are available on our Investors website at http://investors.ryder.com. Our director independence standards set forth certain transactions or relationships that the Board has determined will not, by themselves, be deemed to create a material relationship for the purpose of determining director independence. However, the Board will consider all relationships and transactions with our directors, even those that meet these standards, to determine whether the particular facts or circumstances of the relationship or transaction would impair the director's independence.
2018 Independence Review
In preparation for our 2018 Annual Meeting, the Board undertakes an annual review of director independence, which includes a review of each director’s responses to questionnaires asking about any and all relationships with the Company. This review is performed in accordance with our Corporate Governance Guidelines and is designed to identify and evaluate any transactions or relationships between a director or any member of his or her immediate family and us or members of our senior management.
In the ordinary course of business, transactions may occur between us and entities with which some of our directors are or have been affiliated. In connection with its evaluation of director independence, our Board identified and reviewed several transactions that occurred during 2017 between us and companies where our directors or family members of our directors serve as executive officers.
Specifically, Mr. Eck, Mr. Hilton and Ms. Lundgren serve as executives of companies that lease vehicles or receive other services from us, or provide services or products to us, such as maintenance equipment or parts. We reviewed each of these commercial relationships and found that all transactions between us and the relevant companies were made in the ordinary course of business and negotiated at arm’s length. Furthermore, each of these commercial relationships was below the threshold set forth in our director independence standards (i.e., one percent of such other company’s consolidated gross revenues for such year or $1 million, whichever is greater). As a result, our Board determined that none of these commercial relationships impaired the independence of the relevant director.
Additionally, the Board reviewed charitable donations and contributions made by the Company to tax-exempt organizations where our directors serve as a trustee or director. Specifically, Ms. Lundgren serves on the board of a tax-exempt organization to which the Company makes or has made contributions. We reviewed this relationship and found that all contributions made by the Company were made in the ordinary course, at arm’s length and consistent with our policies and procedures. Furthermore, this relationship was below the threshold set forth in our director independence standards (i.e., one percent of such organization’s consolidated gross revenues for such year or $250,000, whichever is greater). As a result, our Board determined that this relationship does not impair Ms. Lundgren's independence.
Based on its independence review and after considering the transactions described above, the Board determined that each of the following directors (which together constitute all members of the Board other than Mr. Sanchez) is independent: John M. Berra, Robert J. Eck, Robert A. Hagemann, Michael F. Hilton, Tamara L. Lundgren, Luis P. Nieto, Jr., David G. Nord, Abbie J. Smith, E. Follin Smith, Dmitri L. Stockton and Hansel E. Tookes, II. No family relationships exist among our directors and executive officers.

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Board of Directors

SHAREHOLDER ENGAGEMENT AND COMMUNICATIONS WITH THE BOARD
Shareholder Engagement. Our Board and management are committed to engaging with our shareholders and obtaining their views and input on performance, governance, executive compensation and any other matters important to our shareholders.
Board-Driven Engagement and Board Reporting. Our Governance Committee oversees the shareholder engagement process and reviews and assesses shareholder input. As part of this process, the Committee regularly provides updates to the full Board on shareholder engagement efforts and feedback.
Year-Round Engagement. Ryder conducts routine shareholder outreach, so that the Board and Company remain informed on the issues that our shareholders tell us matter most to them. Annually, we reach out to our top 50% (or more) of shareholders to discuss Ryder's corporate governance and compensation profile and any other shareholder concerns. We reach out to our top shareholders to gain feedback prior to making any material compensation or governance changes and when we are considering whether to support or enact provisions requested in a shareholder proposal.
Engagement Participants. Our Board Chair and CEO, Chief Legal Officer and Corporate Secretary, and/or Vice President of Corporate Strategy and Investor Relations participate in regular meetings with shareholders. When appropriate, other Board members, including our Lead Independent Director, Governance Committee Chair and other Committee Chairs, also participate in the meetings. For instance, in 2017, our Lead Independent Director and Governance Committee Chair and Compensation Committee Chair participated in the shareholder engagement meetings when we were considering material governance changes requested by shareholders as well as changes to our executive compensation program.
Transparency and Informed Governance Enhancements. Our Governance Committee and full Board regularly review our governance practices and policies with an eye towards continual improvement. In addition to considering shareholder feedback obtained through our engagement process, our Board regularly reviews the voting results of our shareholder meetings, governance and proxy voting policies of our shareholders who publish their policies, other published materials reflecting shareholder views, governance practices of our peers and other companies similar in size to Ryder, and current trends in corporate governance.

Summary of Ryder's 2017 Shareholder Engagement
▶	During the summer and fall of 2017, we sought feedback from shareholders holding over 77% of our shares, including our top 50 shareholders, on Ryder's governance and compensation profile.
▶	We received substantive feedback from shareholders holding nearly 53% of our shares.
▶	These meetings were in addition to over a hundred other meetings and discussions that management and investor relations held with shareholders since the 2017 Annual Meeting.
▶	Overall, we received positive feedback from the shareholders who engaged with us regarding our strategy and management team as well as other disclosure around our executive compensation program.

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Board of Directors

Actions Taken as a Result of Our Shareholder Engagement
▶	Proposed for a vote at the 2018 Annual Meeting an amendment to our Restated Articles of Incorporation and By-Laws to provide shareholders with the right to act by written consent.
▶	Commenced annual elections for all directors beginning in 2018.
▶	Moved to three-year performance periods and fixed three-year targets in the Long Term Incentive Plan ("LTIP") beginning with 2018 awards.
▶	Implemented a balanced proxy access right in 2016.
▶	Adopted double-trigger vesting upon a change of control in our Equity Plan in 2016 (eliminating our single-trigger vesting provisions).
▶
Eliminated supermajority voting provisions regarding removal of directors, amendment of certain provisions of our Articles of Incorporation and By-Laws and approval of certain business combinations with interested shareholders.

▶	Began disclosing our political contributions policy and annual direct corporate contributions to political candidates on our website.
▶	Periodically updated our corporate sustainability report.
▶	Commenced disclosure of carbon emissions and energy data through the Carbon Disclosure Project.
Shareholder Communications with the Board. Shareholders and other interested parties can communicate with our independent directors as a group through an external toll-free hotline number at 1-800-815-2830 (7 days a week/24 hours a day), through the Governance page in the Investors area of our website at http://investors.ryder.com, or by mailing their communication to: Independent Directors, c/o Corporate Secretary, Ryder System, Inc., 11690 N.W. 105th Street, Miami, Florida 33178. Any communications received from interested parties in the manners described above will be collected and organized by our Corporate Secretary and will be periodically, and in any event prior to each regularly-scheduled Board meeting, reported and/or delivered to our independent directors. The Corporate Secretary will not forward spam, junk mail, mass mailings, service complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate materials to the independent directors. Correspondence relating to some of these matters, such as service issues, may be distributed internally for review and possible response. The procedures for communicating with our independent directors as a group are available in the Investors area of our website at http://investors.ryder.com, on the Governance page.
Our Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding questionable accounting, internal control, financial improprieties or auditing matters. Any of our employees or members of the general public may communicate concerns about any of these matters confidentially to any supervisor or manager, the Chief Legal Officer, the Vice President of Internal Audit or the Chief Compliance Officer, or on a confidential and/or anonymous basis by way of a third party toll-free hotline number (1-800-815-2830), web-based portal (https://ryder.alertline.com), e-mail (ethics@ryder.com), or via e-mail to members of our Audit Committee (audit@ryder.com). All of these reporting mechanisms are publicized in the Investors area of our website at http://investors.ryder.com, in our Principles of Business Conduct, through in person and on-line compliance training, and location posters. Upon receipt of a complaint or concern, a determination will be made whether it pertains to accounting, internal control, financial improprieties or auditing matters and, if it does, it will be handled in accordance with the procedures established by the Audit Committee. A summary of all complaints of whatever type received through the reporting mechanisms are reported to the Audit Committee at each regularly-scheduled Audit Committee meeting. Matters requiring immediate attention are promptly forwarded to the Chair of the Audit Committee.

BOARD MEETINGS
The Board held six regular meetings and one special meeting in 2017. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and committees on which the director served in 2017, with the exception of Messrs. Nord and Stockton who were appointed to the Board effective March 1, 2018. Our independent directors meet in outside directors session without management present as part of each regularly-scheduled Board meeting. Our Lead Independent Director presides over these outside directors sessions.
We expect our directors to attend our Annual Meeting of Shareholders. All of our directors attended the 2017 Annual Meeting, with the exception of Messrs. Nord and Stockton who were appointed to the Board after the 2017 Annual Meeting.

BOARD LEADERSHIP STRUCTURE
Ryder combines the positions of CEO and Board Chair. Ryder believes that the CEO, as a Company executive, is in the best position to fulfill the Chair’s responsibilities, including those related to identifying emerging issues facing Ryder, communicating essential information to the Board about Ryder’s performance and strategies, and proposing agendas for the Board.
Ryder believes that its Board leadership structure is enhanced by the independent leadership provided by our Lead Independent Director. The Board has developed the role of a strong Lead Independent Director to facilitate and strengthen the Board’s

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Board of Directors

independent oversight of Company performance, strategy and succession planning, and uphold effective governance standards. Ryder’s Corporate Governance Guidelines establish that the Board members shall appoint a Lead Independent Director every five years, although the Board has discretion to deviate from this cycle when it determines it is in the best interests of the Company to do so. Our current Lead Independent Director is Hansel E. Tookes, II, who has served in the position since 2015. The Lead Independent Director’s duties include the following:

Lead Independent Director Duties and Practices
▶	Presides at all meetings of the Board at which the Chair is not present, including outside directors sessions of the independent directors (which are held at every regular meeting)
▶	Serves as the liaison between the CEO/Chair and the independent directors and works with the Chair to make sure that all director viewpoints are considered and that decisions are appropriately made
▶	Serves as the liaison between the Board and management to ensure the Board obtains the materials and information it needs
▶	Requests and previews information sent to the Board, as necessary
▶	Develops meeting agendas for the Board, in collaboration with the Chair and Chief Legal Officer, to ensure that topics requested by the independent directors are included
▶	Has authority to call meetings of the independent directors
▶	Is available for consultation and direct communication with shareholders to discuss concerns and expectations, upon request
▶	Engages with other independent directors to identify matters for discussion at outside directors sessions
▶	Oversees annual CEO evaluation
▶	In addition, our Lead Independent Director, who also serves as our Governance Committee Chair, oversees the Board’s annual evaluation process and the search process for new director candidates

BOARD COMMITTEES
The Board has four standing committees: Audit, Compensation, Corporate Governance and Nominating and Finance. All of the committees are composed entirely of independent directors who meet in outside directors session without management present as part of each regularly-scheduled committee meeting. Each committee evaluates its performance annually. The tables below provides current membership and 2017 meeting information for each committee:
We have adopted written charters that set forth each committee’s responsibilities and provide for periodic review of each charter and annual evaluation of each committee’s performance. The charters grant each committee the authority to obtain the advice and assistance of, and receive appropriate funding from us for, outside legal, accounting or other advisors as a committee deems necessary to fulfill its obligations. The specific powers and responsibilities of the committees are set forth in more detail in their charters, which are available on the Governance page in the Investors area of our website at http://investors.ryder.com.
At the end of each year, the committees review and approve agenda schedules for the following year. The agenda schedules outline the various topics the committees will consider during the year to ensure they adequately fulfill their committee charter responsibilities. The committees consider other topics during the year as needed to fulfill their responsibilities. Our Chief Legal Officer works closely with the Board Chair, Lead Independent Director and Committee Chairs to ensure that information presented to the committees with respect to items discussed and/or approved is clear and comprehensive.

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Audit Committee

AUDIT COMMITTEE
Members

Robert A. Hagemann (Chair)	Tamara L. Lundgren	Luis P. Nieto, Jr.	Abbie J. Smith	Hansel E. Tookes, II

Key Responsibilities
▶	Appointing, overseeing and determining the compensation and independence of our independent registered certified public accounting firm
▶	Approving the scope of the annual audit and the related audit fees
▶	Reviewing the scope of internal audit's activities and performance of the internal audit function
▶	Reviewing and discussing the adequacy and effectiveness of internal control over financial reporting with internal audit and the independent registered certified public accounting firm
▶	Overseeing investigations into accounting and financial complaints and Ryder's global compliance program
▶	Reviewing audit results, financial disclosures and earnings guidance
▶	Reviewing, discussing and overseeing the process by which the Company assesses and manages risk
▶	Reviewing and overseeing matters relating to accounting, auditing and financial reporting practices and policies

Independence and Financial Expertise
▶	All members are independent
▶	All members are financial experts
Audit Committee Processes and Procedures
Meetings. Our Chief Financial Officer, Controller, Vice President of Internal Audit, Chief Legal Officer, Chief Compliance Officer and representatives of our independent registered certified public accounting firm participate in Audit Committee meetings, as necessary and appropriate, to assist the Audit Committee in its discussion and analysis of the various agenda items. The Audit Committee also meets regularly in executive session with our Chief Financial Officer, Vice President of Internal Audit, Controller, Chief Compliance Officer, Chief Legal Officer and representatives of our independent registered certified public accounting firm.
Independence and Financial Expertise
The Board reviewed the background, experience and independence of each of the Audit Committee members based in part on the directors’ responses to a questionnaire relating to their relationships, background and experience. Based on this review, the Board determined that each member of the Audit Committee:

•	meets the independence requirements of the NYSE’s corporate governance listing standards and our director independence standards;

•	meets the enhanced independence standards for audit committee members required by the SEC;

•	is financially literate, knowledgeable and qualified to review financial statements; and

•	qualifies as an “audit committee financial expert” under SEC rules.

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Compensation Committee

COMPENSATION COMMITTEE
Members

E. Follin Smith (Chair)	John M. Berra	Robert J. Eck	Michael F. Hilton	David G. Nord*	Dmitri L. Stockton*

Key Responsibilities
▶	Overseeing, reviewing and approving our executive and director compensation plans, policies and programs
▶	Considering industry trends, benchmark data and whether compensation actions support key business objectives and pay for performance philosophy
▶	Approving compensation actions for direct reports to the CEO and recommending compensation actions for the CEO for consideration by the independent directors
▶
Reviewing and discussing the results of the shareholder advisory vote on executive compensation (and the frequency of such vote) and considering whether to recommend any adjustments to policies and practices based on the vote results

▶	Reviewing and assessing compensation policies from a risk management perspective
▶	Overseeing the preparation of the Compensation Discussion and Analysis and determining whether to recommend it for inclusion in this proxy statement
Independence
▶	All members are independent
*Messrs. Nord and Stockton became members of the Compensation Committee when they were appointed to the Board on March 1, 2018.
Compensation Committee Processes and Procedures
Meetings. The Chief Human Resources Officer, Vice President - Compensation and Benefits, Vice President and Deputy General Counsel, and, when requested, the CEO, participate in Compensation Committee meetings, as necessary and appropriate, to assist the Compensation Committee in its discussion and analysis of the various agenda items. These individuals are generally excused from the meetings as appropriate, including for discussions regarding their own compensation.
Authority, Role of Management and Delegation. The Compensation Committee is responsible for reviewing and approving all components of our executive compensation program as well as the compensation program for our Board. New executive compensation plans and programs must be approved by the full Board based on recommendations made by the Compensation Committee. The Compensation Committee, with input from the CEO, is responsible for setting the compensation of all other NEOs. Our independent directors, acting as a group, are responsible for setting CEO compensation based on recommendations from the Compensation Committee. Pursuant to the terms of its charter, the Compensation Committee may delegate all or a portion of its responsibilities relating to retirement plans to the Company's Retirement Committee. For additional discussion of the Compensation Committee's processes and procedures for the consideration and determination of executive compensation, please see the discussion under “Compensation Setting Process” in our Compensation Discussion and Analysis on page 40 of this proxy statement.
Use of Compensation Consultants.    The Compensation Committee has authority to retain compensation consultants, outside legal counsel and other advisors to assist it in fulfilling its responsibilities. During 2017, the Committee again retained Frederic W. Cook & Co., Inc. to serve as its independent compensation consultant. For further discussion of the role that Frederic W. Cook & Co., Inc. played in assisting the Committee in making executive compensation decisions during 2017, please see the discussion under “Compensation Setting Process” in our Compensation Discussion and Analysis on page 40 of this proxy statement.
Compensation Committee Interlocks and Insider Participation.    During the fiscal year ended December 31, 2017, John M. Berra, Robert J. Eck, Michael F. Hilton and E. Follin Smith served as Compensation Committee members. None of these directors was, during 2017, an officer or employee of Ryder, or was formerly an officer of Ryder. There were no transactions in 2017 between us and any directors who served as Compensation Committee members for any part of 2017 that would require disclosure by Ryder under SEC rules requiring disclosure of certain relationships and related party transactions.
Independence
The Board reviewed the background, experience and independence of each of the Compensation Committee members based in part on the directors’ responses to a questionnaire relating to their relationships, background and experience. Based on this review, the Board determined that each member of the Compensation Committee meets the independence requirements of the NYSE’s corporate governance listing standards, including the additional independence requirements specific to compensation committee members, and our director independence standards.

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Corporate Governance and Nominating Committee

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
Members

Hansel E. Tookes, II (Chair)	Michael F. Hilton	Tamara L. Lundgren	E. Follin Smith

Key Responsibilities
▶	Identifying and recommending qualified individuals to serve as directors
▶	Reviewing the qualifications of director candidates, including those recommended by our shareholders pursuant to our By-Laws
▶	Recommending to the Board the nominees to be proposed by the Board for election as directors at our Annual Meeting of Shareholders
▶	Recommending the size, structure, composition and functions of Board committees
▶	Reviewing and recommending changes to the charters of each committee of the Board
▶	Designing and overseeing the Board and committee evaluation processes as well as the annual CEO evaluation process
▶	Reviewing and recommending changes to our Corporate Governance Guidelines and Principles of Business Conduct and overseeing and approving governance practices of the Company and Board
▶	Reviewing and overseeing the process by which the Board identifies and prepares for a crisis
▶	Overseeing the Company's charitable contributions, government relations, environmental and safety performance, and diversity efforts

Independence
▶	All members are independent
Corporate Governance and Nominating Committee Processes and Procedures
Meetings. Our Chief Legal Officer and, when requested, our CEO, participate in Governance Committee meetings, as necessary and appropriate, to assist the Governance Committee in its discussion and analysis of the various agenda items.
Board Succession Process for Directors
Our Governance Committee seeks to build and maintain an experienced, effective, well-rounded and diverse Board exemplifying sound judgment and integrity that operates collaboratively. Below is a summary of our process for identifying director candidates:
Identifying and recommending individuals for nomination, election or re-election to our Board is a principal responsibility of our Governance Committee. The Governance Committee carries out this function through an ongoing, year-round process, which includes the annual evaluation of our Board and committees. Each director candidate is evaluated by the Governance Committee based on his or her individual merits, taking into account our Company's needs and the composition of our Board.

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Corporate Governance and Nominating Committee

The Governance Committee will seek to identify individuals who would qualify as independent under applicable NYSE listing standards and our director independence standards, and who are independent of any particular constituency. The Governance Committee may, based on the composition of the Board, seek individuals who have specialized skills or expertise, experience as a leader of another public company or major complex organization, or relevant industry experience. The Governance Committee also focuses on what skills are beneficial for service on each committee and for key Board positions, such as Lead Independent Director and Committee Chairs. Annually, the Governance Committee reviews Board and committee composition and conducts a succession planning process to fill, rotate and refresh those positions.

In identifying individuals to nominate for election to our Board, the Governance Committee seeks candidates who:
▶	have a high level of personal integrity and exercise sound business judgment
▶	are highly accomplished, with superior credentials, recognition and/or strong senior leadership experience in their respective fields
▶	have relevant expertise and experience that is valuable to the business of the Company and its long-term strategy, goals and initiatives
▶	have an understanding of, and concern for, the interests of our shareholders
▶	have sufficient time to devote to fulfilling their obligations as directors
Board Composition Matrix. The Governance Committee uses a Board Composition Matrix to identify the current skills, experience, expertise and diversity on the Board, and ensure all desired traits are represented by the current Board members. When identifying desired director candidate traits, the Governance Committee seeks out areas that may become underrepresented as a result of Board turnover or where additional skills would enhance the Board's composition. The Governance Committee reviews and updates the Matrix on an ongoing basis, with individual input from all directors, as needed.
Retention of Experienced Director Search Firms. Generally, the Governance Committee identifies individuals for service on our Board through the Governance Committee’s retention of experienced director search firms that use their extensive resources and networks to find qualified individuals who meet the qualifications established by the Board. The Governance Committee will also consider qualified candidates who are proposed by other members of the Board, our senior management and, to the extent submitted in accordance with the procedures described below, our shareholders. The Governance Committee will not consider a director candidate unless the candidate has expressed his or her willingness to serve on the Board if elected.
Diversity. The Governance Committee seeks qualified candidates who will assist in making the Board diverse. Ryder believes that a diverse group of directors brings a broader range of experiences to the Board and generates a greater variety of innovative ideas and perspectives, and, therefore, is in a better position to make complex decisions. In addition, Ryder believes its shareholders appreciate a diverse Board, which is more reflective of the overall investment community and markets we and our customers serve. Currently, seven of twelve directors are women or minorities.
Shareholders Recommending a Director Candidate to the Governance Committee. If a shareholder would like to recommend a director candidate to the Governance Committee, he or she must deliver to the Governance Committee the same information and statement of willingness to serve as described above. In addition, the recommending shareholder must deliver to the Governance Committee a representation that the shareholder owns shares of our common stock and intends to continue holding those shares until the relevant Annual Meeting of Shareholders, as well as a representation regarding the shareholder’s direct and indirect relationship to the suggested candidate. This information should be delivered to us at:
11690 N.W. 105th Street
Miami, Florida 33178
Attention: Corporate Secretary
This information must be delivered to the Governance Committee no earlier than 120 days and no later than 90 days prior to the one-year anniversary of the date of the prior year’s Annual Meeting of Shareholders. Any candidates properly recommended by a shareholder will be considered and evaluated in the same way as any other candidate submitted to the Governance Committee.
Upon receipt of this information, the Governance Committee will evaluate and discuss the candidate’s qualifications, skills and characteristics in light of the current composition of the Board. The Governance Committee may request additional information from the recommending party or the candidate in order to complete its initial evaluation. If the Governance Committee determines that the individual would be a suitable candidate to serve as one of our directors, the candidate will be asked to meet with members of the Governance Committee, members of the Board and/or members of senior management, including in each case, our CEO, to discuss the candidate’s qualifications and ability to serve on the Board. Based on the Governance Committee’s discussions and the results of these meetings, the Governance Committee will recommend nominees for election to the Board and

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Corporate Governance and Nominating Committee

the Board will nominate a slate of directors for election by our shareholders at our Annual Meeting (or, if filling a vacancy between Annual Meetings, the Board will elect a nominee to serve on the Board). Pursuant to our Corporate Governance Guidelines, each incumbent director nominee must agree to tender his or her resignation for consideration by the Board if the director fails to receive the required number of votes for re-election in accordance with the By-Laws.
Shareholders Nominating a Director Candidate Through Proxy Access (for Inclusion in the Company's Proxy Materials). Our By-Laws provide for proxy access for director nominations by shareholders. A shareholder, or group of up to 25 shareholders, owning Ryder stock representing an aggregate of at least 3% of our outstanding shares continuously for at least three years, may nominate and include in Ryder's proxy materials director nominees constituting up to 20% of Ryder's Board or two directors, whichever is greater, provided that the shareholder(s) and nominee(s) satisfy the proxy access requirements set forth in our By-Laws, including Articles IV and V.
Shareholders Nominating a Director Candidate Without Using the Company's Proxy Materials. If a shareholder would like to nominate one or more directors for election at the Annual Meeting of Shareholders without involving the Governance Committee or following proxy access procedures, it must comply with all requirements set forth in our By-Laws, including Articles IV and V.
Board and Committee Evaluation Process. The Governance Committee has oversight of the annual Board and committee evaluation process and uses feedback from the results of the evaluation to identify directors currently serving on the Board to be renominated for election at the expiration of their terms. Each year, the Governance Committee, led by the Lead Independent Director/Governance Committee Chair, establishes the year's evaluation process, taking into account the Board's needs, how the evaluation was performed the previous year and input from other members of the Governance Committee. Currently, evaluations alternate each year between (i) open dialogue sessions in Board and committee outside directors sessions, where a list of potential topics is established and distributed to directors beforehand, and (ii) a written questionnaire, which includes open-ended questions to solicit feedback on Board and committee performance and opportunities for improvement.
The chart below summarizes the 2017 Board and committee evaluation process:
CEO Evaluation Process. The Governance Committee also oversees the annual CEO evaluation process, which is discussed in the "Evaluating Performance" section on page 40 of the Compensation Discussion and Analysis in this proxy statement.
Crisis Preparedness. Our Board has prepared a crisis preparedness plan for potential crises that could occur, which includes descriptions of potential triggering events, notification protocol, advance preparation, communication plans, resources and a summary of key considerations, implications and risks of each triggering event scenario. Our Governance Committee (in conjunction with the other committees, as necessary) oversees the crisis preparedness plan, and reviews and recommends updates and enhancements to the Board at least annually.

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Finance Committee Corporate Sustainability and Responsibility

FINANCE COMMITTEE
Members

Luis P. Nieto, Jr. (Chair)	John M. Berra*	Robert J. Eck	Robert A. Hagemann	David G. Nord**	Abbie J. Smith	Dmitri L. Stockton**

Key Responsibilities
▶	Reviewing our overall financial goals, liquidity position, arrangements and requirements
▶	Reviewing, approving and recommending certain capital expenditures, issuances of debt and equity securities, dividend policy, pension contributions and acquisitions
▶	Reviewing our relationships with rating agencies, banks and analysts, and reviewing our economic and insurance risk program and tax planning initiatives

Independence
▶	All members are independent
*Mr. Berra will be rotating to the Corporate Governance and Nominating Committee effective May 3, 2018.
**Messrs. Nord and Stockton became members of the Finance Committee when they were appointed to the Board on March 1, 2018.

Finance Committee Processes and Procedures
Meetings. Our Chief Financial Officer, Treasurer and other members of management including our Vice President of Investor Relations and Strategy, participate in Finance Committee meetings, as necessary and appropriate, to assist the Finance Committee in its discussion and analysis of the various agenda items.

CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Corporate responsibility and sustainability play an important role in our business strategy to create long-term value for our shareholders, customers and employees. We believe that strong environmental, social and governance (ESG) programs and practices are critical to attracting the best talent, executing on our strategy, maintaining a robust supplier base, and innovating to provide technically advanced and affordable products for our customers. We are focused on creating a diverse and inclusive workforce dedicated to our core values. We have built effective partnerships with our suppliers and customers. We also champion corporate citizenship programs that advance education, support military service members and their families, and partner with the local communities that we serve.

The Corporate Governance and Nominating Committee provides leadership and oversight of our ESG practices, including oversight of our policies and programs related to environmental sustainability, health and safety, government relations, diversity and inclusion, and charitable giving.

Environmental Sustainability. As an industry leader, we have the unique opportunity and ability to continually reduce the environmental impacts of our operations and those of the tens of thousands of customers we serve. Through our focus on the deployment of fuel efficient and alternative fuel vehicles, optimization of distribution networks, operation of energy-efficient warehouses and repair shops, reduction of greenhouse gas emissions and water usage, increased recycling of automotive waste and selection of like-minded suppliers who advance sustainable best management practices, Ryder helps customers reduce emissions and drive long-term value for their businesses. For the second year in a row, we earned an A score in the Carbon Disclosure Project's 2017 Climate Change program and were named to the Carbon Leadership Index, along with other top-performing companies. In addition, Ryder was recently honored with a 2017 SmartWay® Freight Carrier Excellence Award for improving freight efficiency and contributing to cleaner air within our supply chains.

Health and Safety. Our safety culture is founded upon a core commitment to the safety, health and well-being of our employees, customers and the community, a commitment that has made us a long-standing industry leader in safety. Safety is an integral part of our business strategy because preventing injuries and collisions improves employee quality of life, eliminates service disruptions to our customers, increases efficiency and improves customer satisfaction. As a core value, our focus on safety is embedded in our day-to-day operations, reinforced by many safety programs and continuous operational improvement and supported by a talented and dedicated safety organization. Quarterly and remedial training is delivered online to each driver through our highly interactive comprehensive lesson platform. Our proprietary web-based safety tracking system, RyderSafetyNetSM, delivers proactive safety programs tailored to every location and helps measure safety activity effectiveness across the organization.

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Corporate Sustainability and Responsibility Risk Management

Government Relations. Ryder is affected by laws and regulations passed at both the state and federal level. We engage in the political process when we believe that doing so will serve the best interests of the Company and our shareholders. Ryder is committed to engaging in the political process as a good corporate citizen and in a manner that complies with all applicable laws. Since 2015, Ryder has provided greater transparency regarding the Company's political engagement by disclosing our political contributions policy and our annual direct corporate contributions to political candidates on our website.

Diversity and Inclusion. Our priority continues to be to attract, develop and retain the best talent, foster an inclusive culture where leaders engage their employees, and embrace diversity to innovate and pursue the Company's mission. In 2017, Forbes named Ryder one of America's Best Employers. Ryder also actively supports the U.S. Chamber of Commerce Foundation’s Hiring Our Heroes initiative and, since 2011, we have hired nearly 6,000 veterans. This year, Ryder was awarded the Hiring Our Heroes Lee Anderson Veteran and Military Spouse Employment Award for overall excellence in hiring and retaining veterans and their spouses. Ryder has also partnered with the nonprofit advocacy group, Women in Trucking, to recruit more women in the trucking industry.

Charitable Giving. Our employees share skills, time, data, and insights through volunteer opportunities and via our in-kind giving programs. In 2017, Ryder contributed to various charitable and trade organizations, including Big Brothers Big Sisters School to Work Program, United Way, Truckers Against Trafficking and the American Red Cross. Ryder partners with the American Red Cross to provide warehousing, trucks and driver services while also coordinating support from employees, customers and the general public during natural disasters.

RISK MANAGEMENT
The Board's Role in Risk Oversight
The Company understands that risk is present in its everyday business and organizational strategy and risk-taking is a necessary part of growing and operating a business. Consequently, the Company has implemented an enterprise risk management ("ERM") program to provide management and the Board with a robust and holistic top-down view of key risks facing Ryder.
The ERM program is structured so that the Board is ultimately responsible for oversight of our ERM process. The Board executes its duty both directly and indirectly through its Audit, Compensation, Governance and Finance Committees. ERM is a Company-wide initiative that involves both the Board and Ryder's management.

Board/Committee Areas of Risk Oversight
Full Board	▶	Company's culture and tone at the top;
	▶	Strategic, financial, competitive and execution risk associated with the annual business operating plan and strategic plan;
	▶	Allocation of capital investments;
	▶	Major litigation and regulatory matters;
	▶	Acquisitions and divestitures;
	▶	CEO and executive management succession planning; and
	▶	Business conditions and competitive landscape.
Audit Committee	▶	Financial matters (including financial reporting, accounting, public disclosure and internal controls);
	▶	Cybersecurity and information technology;
	▶	Major litigation and regulatory matters; and
	▶	Oversee the internal audit function and the ethics and compliance program.
Compensation Committee	▶	CEO and executive compensation, equity and incentive-based compensation programs, performance management of officers and director compensation; and
	▶	Compensation risk assessment (see "Compensation Risks" on page 51 of the Compensation Discussion and Analysis).
Governance Committee	▶	Board effectiveness and organization, corporate governance, CEO evaluation process and director succession planning; and
	▶	Reputational risks relating to environmental, government relations, charitable contributions and safety matters.
Finance Committee	▶	Capital structure, expenditures, financing transactions and asset management; and
	▶	Liquidity, pension plans (including investment performance, asset allocation and funded status), tax planning, currency and interest rate exposures and insurance strategies.

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Risk Management

Our ERM program was developed and is run under the direction and supervision of our Chief Legal Officer and Chief Financial Officer with the assistance of external experts, and is managed day-to-day by our Chief Compliance Officer and Vice President of Internal Audit. The CEO and executive leadership team are responsible for risk identification, management and mitigation under our ERM process. We believe that effective Board oversight of the ERM process is an essential element in the preservation and enhancement of shareholder value.
All significant risks identified through our ERM program or ERM reports are communicated to the Board. Specific risks are discussed by the Board and/or one or more of the committees, based on areas of risk oversight.

Board's Risk Review and Assessment
▶	Review significant risks and consider such risks when overseeing strategic and business decisions.
▶	Discuss with management the effectiveness of our risk management processes in identifying, assessing and managing the organization’s most significant enterprise-wide risk exposures.
▶
Receive an ERM report from the Chief Legal Officer, Chief Compliance Officer and Vice President of Internal Audit at least annually which (1) identifies the Company's risks, including detailed analysis of the likelihood of occurrence and potential impact of each risk, and (2) details the ERM program elements and process for risk identification.

▶
Receive written updates and presentations on specific risks and our ERM program at every regularly scheduled meeting and discuss with management the most significant risks that are identified and managed by Ryder.

▶	Establish an annual schedule for the Board and committees to conduct individual, in depth reviews of the Company's key risks identified in the ERM report.
▶
Receive an internal audit report from the Vice President of Internal Audit at least annually regarding internal audit's assessment of enterprise risks and audit activities to evaluate the controls and processes regarding such risks.

Although Ryder’s ERM program is structured with formal processes, it remains flexible enough to adjust to changing economic, business and regulatory developments and is founded on clear lines of communication to the leadership team, the Board and its committees. In addition, the Company periodically commissions an external assessment of its ERM program and its risk assessment processes to ensure they are in line with industry practices and are effectively identifying, monitoring and mitigating enterprise-wide risks.

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Related Person Transactions

RELATED PERSON TRANSACTIONS

Related Person Transactions
No Related Person Transactions in 2017

In accordance with our written Policies and Procedures Relating to Related Person Transactions adopted by the Board, all “related person transactions” are subject to review, approval or ratification by the Governance Committee. The Policies and Procedures are in addition to, not in lieu of, the requirements relating to conflicts of interest in our Principles of Business Conduct. Copies of both policies are available in the Investors area of our website at http://investors.ryder.com. For purposes of the Policies and Procedures, and consistent with Item 404 of Regulation S-K, a “related person transaction” is:

•	any transaction in which we or a subsidiary of ours is a participant, the amount involved exceeds $120,000 and a “related person” has a direct or indirect material interest; or

•	any material amendment to an existing related person transaction.
“Related persons” are our executive officers, directors, nominees for director, any person who is known to be the beneficial owner of more than 5% of any class of our voting securities and any immediate family member of any of the foregoing persons.
Our Principles of Business Conduct require that directors and executive officers report any actual or potential conflicts of interest, including potential related person transactions, to the Company. In addition, each director and executive officer completes and signs a questionnaire annually to confirm there are no material relationships or related person transactions between such individuals and the Company other than those previously disclosed to us. This ensures that all material relationships and related person transactions are identified, reviewed and disclosed in accordance with applicable policies, procedures and regulations. Based on this information, we review the Company's own records and make follow-up inquiries as may be necessary to identify potentially reportable transactions. A report summarizing such transactions is then provided to the Governance Committee.
The Governance Committee is responsible for reviewing and determining whether to approve related person transactions. In considering whether to approve a related person transaction, the Governance Committee considers the following factors, to the extent relevant:

•	whether the terms of the related person transaction are fair to us and on the same basis as would apply if the transaction did not involve a related person;

•	whether there are business reasons for us to enter into the related person transaction;

•	whether the related person transaction would impair the independence of an outside director; and

•
whether the related person transaction would present an improper conflict of interest for any of our directors or executive officers, taking into account the size of the transaction, the overall financial position of the director, executive officer or related person, the direct or indirect nature of the director’s, executive officer’s or related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Governance Committee deems relevant.

Any member of the Governance Committee who has an interest in the related person transaction must abstain from voting on the approval of the transaction. Although such member would normally be excused from any discussions relating to the transaction, the Governance Committee Chair has the authority to request that such member participate in some or all of the Committee's discussions. Typically, participation would only be requested if the other Committee members have questions about the interested member's involvement in the transaction.
There were no related person transactions during 2017.

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Ratification of Independent Public Accounting Firm

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered certified public accounting firm retained to audit our consolidated financial statements. The Audit Committee has selected and appointed PricewaterhouseCoopers LLP for the year ending December 31, 2018. PricewaterhouseCoopers LLP has audited our consolidated financial statements continuously since 2007.
In executing the responsibilities set forth in its charter, the Audit Committee engages in a thorough annual evaluation of the independent registered certified public accounting firm's qualifications, performance and independence. Before the Audit Committee completes its evaluation, management conducts its own evaluation and provides the results of its evaluation to the Audit Committee. Following completion of the Audit Committee's evaluation, performance feedback is provided to the independent registered certified public accounting firm. The Audit Committee is also responsible for approving the services and audit fees associated with the retention of PricewaterhouseCoopers LLP.
In 2016, the Audit Committee rotated the Company's lead engagement partner from Pricewaterhouse Coopers LLP, pursuant to the rotation requirements of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee and its Chair were directly involved in the selection of the new lead engagement partner.
The Audit Committee and Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as our independent registered certified public accounting firm is in the best interests of Ryder and its shareholders. In selecting PricewaterhouseCoopers LLP to serve as our independent registered certified public accounting firm for 2018, the Audit Committee considered a number of factors, including:

•	the quality of PricewaterhouseCoopers LLP's work product and performance;

•	the professional qualifications of PricewaterhouseCoopers LLP, the lead engagement partner and other members of the audit team;

•	PricewaterhouseCoopers LLP's knowledge and experience with the Company's business operations and industry;

•	the results of the PCAOB review of PricewaterhouseCoopers LLP;

•	PricewaterhouseCoopers LLP's independence program and controls for maintaining independence;

•	the appropriateness of Pricewaterhouse Coopers LLP's audit fees; and

•	the results of the Audit Committee's and management's annual evaluation of PricewaterhouseCoopers LLP's qualifications, performance and independence.

Although shareholder ratification of the appointment of PricewaterhouseCoopers LLP is not required, the Board believes that submitting the appointment to shareholders for ratification is a matter of good corporate governance. The Audit Committee will consider the outcome of this vote in future deliberations regarding the appointment of our independent registered certified public accounting firm, and if the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of the Company and our shareholders.
Representatives of PricewaterhouseCoopers LLP will be present at the 2018 Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if they desire to do so.
Fees and Services of Independent Registered Certified Public Accounting Firm
Fees billed for services by PricewaterhouseCoopers LLP for the 2017 and 2016 fiscal years were as follows ($ in millions):

	2017	2016
Audit Fees	$4.7	$4.5
Audit-Related Fees	0.3	0.2
Tax Fees[1]	0.3	0.2
All Other Fees	0.0	0.0
Total Fees	$5.3	$4.9

1	All of the Tax Fees paid in 2017 and 2016 relate to tax compliance services.

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Ratification of Independent Public Accounting Firm

Audit Fees primarily represent amounts for services related to the audit of our consolidated financial statements and internal control over financial reporting, a review of financial statements included in our Forms 10-Q (or other periodic reports or documents filed with the SEC), statutory or financial audits for our subsidiaries or affiliates and consultations relating to financial accounting or reporting standards.
Audit-Related Fees represent amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. These services include audits of employee benefit plans, consultations concerning matters relating to Section 404 of Sarbanes-Oxley and due diligence.
Tax Fees represent amounts for U.S. and international tax compliance services (including review of our federal, state, local and international tax returns), tax advice and tax planning, in accordance with our approval policies described below.
Approval Policy
All services rendered by our independent registered certified public accounting firm are either specifically approved (including the annual financial statements audit) or are pre-approved by the Audit Committee, in each instance in accordance with our Approval Policy for Independent Auditor Services (Approval Policy) and are monitored both as to spending level and work content by the Audit Committee to maintain the appropriate objectivity and independence of the independent registered certified public accounting firm’s core service, which is the audit of our consolidated financial statements and internal control over financial reporting. Under the Approval Policy, the terms and fees of annual audit services and any changes thereto, must be approved by the Audit Committee. The Approval Policy also sets forth detailed pre-approved categories of other audit, audit-related, tax and non-audit services that may be performed by our independent registered certified public accounting firm during the fiscal year, subject to the dollar limitations set by the Audit Committee. The Audit Committee may, in accordance with the Approval Policy, delegate to any member of the Audit Committee the authority to approve audit and non-audit services to be performed by the independent registered certified public accounting firm. The Audit Committee has delegated to the Chair of the Audit Committee the authority to approve audit and non-audit services if it is not practical to bring the matter before the full Audit Committee and the estimated fee does not exceed $100,000. Any Audit Committee member who exercises his or her delegated authority, including the Chair, must report any approval decisions to the Audit Committee at its next scheduled meeting. All of the services provided in 2017 were approved or pre-approved by the Audit Committee in accordance with the Approval Policy.
The Board recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2018 fiscal year.

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Audit Committee Report

AUDIT COMMITTEE REPORT
The Audit Committee is comprised of five outside directors, all of whom are independent under the rules of the NYSE, our director independence standards and applicable rules of the SEC. The Committee operates under a written charter that specifies the Committee’s responsibilities. The full text of the Committee’s charter is available in the Investors area of our website at http://investors.ryder.com, on the Governance page. The Audit Committee members are not auditors and their functions are not intended to duplicate or to certify the activities of management and the independent registered certified public accounting firm.
The Audit Committee oversees Ryder’s financial reporting process on behalf of the Board. Ryder’s management has the responsibility for preparing the consolidated financial statements, for establishing and maintaining adequate internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. Ryder’s independent registered certified public accounting firm is responsible for performing an integrated audit of Ryder’s annual consolidated financial statements and internal control over financial reporting as of the end of the year in accordance with the standards of the PCAOB and expressing opinions on (1) whether the financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Ryder in conformity with accounting principles generally accepted in the United States and (2) whether Ryder maintained effective internal control over financial reporting based on criteria established in “Internal Control - Integrated Framework (2013)” issued by the Committee of Sponsoring Organizations of the Treadway Commission. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements in the annual report on Form 10-K for the fiscal year ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting with Company management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Committee reviewed with the independent registered certified public accounting firm its judgments as to the quality of Ryder’s accounting principles and such other matters as are required to be discussed with the Committee by Auditing Standard No. 16, “Communications with Audit Committees”, adopted by the PCAOB, as amended and the rules of the SEC. In addition, the Committee has discussed the independent registered certified public accounting firm’s independence from Company management and Ryder with the firm, reviewed the written disclosures and letter from the independent registered certified public accounting firm required by applicable requirements of the PCAOB regarding the independent registered certified public accounting firm’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the independent registered certified public accounting firm’s independence.
The Committee discussed with Ryder’s internal auditor and representatives of the independent registered certified public accounting firm the overall scope and plans for their respective audits. The Committee met with the internal auditor and representatives of the independent registered certified public accounting firm, with and without management present, to discuss the results of their audits; their evaluations of Ryder’s internal control, including internal control over financial reporting; and the overall quality of Ryder’s financial reporting.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of Ryder’s internal control over financial reporting be included in the annual report on Form 10-K for the year ended December 31, 2017, filed by Ryder with the SEC. The Committee has also approved, subject to shareholder ratification, the selection of PricewaterhouseCoopers LLP as Ryder’s independent registered certified public accounting firm for the 2018 fiscal year.
Submitted by the Audit Committee of the Board.

Robert A. Hagemann (Chair)	Tamara L. Lundgren	Luis P. Nieto, Jr.	Abbie J. Smith	Hansel E. Tookes, II

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Security Ownership of Officers and Directors

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS
The following table shows the number of shares of common stock beneficially owned as of February 23, 2018, by each director and each executive officer named in the Summary Compensation Table herein individually and all directors and executive officers as a group. Unless otherwise indicated, the mailing address of everyone is c/o Ryder System, Inc., 11690 N.W. 105th Street, Miami, Florida 33178. The following information is based upon information provided to us or filed with the SEC by the shareholders.
Biographical information for Ryder’s executive officers (other than Mr. Timothy Fiore) can be found in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2018.
Timothy (Tim) R. Fiore, age 62,  was appointed as Chief Procurement Officer (CPO) for Ryder effective on February 19, 2018.  Prior to his current role, Mr. Fiore served as the Chief Procurement Officer of ThyssenKrupp NA from 2012-2014. Additionally, Mr. Fiore has previously held senior supply management roles at Terex Corporation, Celanese Corporation, and United Technologies Corporation.  Mr. Fiore holds a master’s degree in business administration with a technology focus and a master's in management from Rensselaer Polytechnic Institute, as well as a bachelor's degree in history from the University of Massachusetts in Amherst.

Name of Beneficial Owner	Total Shares Beneficially Owned[1]	Percent of Class[2]
Robert E. Sanchez[3,4]	501,441	*
John M. Berra[5]	30,506	*
Dennis C. Cooke	74,631	*
John J. Diez	54,588	*
Robert J. Eck[3]	14,319	*
Art A. Garcia[4]	110,839	*
Robert A. Hagemann[5]	8,776	*
Michael F. Hilton	10,240	*
Tamara L. Lundgren	9,349	*
Luis P. Nieto, Jr.	22,991	*
David G. Nord	—
J. Steven Sensing	33,289	*
Abbie J. Smith[4,5]	43,463	*
E. Follin Smith[5]	26,708	*
Dmitri L. Stockton	—
Hansel E. Tookes, II3,5	31,892	*
Directors and Executive Officers as a Group (22 persons)[3,4]	1,206,361	2.268%

*	Represents less than 1% of our outstanding common stock, based on the 53,185,373 shares outstanding of the Company's common stock on February 23, 2018.

1
Unless otherwise noted, all shares included in this table are owned directly, with sole voting and dispositive power. Listing shares in this table shall not be construed as an admission that such shares are beneficially owned for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (Exchange Act).

2	Percent of class has been computed in accordance with Rule 13d-3(d)(1) of the Exchange Act.

3
Includes shares held through a trust, jointly with their spouses or other family members or held solely by their spouses, as follows: Mr. Sanchez, 2,193 shares; Mr. Eck, 1,900 shares; Mr. Tookes, 1,000 shares; and all directors and executive officers as a group, 5,093 shares.

4
Includes shares held in the accounts of executive officers pursuant to our 401(k) plan and deferred compensation plan and shares held in the accounts of directors pursuant to our deferred compensation plan as follows: Ms. A. Smith, 11,663 shares; Mr. Sanchez, 2,900 shares; and Mr. Garcia, 543 shares.

5
Includes stock granted to the director in lieu of his or her annual cash retainer, which stock has vested but will not be delivered to the director until six months after his or her departure from the Board.

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Security Ownership of Certain Beneficial Owners

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table shows the number of shares of common stock held by all persons who are known by us to beneficially own or exercise voting or dispositive control over more than five percent of our outstanding common stock.

Name and Address	Number of Shares Beneficially Owned	Percent of Class[3]
The Vanguard Group, Inc.[1] 100 Vanguard Blvd. Malvern, PA 19355	5,018,119	9.45%
BlackRock, Inc.[2] 55 East 52nd Street New York, NY 10055	5,870,993	11.04%

1
Based on the most recent SEC filing by The Vanguard Group, Inc. on Schedule 13G/A dated February 12, 2018. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power 28,466; shared voting power 5,991; sole dispositive power 4,988,072; and shared dispositive power 30,047.

2
Based on the most recent SEC filing by BlackRock, Inc. on Schedule 13G/A dated January 18, 2018. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power 5,435,770; shared voting power 0; sole dispositive power 5,870,993; and shared dispositive power 0.

3
The ownership percentages set forth in this column are based on the 53,185,373 shares outstanding of the Company's common stock on February 23, 2018, and the assumption that each person listed above owned the number of shares reflected above on such date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports with the SEC relating to their common stock ownership and changes in such ownership. To our knowledge, based solely on our records and certain written representations received from our executive officers and directors, during the year ended December 31, 2017, all Section 16(a) filing requirements applicable to directors, executive officers and greater than 10% shareholders were complied with on a timely basis.

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Compensation Discussion and Analysis Summary

COMPENSATION DISCUSSION AND ANALYSIS SUMMARY
The Compensation Discussion and Analysis is designed to provide our shareholders with a clear understanding of our compensation philosophy and objectives, our compensation-setting process, our 2017 compensation program design and final awards for our named executive officers and the redesign of our programs for 2018 based on shareholder input received in the past year. As discussed in Proposal 3 on page 64, we are conducting our annual Say on Pay vote that requests your approval of the compensation of our named executive officers. In deciding how to vote, we recommend that you review this Compensation Discussion and Analysis section with particular focus on:

•	Our compensation philosophy to align executive action in the best long-term interests of shareholders;

•	Our 2017 compensation program actions and pay-for-performance profile; and

•	The redesign of our programs for 2018 based on input from our shareholders.
In 2017, our named executive officers, or NEOs, were:

Robert E. Sanchez	Chair and Chief Executive Officer (CEO)
Art A. Garcia	Executive Vice President and Chief Financial Officer
Dennis C. Cooke	President - Global Fleet Management Solutions
J. Steven Sensing	President - Global Supply Chain Solutions
John J. Diez	President - Dedicated Transportation Solutions

EXECUTIVE SUMMARY
Our executive compensation program reflects the Company's commitment to pay for performance and to strongly align the interests of the Company's leadership with those of our shareholders. The Company's executive compensation program is designed to encourage our executives to take actions that support the Company's short-term financial goals as well as taking actions to ensure strong shareholder value creation over the long-term. This executive summary provides an overview of 2017 Company performance, the alignment between our pay and our performance, our shareholder outreach efforts, key compensation actions taken in 2017 and 2018 and our executive compensation governance practices.
2017 Company Performance

Metric	2017 Results	2017 O/(U) 2016	Metric	2017 Results	2017 O/(U) 2016
Total Revenue	$7.3B	8%	FMS Operating Revenue*	$4.0B	2%
Operating Revenue*	$6.0B	4%	DTS Operating Revenue*	$0.8B	2%
EPS	$14.87	201%	SCS Operating Revenue *	$1.5B	11%
Comparable EPS*	$4.53	(16)%
Adjusted Return on Capital*	4.2%	(0.6) pps

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Compensation Discussion and Analysis Summary

▶
Total revenue increased due to new business and higher volumes, as well as higher fuel costs passed through to customers. Operating revenue* increased due to higher revenue in the SCS business and higher FMS contractual ChoiceLease revenue, partially offset by lower FMS commercial rental revenue. In addition, we had positive free cash flow* from continuing operations in 2017 of $190 million.
		▶	We grew ChoiceLease by 4,100 vehicles and delivered our sixth consecutive year of lease fleet growth. SelectCare grew by 5,400 vehicles.
▶	EBT decreased primarily due to accelerated depreciation and lower used vehicle results in FMS, and increased vehicle maintenance costs.	▶	Our stock price increased from $74.44 at year end 2016 to $84.17 at year end 2017.
▶
Adjusted return on capital (ROC)* decreased 60 basis points from 4.8% to 4.2% due to lower net earnings impacted by accelerated depreciation and lower used vehicle sales results in FMS and higher vehicle maintenance spending.
		▶	We increased our annualized dividend rate by 5% to $1.84 per share of common stock in 2017.
For more information relating to the Company’s 2017 financial performance, please review our 2017 annual report on Form 10-K.
*Operating revenue for Ryder and its FMS, SCS and DTS business segments, free cash flow, comparable earnings per share and adjusted ROC are non-GAAP financial measures. For a reconciliation of total revenue to operating revenue for the Company and each business segment, respectively, a reconciliation of net cash provided by operating activities to free cash flow, a reconciliation of GAAP EPS to comparable EPS and a reconciliation of the non-GAAP elements of our adjusted ROC calculation to the corresponding GAAP measures, as well as the reasons why management believes these measures are useful to shareholders, refer to the "Non-GAAP Financial Measures" section on pages 56-64 of our Form 10-K for the year ended December 31, 2017.

Strategic/Business Highlights
▶
Ryder realized record sales and achieved growth across all contractual product lines. In 2017, Ryder delivered our sixth consecutive year of organic lease fleet growth and the second highest year of lease fleet growth as measured by vehicle count. Lease fleet growth is a key indicator of success related to our long-term strategy to grow by further penetrating the non-outsourced market.
▶
We launched strategic partnerships with two new electric vehicle companies to become their exclusive maintenance provider and primary sales partner of electric vehicles which are available to lease and rental customers.

▶
Approximately 40% of new lease business came from customers who are new to outsourcing in 2017, an increase from approximately 33% in 2015. Sales to customers who are new to outsourcing vehicle ownership and maintenance provides further evidence of success in executing our core growth strategy and is the foundation of long-term sustainable growth.
▶
We reduced the comparable number of used vehicles by 31% during the year, bringing the used vehicle inventory to the bottom of our target range in a challenging used vehicle sales market, better positioning us for 2018.

▶	We launched RyderShareTM, a software platform providing customers with real-time visibility to freight movement across multiple transportation modes, improving efficiency for our customers.	▶	FORTUNE named Ryder among the World's Most Admired Companies for the sixth year in a row.
▶	Ryder received the U.S. EPA 2017 SmartWay® Freight Carrier Excellence Award for improving freight efficiency and contributing to cleaner air.	▶
Ryder implemented in cab camera technology into all vehicles operating in Ryder’s Supply Chain Solutions and Dedicated Transportation Solutions business segments. This technology improves safety performance by combining data and video analytics with real-time driver feedback and coaching, resulting in reductions in injuries and collisions.

▶	We made significant structural reductions in overhead costs throughout the Company, contributing to overall financial results in 2017 and future years.	▶
We made timely adjustments to the size and mix of our commercial rental vehicle fleet during 2017 in a period of fluctuating market demand.  Following lower year-over-year commercial rental fleet utilization in the first quarter reflecting soft demand, the Company realized improved utilization comparisons for the remainder of 2017.

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Compensation Discussion and Analysis Summary

Pay for Performance
At-Risk Pay. Consistent with our compensation goals and philosophy, our executives' direct compensation package comprises base salary, an annual cash incentive award, and a long-term performance-based equity award. The following chart illustrates the Company's commitment to pay for performance and shareholder alignment, showing that for 2017: (1) 86% of Mr. Sanchez's target total direct compensation and 76% of the other NEOs target total direct compensation was in the form of at-risk incentive compensation opportunities, the vesting and value of which are tied to achievement of performance goals or the Company's share price; and (2) 68% of Mr. Sanchez's pay and 55% of pay for the other NEOs was in the form of long-term equity and incentive compensation, vesting three years from the grant date. In addition, for 2017 awards, we capped the maximum payout of our annual cash incentive awards at 200% of target and capped our long-term performance-based restricted stock rights at 150% of target. Commencing in 2018, consistent with input from our shareholders, we have increased the cap on our long-term incentive compensation from 150% to 200% which is consistent with our cap on annual cash incentive awards and is the most prevalent maximum used among our compensation peer group.
The percentages in the chart below were determined using: (1) actual 2017 salaries as reported in the Summary Compensation Table; (2) 2017 target payout opportunities under the annual cash incentive awards; and (3) 2017 target long-term incentive program (LTIP) opportunities.
Cash Incentive. As described under "2017 Annual Cash Incentive Award Targets Established" beginning on page 44, in 2017, annual cash incentive awards were earned primarily based on Ryder's performance with respect to comparable earnings per share from continuing operations (comparable EPS) and operating revenue and are subject to an aggregate funding mechanism based on earnings before tax ("EBT"). In the first quarter of 2017, the Compensation Committee set performance targets for each performance metric at challenging levels despite a difficult macroeconomic environment. For 2017, the target operating revenue was $5.98 billion, an increase from 2016 actual operating revenue results of $5.8 billion. However, the target comparable EPS for 2017 was $5.40, a slight decrease from 2016 actual results of $5.42. Our 2017 comparable EPS target was lower than our 2016 results due to the challenging macroeconomic conditions we were facing, particularly in our transactional businesses which are highly cyclical. As the largest independent retailer of commercial used vehicles, we were significantly impacted by prolonged softness in the used vehicle markets.  We were also negatively impacted by the decrease in rental vehicle demand.  When setting targets for 2017, we took into account the targeted growth in our contractual businesses which we expect will drive long-term shareholder value as well as the anticipated shorter-term challenges in our used vehicle sales and rental vehicle businesses.  Our targets were set to be both rigorous and achievable to motivate our executives during this phase of the business cycle.
Our actual 2017 operating revenue performance results were above target, with actual operating revenue at $6.04 billion while our comparable EPS performance results were below our 2017 target, with actual comparable EPS at $4.53, resulting in an aggregate payout of 90.4%. The Compensation Committee reviewed each NEO's individual performance and determined to base each NEO’s earned 2017 annual cash incentive award on the Company-wide performance measures. Individual payout amounts are set forth under "Earned 2017 Annual Cash Incentive Awards" on page 45 and reflect our commitment to aligning our executive pay with Company-wide performance.

2017 Long-Term Incentive. As further described under “2017 Long-Term Incentive Program (LTIP) Grants” beginning on page 45, 2017 long-term incentive awards were granted in the form of options (40%) and performance-based restricted stock rights (PBRSRs) (60%). For 2017, PBRSRs can be earned from 0% to 150%, with half of each award based on total shareholder return

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Compensation Discussion and Analysis Summary

(TSR) relative to a custom peer group and half based on adjusted return on capital (ROC). As described in greater detail on pages 47-48, 2017 long-term incentive awards are earned over performance periods of different durations, and all of our long-term incentive awards vest after three years. Ryder's TSR for the third and final performance period (2015-2017) ranked 21st compared to the custom peer group of 26 companies, earning a payout of 0.  The overall TSR payout for all three performance periods was 36.67%.  Ryder's ROC for the third and final performance period (2017) was 4.22% against a target of 4.86%, earning a payout of 50.52%. The ROC payout for all three performance periods was 64.76%.  The overall payout for the 2015-2017 award was 50.72%.
The awards granted and earned in 2017 will vest in February 2020, after performance results for the 2018 and 2019 performance periods are determined and approved by the Compensation Committee.
In 2018, our Compensation Committee made several changes to our LTIP which are described on pages 48-49.
Shareholder Outreach - Say on Pay Feedback
The Company’s 2017 Say on Pay vote in May 2017 received 69% support from our shareholders, down from more than 95% in each of our Say on Pay votes in 2011-2016. These results were particularly surprising to us, as we made no significant changes to our executive compensation program in 2016, other than: (1) strengthening our annual performance targets and (2) implementing “double-trigger” change in control vesting in our equity plan, as approved by our shareholders. Our Board viewed the decrease in the "yes" vote as an indication that expanded engagement was needed to ensure we have a clear understanding of, and opportunity to respond to, our shareholders’ views on our compensation program.
Following the 2017 annual meeting, at the Board’s direction, we reached out to our top 50 shareholders representing over 77% of our outstanding shares, to request a meeting. Shareholders representing nearly 53% of our outstanding shares agreed to engage with us (of which approximately 77% of the shares were held by active investors and 23% by indexed investors).
In August and September 2017, the Board’s Lead Independent Director, Mr. Tookes, and its Compensation Committee Chair, Ms. F. Smith, along with key members of management, met in person and by phone with 20 of Ryder’s largest shareholders, representing nearly 53% of our outstanding shares. In addition, management and our investor relations team held over one hundred other meetings and discussions with shareholders between the 2017 annual meeting and the end of 2017. These meetings provided the Compensation Committee and the Board with valuable insights into our shareholders’ perspectives on our compensation program and potential improvements to the program, as described below.
In addition, the Compensation Committee undertook a fresh review of our executive compensation programs, with particular emphasis on our short- and long-term incentive plans. Over the course of July 2017 to February 2018, with input from its independent compensation consultant and management, the Compensation Committee conducted a comprehensive review of our programs, including performance metrics and targets, as well as the peer group used in benchmarking executive compensation.
Overall, we received very positive feedback from the shareholders who engaged with us regarding the Company’s strategy and management team as well as the disclosure around our executive compensation program. Management initiated discussions around two specific enhancements to our LTIP that were being considered: (1) moving from LTIP performance targets of less than three years to three-year performance targets with no discretion to change these targets during the three-year performance period and (2) changing the standalone TSR performance metric to a TSR modifier that adjusts performance-based payouts to reflect our long-term business priorities. We discussed our ideas for implementing these changes with investors and received valuable insight.
As a result of these engagement efforts and evaluation, the Committee determined to make several changes to our LTIP program to address the specific changes discussed during our shareholder outreach efforts, and to implement certain other design changes to our executive compensation program to ensure management is appropriately aligned with the long-term interests of our shareholders, as described below.
In addition, the Committee refined our executive compensation program consistent with its ongoing efforts to ensure that our programs are optimally designed to reflect shareholder values, respond to changing market practices and retain effective leaders who have a significant understanding of our business, particularly during a cyclical economic environment.

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Compensation Discussion and Analysis Summary

2017 Shareholder Feedback - Our Response Process

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Compensation Discussion and Analysis Summary

2018 Key Compensation Actions and Decisions
The key features of the redesign of our long-term incentive compensation program (LTIP) for 2018 awards are set forth below and are described in further detail in the Compensation Discussion and Analysis section.

Commit to a three-year LTIP performance target and remove discretion to change the target within the three-year performance period.	Beginning with our 2018 LTIP awards, we have set a fixed three-year target, with no discretion to change the target within the three-year performance period.
Continue the use of return on capital metrics in the LTIP, which shareholders value especially for leasing companies. Investors acknowledged that ROC targets must change as interest rates and equity costs change during a three-year performance period. To reconcile any concerns that targets not change during the three-year performance period with the fact that the actual cost of capital will fluctuate during any given year period, several investors suggested using a target spread.

Beginning with our 2018 LTIP awards, we have replaced the annual ROC metric in the LTIP with a three-year ROC/COC (cost of capital) spread target which is designed to incentivize ROC spread improvement over the three-year performance period and will be measured at the end of such three-year period.

Eliminate the standalone TSR metric and use TSR as a modifier which enhances payment for superior relative stock performance and penalizes compensation for below median stock performance.
Beginning with our 2018 LTIP awards, we have shifted TSR from a standalone metric to a results modifier, where PBRSR awards would be reduced if TSR performance is below the median of Ryder’s TSR peer group and increased if above median. No TSR modifier will be applied to increase payments if Ryder’s absolute TSR is negative.

Investors concurred that management's strategic focus on growing certain areas of the business will be a key to driving long-term shareholder value. Several suggested creating a specific metric in the LTIP that incentivizes strategic revenue growth areas.

Beginning with our 2018 awards, metrics now include strategic revenue growth. Strategic revenue will include such items as long-term contractual lease growth, transactional maintenance, dedicated transportation contracts and supply chain revenue growth. The 2018 performance target is based on a three-year compound average growth rate established at the grant date. Performance will be compared to this target at the end of the three-year performance period to determine the payout of this metric.

Review the compensation peer group to confirm operational alignment and appropriate size.
Removed four companies from Ryder’s compensation peer group due to operational fit and size and added three peers based on qualitative and quantitative similarity. The TSR peer group was modified as well.

Acknowledging the cyclicality of certain elements of Ryder's business which will drive higher and lower earnings and shareholder returns at certain points in the cycle, shareholders suggested that higher than 150% maximum payouts for the LTIP could be appropriate when the elements which drive long-term shareholder value achieve very good results.

Increased the maximum payout on PBRSRs under the LTIP from 150% to 200% to incentivize achievement on the payout metrics (ROC/COC spread and strategic revenue growth) which will drive shareholder value over the long term. Based upon data provided by the independent compensation consultant, a maximum payout of 200% is the most prevalent practice among our compensation peer group.

In addition, the Compensation Committee made the following changes to the compensation programs:

•
Introduced restricted stock rights (with three-year ratable vesting) which will comprise 10% of our LTIP award to enhance executive stock ownership and serve as a retention tool for our executives. Based on the data provided by the independent compensation consultant, the use of restricted stock is consistent with markett practice as well as our peer group companies and the broader universe of large companies. The introduction of restricted stock weighted at 10% of the LTIP value would result in a reduction to the allocation of stock options, from 40% in 2017 to 30% of the LTIP value in 2018.

•	Discontinued the financial planning and tax preparation allowance and eliminated the executive home security allowance in 2018.

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Compensation Discussion and Analysis Summary

Summary of Executive Compensation Governance Practices
Our executive compensation practices support the needs of our business, drive performance and ensure alignment with the short- and long-term interests of our shareholders.

What We Do
✓	Directly link pay with company performance
✓	Limit perquisites
✓	Use double-trigger change of control provisions
✓	Use three-year performance periods and targets for long-term performance metrics
✓	Engage an independent compensation consultant
✓	Maintain robust stock ownership requirements
✓	Subject performance-based incentive awards to clawback policy
✓	Grant majority of pay in performance-based compensation which is not guaranteed
✓	Engage in a robust target-setting process for incentive metrics
✓	Provide for caps for incentive compensation
What We Don't Do
✗	Provide employment agreements
✗	Provide tax gross ups related to a change of control, perquisites or benefits
✗	Reprice underwater stock options without shareholder approval
✗	Grant equity awards below 100% of fair market value or grant options at a discount
✗	Pay dividends or dividend equivalents on unvested PBRSRs or restricted stock rights
✗	Permit hedging transactions
✗	Permit pledging activity or use of margin accounts by executives or directors

Compensation Philosophy and Objectives
Our primary goal is to design compensation programs that will attract, retain and motivate high-quality executives who possess diverse skills and talents. We believe these compensation programs, together with a workplace culture that drives engagement and innovation, enable Ryder to meet its strategic objectives and ultimately increase the value of our shareholders' investment in the Company.

Our compensation program has five key goals:
▶
Attracting and Retaining Talent
Offer an executive compensation program that allows us to utilize and adjust compensation elements in order to deliver market competitive compensation and reward performance.

▶
Encouraging Shareholder Alignment
Align the interests of our executives with our shareholders by tying a significant portion of executive compensation to Company performance through the use of complementary pay elements including significant equity based compensation.

▶
Encouraging Firmwide Orientation
Balance the short- and long-term interests of our shareholders so that our executives are appropriately encouraged and rewarded for actions that are in the best interests of our Company as a whole and drive collaboration.

▶	Encouraging Appropriate Risk-Taking Provide incentives to executives that will promote long-term, sustainable, profitable growth and encourage appropriate risk-taking.

▶	Paying for Performance Reward each named executive officer's individual performance, contribution and value to Ryder.

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Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Setting Process
The Compensation Committee is responsible for making determinations about our executive compensation programs, practices and levels. The Compensation Committee's independent compensation consultant along with management assist the Committee in making these determinations. Below is an explanation of: (1) the key roles and responsibilities of each group in setting executive compensation; (2) the executive evaluation process; (3) how competitive market data is integrated into the decision-making process; and (4) how shareholder feedback is evaluated.
Role of the Compensation Committee
The Compensation Committee is responsible for reviewing and approving, or recommending that the Board approve, all components of our executive compensation program as well as the compensation program for our Board. New executive compensation plans and programs must be approved by the full Board based on recommendations made by the Compensation Committee. The Compensation Committee reviews and recommends the compensation of our CEO to the full Board (excluding the CEO). Our independent directors, acting as a group, approve the target amounts to be awarded to him and his actual payouts at the end of each performance period. After considering the CEO's assessment and recommendation for each NEO, the Compensation Committee determines and approves the compensation of all other NEOs.
Role of the Independent Compensation Consultant
The Compensation Committee has retained Frederic W. Cook & Co., Inc. ("Cook") as its independent consultant. Cook reports directly to the Compensation Committee and provides advice about our compensation program and design, including views on current compensation trends and best practices and how our executive and director compensation program and practices compare to those of our peers and broader industry. Cook also works with the Compensation Committee on a regular basis to provide recommendations and insights on how to make our executive compensation plans, practices and structure more effective. During 2017, Cook supported the Compensation Committee in evaluating enterprise and related risk associated with our executive compensation components and plans as discussed under “Compensation Risks” on page 51. During 2017, Cook also provided an evaluation of of the Company's compensation peer group and TSR custom peer group and provided recommendations to the Compensation Committee on the selection of companies for inclusion in our compensation peer group and TSR custom peer group. Cook also provided advice to the Compensation Committee regarding director compensation in 2017. A consultant from Cook attended all of the Compensation Committee meetings in person or by telephone in 2017 and participated in independent director sessions with no management present.
The Compensation Committee undertakes an annual review of whether Cook's work as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (1) the provision of other services to the Company by Cook; (2) the amount of fees from the Company paid to Cook as a percentage of Cook's total revenue; (3) Cook's policies and procedures that are designed to prevent conflicts of interest; (4) any business or personal relationship of Cook’s compensation advisers with an executive officer of the Company or any member of the Compensation Committee; and (5) any stock of the Company owned by Cook’s compensation advisers. Considering this information, the Compensation Committee confirmed that Cook does no other work for the Company and determined that Cook is independent and that its work for Ryder has not raised any conflict of interest.
Role of Management
Our CEO, Chief Human Resources Officer, Vice President-Compensation and Benefits, and Vice President and Deputy General Counsel recommend agendas and develop written background and supporting materials for review at Compensation Committee meetings, attend Compensation Committee meetings at the Compensation Committee's request, and provide information regarding, and make recommendations about, designs for and, if warranted, changes to our executive compensation programs. Our CEO provides an assessment of each NEO's performance and recommends compensation actions for NEOs other than himself.
Evaluating Performance
Annually, our CEO provides the Compensation Committee with his performance assessment and compensation recommendations for each NEO other than himself. The performance assessment includes strengths, areas for development and succession potential and is based on individual performance evaluations conducted by the CEO. Our CEO also reviews each NEO's compensation history and current market compensation data.
At the end of each year, the independent directors begin to conduct a performance review of the CEO. The CEO first provides the independent directors with a self-evaluation relative to his individual goals and objectives.  After the directors have reviewed these materials, each independent director completes a comprehensive evaluation questionnaire relating to the CEO's performance.  This questionnaire is prepared by the Governance Committee, which is responsible for developing and overseeing the process by which the CEO will be evaluated.  In addition to evaluating the CEO’s performance with respect to his individual goals and objectives, the questionnaire focuses on the CEO’s performance in developing and executing the Company’s strategic initiatives, leadership of

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Compensation Discussion and Analysis

the Company, the Board and relations with stakeholders (including shareholders, customers and employees) and succession planning/talent development.
At the February Committee meeting, the Compensation Committee discusses the results of the CEO’s performance review in executive session with only the independent directors in attendance and formulates its recommendations regarding CEO compensation. At the February Board meeting, in executive session without the CEO present, the independent directors evaluate and discuss the CEO’s performance and determine his compensation based on the results of his performance evaluation and the recommendations of the Compensation Committee. The Lead Independent Director and Chair of the Compensation Committee then provide feedback to the CEO on his performance.
Use of Benchmarking
Our Compensation Committee compares our executive compensation program to that of our peers to help analyze our executive compensation structure, determine the levels of compensation for our executives and review our program's effectiveness in attracting and retaining talent.

In evaluating each element of our executive compensation program, the Compensation Committee uses benchmark comparisons to peer groups and, particularly when appropriate peer group data is unavailable, with general industry survey data. The Compensation Committee does not design our executive compensation programs to fit within a specific percentile of the executive compensation programs of other companies comprising any particular peer group or survey. The Compensation Committee does consider the median compensation of similar executives at the peer companies, both for each compensation component and the total compensation package, as a reference in making compensation decisions. In assembling the comparative peer groups, the Compensation Committee is mindful that there are no public companies that provide the same mix of services as Ryder. Consequently, comparable compensation data is limited and less relevant for Ryder than it may be for other companies in industries where there are more directly comparable peers.
In connection with its review of competitive market data, Frederic W. Cook & Co., Inc. ("Cook") utilized a peer group (Industry Peer Group) against which it analyzed each NEO's compensation. Management and the Compensation Committee believe that utilizing data from this Industry Peer Group provides a useful basis of comparison for NEO compensation as we compete with many of these companies for executive talent. The Industry Peer Group for 2017 is comprised of:

1.	Avis Budget Group, Inc.	8.	Hertz Global Holdings, Inc.
2.	C. H. Robinson Worldwide, Inc.	9.	Hub Group, Inc.
3.	Celadon Group, Inc.	10.	J.B. Hunt Transport Services Inc.
4.	CSX Corporation	11.	Landstar System, Inc.
5.	Expeditors International of Washington, Inc.	12.	Old Dominion Freight Line, Inc.
6.	FEDEX Corporation	13.	Trinity Industries, Inc.
7.	GATX Corporation	14.	United Parcel Service, Inc.
During 2017, the Compensation Committee directed Cook to review Ryder's current compensation peer group for any appropriate changes to its composition. Prospective peer companies were evaluated primarily based on revenue, market capitalization and industry. In addition, Cook reviewed the business characteristics of the potential peer group members including whether they are public companies listed on major U.S. exchanges, whether they are companies with which Ryder could compete for talent and whether they are companies with which Ryder competes for investor capital. Cook also reviewed and considered the companies that are included in Ryder's proxy advisor peer groups. Cook recommended removing Celadon Group, Inc., Trinity Industries, Inc., UPS and FedEx due to several factors, including differences in size and lack of operational similarity. Cook recommended adding XPO Logistics, United Rentals and Knight-Swift due to their operational alignment. In December 2017, the Committee approved these recommended changes and will be utilizing the revised peer group commencing in 2018.
CEO and Senior Management Succession Planning
Our Board oversees CEO and senior leadership succession planning, which is formally reviewed at least annually. Our CEO and our Chief Human Resources Officer provide our Board with recommendations and evaluations of potential CEO successors and review their development plans. Our Board reviews potential internal senior leadership candidates with our CEO and Chief Human Resources Officer, including the qualifications, experience, and development priorities for these individuals. Directors engage with potential CEO and senior leadership successors at Board and committee meetings and in less formal settings to allow directors to personally assess candidates. Further, our Board periodically reviews the overall composition of our senior leadership's qualifications, tenure and experience.

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Compensation Discussion and Analysis

Our Board has prepared a crisis preparedness plan for potential crises that could occur, including plans for an unplanned departure or emergency succession of the CEO or other executive management. Our Governance Committee reviews and oversees (in conjunction with the other committees, as necessary) the steps to address emergency CEO succession planning in extraordinary circumstances. Our emergency CEO succession planning is intended to enable our Company to respond to an unexpected vacancy by continuing business operations with minimal disruption.

2017 EXECUTIVE COMPENSATION PROGRAM
Our executive officers do not have employment agreements, which gives the Compensation Committee flexibility to change the components of our executive compensation program in order to remain market competitive, address economic conditions and ensure proper alignment with shareholder interests.
We do not have a formal policy relating to the allocation of total compensation among the various components. However, both management and the Compensation Committee believe that the more senior the position an executive holds, the more influence he or she has over our operating, financial and strategic performance. As such, a greater amount of NEO compensation should be at-risk based on Ryder's performance. Accordingly, the majority of target compensation that our NEOs are eligible to receive is dependent upon the achievement of short- and long-term performance objectives and/or appreciation in the value of Ryder stock. In addition to these incentive opportunities, our compensation program provides all executive officers, including our NEOs, a proportionately lesser amount of fixed elements, such as base salary and benefits. We also provide competitive severance and change of control arrangements to ensure that the executive will act in the best interests of the shareholders rather than avoiding a transaction which could result in termination of employment. The actual compensation mix and value for each NEO may vary based on job responsibilities, market competition for the position, an individual's experience, past performance and contributions, compensation history, tenure, long-term potential and succession planning and strategic needs.
The chart below illustrates the principal elements and design of Ryder's executive compensation program in 2017.

Base Salary
+
Annual Cash Incentive Awards
+
Long Term Incentive Program
=
Total Direct Compensation
60%
Comparable Earnings Per Share (EPS)
40%
Operating Revenue
40%
Stock Options
Vest annually in 3 equal installments; expire in 10 years
60%
Performance-Based Restricted Stock Rights (PBRSRs) (vest after 3 years)
50%
50%
Total Shareholder Return (TSR) v. Custom Peer Group
Adjusted Return on Capital (ROC) target set annually
⅓
⅓
⅓
Performance Cycle 1 1 Year
Performance Cycle 2 2 Years
Performance Cycle 3 3 Years
⅓
⅓
⅓
Performance Year 1
Performance Year 2
Performance Year 3

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Compensation Discussion and Analysis

2018 Executive Compensation Program Design Changes
In 2018, after considering the perspectives provided by shareholders, the Board, management and our independent compensation consultant, our Compensation Committee took a fresh look at our short-and long-term incentive programs and made several changes to our executive compensation structure and design.
The chart below illustrates the principal elements and design of Ryder's executive compensation program in 2018 after incorporating the changes described on pages 48-49.

Base Salary
+
Annual Cash Incentive Awards
60%
Comparable Earnings Per Share (EPS)
40%
Dry Operating Revenue
+
Long Term Incentive Program
30%
Stock Options (3 year ratable vesting)
60%
Performance-Based Restricted Stock Rights (PBRSRs)
50%
Return on Capital/ Cost of Capital Spread (3 year performance period)
50%
Strategic Revenue Growth (3 year performance period)
TSR Modifier impacts PBRSR payouts +15% to -15% based on relative TSR performance
10%
Restricted Stock (3 year ratable vesting)
=
Total Direct Compensation

Actual 2017 Compensation
Detailed descriptions of the components of compensation and how the Compensation Committee determined compensation levels for 2017 are discussed below.

Base Salary
Base salary is paid in cash and is the sole fixed component of an executive’s total direct compensation. In determining the base salaries of each of our NEOs, the Compensation Committee considers his or her experience and performance. In addition, the Committee reviews the competitive market pay rates for each NEO position from surveys and comparative data provided by our independent compensation consultant. The Compensation Committee does not target base pay at any particular level versus a peer group, although it uses median pay as a reference point. Adjustments are made after a review of the executive's relative positioning against peer salary levels. In its overall assessment, the Compensation Committee also considers the following factors (without assigning any specific weighting to any individual factor):
• the individual's experience and performance;
• annual merit increase paid to all other Ryder employees;
• demand in the labor market for the particular executive position; and
• succession planning implications.

In October 2017, all NEOs received an annual base salary increase ranging from 2.0% to 2.2%.

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Compensation Discussion and Analysis

2017 Annual Cash Incentive Award Targets Established
Our 2017 executive annual cash incentive awards were designed to reflect both Company performance and individual performance, both positive and negative. In structuring our annual cash incentive awards, early in 2017, the Compensation Committee sets target payout opportunities for each executive. For 2017, the target payout opportunity remained unchanged for each of our NEOs at 150% of base salary for Mr. Sanchez, 100% of base salary for Mr. Cooke, Mr. Sensing and Mr. Diez, and 80% of base salary for Mr. Garcia.

The Compensation Committee also set Company performance targets for the awards. Given the Company's continued focus on earnings and revenue growth in 2017, the Compensation Committee continued to use comparable EPS and operating revenue (weighted 60% and 40%, respectively) as the 2017 financial performance metrics for all incentive-eligible employees. We believe that setting annual revenue and earnings targets which incorporate growth in key revenue and earnings components and which reflect the expected economic environment for more cyclical parts of the business is the best path to ensure annual execution is consistent with creating long-term shareholder value growth. Furthermore, the Compensation Committee has discretion to adjust reported results for these metrics to ensure that they properly reflect the results participants in our annual cash incentive program achieve during the performance year and are not impacted, positively or negatively, by certain items, including non-recurring or non-operational items.

▶ Comparable EPS (a non-GAAP financial measure) is defined as earnings per share from continuing operations excluding non-operating pension costs and other significant items not representative of our business operations. The comparable EPS used by the Compensation Committee is consistent with the comparable EPS in Ryder press releases and public presentations.
▶ Operating Revenue (a non-GAAP financial measure) is defined as total revenue for Ryder excluding any (1) fuel and (2) subcontracted transportation. We exclude these two components because they may be volatile without having any impact on earnings.

Based on our internal business plan, early in 2017, the Compensation Committee set the following performance targets for 2017:

Performance Metric	Threshold (25% Payout)*	Target (100% Payout)*	Maximum (200% Payout)*
Comparable EPS (60% of payout)	$3.24	$5.40	$5.99
Operating Revenue (in millions) (40% of payout)	$5,080	$5,977	$6,275
*Financial targets disclosed in this section are done so in the limited context of our annual cash incentive awards and are not statements of management's expectations or estimates of results or other guidance. We specially caution investors not to apply these statements to other contexts.

At the beginning of 2017, consistent with the Compensation Committee's desire to strike an appropriate balance between our growth and return objectives and in light of challenging macroeconomic conditions, particularly with respect to our transactional businesses, the Compensation Committee established 2017 comparable EPS targets slightly lower than those set in 2016. The 2017 targets required management to grow in strategic areas but realistically called for declines in our transactional businesses which are highly cyclical. As the largest independent retailer of commercial used vehicles, we were significantly impacted by prolonged and deep declines in used vehicle prices.  We were also negatively impacted by the decrease in rental vehicle demand.  Our targets were set to be both rigorous and achievable to motivate our executives during this phase of the business cycle.
The Committee also established both aggregate and individual funding maximums based on a percentage of EBT. For this purpose, EBT is the comparable EBT as disclosed on page 59 of the Company's annual report on Form 10-K for the year ended December 31, 2017. The Compensation Committee has discretion to adjust reported EBT results in order to ensure that they properly reflect the performance of our core business and are not impacted, positively or negatively, by certain items, including non-recurring or non-operational items. The aggregate funding maximum for 2017 annual cash incentive awards was set at $300 million of EBT, and the individual funding maximums remained unchanged for each NEO for 2017, as follows:

NEO	2017 Individual Funding Maximum (as % of aggregate funding maximum)
Robert E. Sanchez	1.00%
Art A. Garcia	0.30%
Dennis C. Cooke	0.50%
J. Steven Sensing	0.50%
John J. Diez	0.50%

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Compensation Discussion and Analysis

Earned 2017 Annual Cash Incentive Awards
Our 2017 actual comparable EPS was $4.53 (a decrease of 16% compared to 2016), and actual operating revenue was $6.0 billion (an increase of 4% compared to 2016).
The following chart sets forth actual 2017 results for each of the performance metrics, and the payout calculation based on these results:

Performance Metric	Threshold (25% Payout)	Target (100% Payout)	Maximum (200% Payout)	Weight	2017 Results	2017 Payout (as a % of target opportunity)
Comparable EPS	3.24	$5.40	$5.99	60%	$4.53	69.8%
Operating Revenue (in millions)	$5,080	$5,977	$6,275	40%	$6,040	121.3%
Initial Payout Calculation (weighted)						90.4%
The Committee reviews the initial payout calculation for each NEO. The Compensation Committee then considers the NEO's performance and contributions to the Company's financial results and strategic progress and may adjust the actual award payout upwards or downwards to reflect this individual performance review. Individual performance criteria for all NEOs in 2017 included performance relative to furthering the Company's strategic initiatives, internal leadership, business development and other business goals, risk management, talent development, financial management, and regulatory and compliance results.
The Compensation Committee determined to grant earned 2017 annual cash incentive awards consistent with our financial results for each NEO and did not adjust any awards from the initial payout calculation. The following chart sets forth the earned 2017 annual cash incentive award for each of our NEOs:

Name	Target 2017 Payout	Actual 2017 Payout	% of Target
Robert E. Sanchez	$1,206,049	$1,090,148	90.4%
Art A. Garcia	$394,016	$356,151	90.4%
Dennis C. Cooke	$555,025	$501,687	90.4%
J. Steven Sensing	$449,721	$406,503	90.4%
John J. Diez	$449,721	$406,503	90.4%
2017 Long-Term Incentive Program (LTIP) Grants
The LTIP awarded in early 2017 was designed to align the interests of our NEOs with those of our shareholders by directly linking NEO pay with sustained Company performance.
The Compensation Committee considered a variety of factors in establishing the LTIP target for an individual, including overall compensation relative to peers and market benchmarks; the NEO’s role, responsibilities and performance; the NEO’s long-term potential; retention risk; and the value of the NEO’s outstanding equity awards. Once LTIP target values were set, the LTIP awards were granted in the form of stock options (40%) and PBRSRs (60%). 2017 LTIP target values for each of our NEOs, and the amount of stock options and PBRSRs in which 2017 LTIP target awards were granted, are as follows:

NEO	2017 LTIP Target Value ($)	Stock Options (#)*	PBRSRs (#)
Robert E. Sanchez	$4,100,000	104,390	32,160
Art A. Garcia	$1,200,000	30,555	9,415
Dennis C. Cooke	$1,350,000	34,370	10,590
J. Steven Sensing	$950,000	24,190	7,450
John D. Diez	$950,000	24,190	7,450
*Stock options were issued at $76.49, the closing price of our common stock as reported by the NYSE on February 10, 2017.

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Compensation Discussion and Analysis

Stock options under the LTIP vest in three equal annual installments and expire ten years from the grant date. The exercise price is set as the closing price of our common stock on the grant date. We consider stock options to be performance-based compensation. Stock options only provide value to the extent that the Company's stock price has increased above the grant price.
As described in further detail below, PBRSRs vest at the end of a three-year performance period and, for awards made in 2015, 2016 and 2017, are earned from 0% to 150% of target over performance periods of different durations, with 50% of each award based on Ryder’s TSR relative to the TSR of a custom peer group and 50% based on Ryder's annual ROC versus a target that was established at the beginning of each year based on then-prevailing market conditions. The Compensation Committee believes using multiple metrics provides a more complete picture of Company performance. In 2017, we used a mixture of performance periods in the LTIP to incentivize performance over different time horizons and encourage appropriate risk-taking by our executives. The length of our performance periods reflects the cyclical nature of the transportation industry, which is highly sensitive to supply and demand and macroeconomic conditions. While providing for one and two-year performance periods helps the Compensation Committee set goals appropriate to the highly cyclical macroeconomic environment in which we operate, commencing in 2018, the Committee moved exclusively to three-year performance periods and will set targets for all metrics in its LTIP at the beginning of the three-year period.

▶Relative TSR is determined based on Ryder’s total shareholder return (TSR) relative to the TSR of a custom peer group. TSR is calculated for Ryder and each peer company based on the percentage change in Ryder's stock price from the average closing price of the last ten trading days prior to the beginning of the relevant performance period to the average of the last ten trading days prior to the end of the relevant performance period, assuming reinvestment of dividends. The companies are then sorted by TSR performance, and Ryder’s relative TSR performance is measured based on Ryder’s ranking within the custom peer group. The custom peer group for 2017 consisted of 25 companies plus Ryder and included the 14 companies in Ryder’s 2017 Industry Peer Group plus the following additional related companies that are subject to similar market conditions and economic recovery cycles as Ryder. In the beginning of 2017, our TSR custom peer group included Knight Transportation, Inc. and Swift Transportation. In September 2017, these companies merged and the combined company, Knight-Swift Transportation Holdings Inc., replaces Knight Transportation, Inc. and Swift Transportation in our TSR custom peer group.

2017 Relative TSR Group
Compensation Peer Group	Additional Performance Peer Companies
1. Avis Budget Group, Inc.
2. C. H. Robinson Worldwide, Inc.
3. Celadon Group, Inc.
4. CSX Corporation
5. Expeditors International of Washington, Inc.
6. FEDEX Corporation
7. GATX Corporation
8. Hertz Global Holdings, Inc.
9. Hub Group, Inc.
10. J.B. Hunt Transport Services Inc.
11. Landstar System, Inc.
12. Old Dominion Freight Line, Inc.
13. Trinity Industries, Inc.
14. United Parcel Service, Inc.

1. Amerco (U-Haul)
2. Arc Best Corporation (Arkansas Best Corporation)
3. Forward Air Corporation
4. Knight-Swift Transportation Holdings, Inc.
5. Navistar International Corp.
6. PACCAR International
7. Rush Enterprises, Inc.
8. Saia, Inc.
9. Triton International
10. Universal Logistics Holdings, Inc.
11. Werner Enterprises, Inc.

For 2018, the TSR custom peer group will include the revised Industry Peer Group (as described on page 41) in addition to the additional companies listed below. Furthermore, for 2018, the Compensation Committee decided to keep United Parcel Service Inc., FedEx Corp. and Trinity Industrials Inc. in the TSR custom peer group despite the fact that they will be removed from the compensation peer group. The Compensation Committee believes that while UPS and FedEx are too large to stay in the compensation peer group for purposes of benchmarking specific NEO compensation, they are still appropriate peers from a strategic industry and operational perspective and relevant in terms of TSR performance. In addition, the Committee believes that Trinity Industries Inc. is still relevant for inclusion in the TSR peer group which is composed of diversified transportation and logistics companies. The Compensation Committee believes that use of a TSR custom peer group, as opposed to our Industry Peer Group, allows for a better comparison of Ryder's performance in the markets in which we compete, including against additional companies viewed as peers by investors. Further, the Compensation Committee believes that the larger sample size minimizes year-over-year volatility that can result due to changes in a specific company's circumstances.

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Compensation Discussion and Analysis

2018 Relative TSR Group
Compensation Peer Group	Additional Performance Peer Companies
1. Avis Budget Group, Inc.
2. C. H. Robinson Worldwide, Inc.
3. CSX Corporation
4. Expeditors International of Washington, Inc.
5. GATX Corporation
6. Hertz Global Holdings, Inc.
7. Hub Group, Inc.
8. J.B. Hunt Transport Services Inc.
9. Knight-Swift Transportation Holdings Inc.
10. Landstar System, Inc.
11. Old Dominion Freight Line, Inc.
12. United Rentals, Inc.
13. XPO Logistics, Inc.

1. Amerco (U-Haul)
2. Arc Best Corporation (Arkansas Best Corporation)
3. FEDEX Corporation
4. Forward Air Corporation
5. Navistar International Corp.
6. PACCAR International
7. Rush Enterprises, Inc.
8. Saia, Inc.
9. Trinity Industries, Inc.
10. Triton International
11. United Parcel Service Inc.
12. Universal Logistics Holdings, Inc.
13. Werner Enterprises, Inc.

As described above, for awards granted in 2015, 2016 and 2017, 50% of an NEO’s PBRSRs award is based on Ryder’s relative TSR. The overall three-year performance period is segmented into three performance periods of one, two and three years.
PBRSRs are earned based on relative TSR performance in each performance period as follows:
s 1/3 are earned based on performance results for Year 1 of the performance period (for 2017 LTIP awards, January 2017 through December 2017);
s 1/3 are earned based on performance results through Year 2 of the performance period (for 2017 LTIP awards, January 2017 through December 2018); and
s 1/3 are earned based on performance results through Year 3 of the performance period (for 2017 LTIP awards, January 2017 through December 2019).

s   a threshold level, at which 30% of the award for the TSR performance metric will be earned if Ryder's TSR ranks twentieth among the 26 companies in our custom peer group;
s   a target level, at which 100% of the award for the TSR performance metric will be earned if Ryder's TSR ranks thirteenth among the 26 companies in our custom peer group; and
s   a maximum level, at which 150% of the award for the TSR performance metric will be earned if Ryder's TSR ranks in the top three among the 26 companies in our custom peer group.
Awards are earned proportionately between threshold and target performance levels and between target and maximum performance levels.
Commencing with the 2018 LTIP grant, TSR will no longer be a primary payment determinative metric. It will be replaced by a challenging strategic revenue growth metric. TSR will become a modifier to all of the performance-based restricted stock awards earned.

▶ROC is defined as adjusted net earnings divided by average adjusted total capital and represents the rate of return generated by the capital deployed in our business. The adjustments represent the comparable items excluded from our comparable earnings measures (e.g., non-operating pension costs and other significant items which could distort year-to-year comparisons of our business operations), as applicable, from the calculation of net earnings and average shareholder's equity (a component of average total capital). We use ROC as an internal measure of how effectively we use the capital invested (debt and equity) in our operations. The Compensation Committee believes that using ROC as one of our LTIP performance metrics ensures that management maintains appropriate focus on capital efficiency and improving returns on shareholders' investment across all of the Company's business segments.

As described above, 50% of an NEO's PBRSRs award is based on Ryder's annual ROC. The overall three-year performance period is segmented into three, one-year performance periods. PBRSRs are earned based on ROC performance in each performance period as follows:
s 1/3 are earned based on ROC performance results for Year 1 of the performance period (for 2017 LTIP awards, January 2017 through December 2017);
s 1/3 are earned based on ROC performance results for Year 2 of the performance period (for 2017 LTIP awards, January 2018 through December 2018); and
s 1/3 are earned based on ROC performance results for Year 3 of the performance period (for 2017 LTIP awards, January 2019 through December 2019).

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Compensation Discussion and Analysis

Early in each year of the remainder of the 2016 and 2017 award terms, the Compensation Committee will set annual performance targets against which our ROC performance during the applicable performance period will be measured. The Compensation Committee created programs that required re-setting the ROC target on an annual basis to ensure that the most current capital market conditions will be reflected in establishing the target return shareholders expect each year. The Committee seeks to set performance targets that are attainable but challenging, taking into account the economic conditions in the markets we service and currently prevailing interest rates and costs for equity. The ROC target for 2017 was lower than 2016 actual ROC performance due to the expected macroeconomic challenges, particularly with respect to Ryder's transactional businesses, which are highly cyclical. As the largest independent retailer of commercial used vehicles, we were significantly impacted by prolonged softness in the used vehicle markets.  We were also negatively impacted by the decrease in rental vehicle demand.  When setting targets for 2017, we took into account the growth in our contractual businesses as well as the anticipated challenges in our used vehicle sales and rental vehicle businesses.  Our targets were set to be both rigorous and achievable to motivate our executives during this phase of the business cycle.

The Compensation Committee establishes a threshold level at which 25% of the award for the ROC performance metric will be earned, a target level at which 100% of the award for the ROC performance metric will be earned and a maximum level at which 150% of the award for the ROC performance metric will be earned. Awards are earned proportionately between threshold and target performance levels and between target and maximum performance levels.
Commencing in 2018, based on feedback received from shareholders and the Compensation Committee’s review of the executive compensation program, the Compensation Committee has decided to replace the ROC performance metric with an ROC/COC spread metric that will be set in early 2018 to encourage improvement over the 2018-2020 period and measured at the end of the three-year performance period. The goal will not be reassessed during the three-year period of the award.

Completed 2015-2017 LTIP Award Period
The three-year performance period for our 2015 long-term incentive awards ended on December 31, 2017, and the Compensation Committee assessed our performance in the first quarter of 2018. Our 2015 long-term incentive awards included grants of options (40%), PBRSRs (40%) and performance-based cash awards (PBCAs, 20%), which are earned based on the same performance metrics and vest on the same schedule as PBRSRs. In 2017, the Committee determined to discontinue the use of PBCAs. The following table summarizes performance for all PBRSRs and PBCAs for the 2015-2017 completed performance period. The 2017 performance of relative TSR-based awards reflects applicable adjustments to the companies included in the custom peer group by the Compensation Committee, pursuant to the terms of such awards.

Performance Results - Completed 2015-2017 LTIP Award Period (PBRSRs and PBCAs)

Performance Measure
ROC Performance (50% Weight)	ROC Target	ROC Results	Percentage Earned
January 2015 - December 2015	6.00%	5.82%	88.75%
January 2016 - December 2016	5.48%	4.82%	55.00%
January 2017 - December 2017	4.86%	4.22%	50.52%
			64.76%
			(Overall Payout)

Performance Measure
TSR Performance (50% Weight)	Performance Measure	Ryder's Ranking	Percentage Earned
January 2015 - December 2015	TSR vs. Custom Peer Group	18th / 28	60.00%
January 2015 - December 2016	TSR vs. Custom Peer Group	19th / 27	50.00%
January 2015 - December 2017	TSR vs. Custom Peer Group	21st / 26	—%
			36.67%
			(Overall Payout)

Aggregate 2015 - 2017 LTIP Payout	50.72%

Recent Changes to Our Long-Term Incentive Plan
Beginning in mid-2017, with the assistance of our independent compensation consultant, Frederic W. Cook & Co., Inc. and management, the Compensation Committee reviewed Ryder’s long-term incentive plan design, and, as a result of that analysis, and the feedback received from shareholders during our engagement, has made a number of key changes. These changes are intended to respond to shareholder feedback, strengthen the Company’s commitment to pay-for-performance and good corporate governance and respond to current market conditions.

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Compensation Discussion and Analysis

The table below highlights these changes which will be effective beginning with our 2018 LTIP awards.

2017	2018
Current Component	Change		Rationale
Options	Options and Restricted Stock	Introduction of Restricted Stock: Decreased percentage of LTIP award granted in options from 40% to 30%. Added restricted stock with three-year ratable vesting, representing 10% of the LTIP award.
The addition of restricted stock provides a strong retention incentive for executive talent.

Restricted stock also promotes ownership in the Company which creates shareholder alignment.

Both options and restricted stock create interest in maximizing long-term stock price appreciation.

Performance-Based Restricted Stock Rights	Performance-Based Restricted Stock Rights
Three-Year Performance Period
and Targets:
Changed all performance periods to three years and all targets to three years. The target will be set at the commencement of the three-year performance period with no discretion to make changes within the performance period.

Movement to three-year performance periods and targets is responsive to shareholder feedback.

*Includes TSR as a modifier that impacts the performance-based share payouts +15% to -15% depending on the TSR quartile rank. If Ryder’s absolute TSR is negative, the modifier cannot be applied to increase payout.

New Performance Metrics: Replaced the ROC and TSR performance metrics with ROC/COC spread and strategic revenue growth.
The inclusion of ROC/COC spread maintains the focus on ROC which promotes shareholder value but avoids an annual reset. Strategic revenue growth metrics create extra focus on the business areas which shareholders expect to drive long-term shareholder value. Both are responsive to the feedback of shareholders.

ROC/COC Spread: Implemented ROC/COC spread metric with a target measured at the end of three years to replace ROC metric with targets set annually.
ROC/COC spread measures the Company’s ability to create value by generating a return that is above the weighted average cost of capital and is designed to incentivize prudent and efficient deployment of capital to improve profitability and effective capital allocation.
A target for ROC/COC spread will be established at the beginning of the 2018-2020 performance period which requires improvement in spread over three years.

Strategic Revenue Growth: Implemented three-year strategic growth goal and three-year performance period in place of the TSR performance metric.
Strategic revenue growth measures certain revenue that is foundational to Ryder's long-term growth strategy and includes such items as contractual revenue from all business lines, transactional maintenance and all new product revenue.

The target will be based on a compounded annual growth rate (CAGR) over three years and will be a rigorous measure of sustained strategic revenue growth. A performance metric directly aligned with this key driver of long-term shareholder value growth and a three-year performance period and three-year target is responsive to shareholder feedback.

TSR Modifier:
Moved TSR from a standalone metric to a modifier where Ryder's performance will be measured against a TSR performance peer group and PBRSR payouts will be modified upward or downward up to 15%. Even if Ryder's relative TSR is above the median, no positive TSR modifier will be applied if Ryder's absolute TSR is negative. The TSR modifier cannot increase the total payout beyond 200%.

TSR moved from standalone metric to a modifier consistent with shareholder feedback.
Maximum Payouts: Increased payout maximums from 150% to 200% of target.
The increase in maximum payout opportunity is consistent with shareholder input, market practice and appropriately rewards participants for achieving exceptional performance for shareholders over the long-term.

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Compensation Discussion and Analysis

RETIREMENT AND WELFARE BENEFITS AND PERQUISITES
Retirement Benefits. The Company maintains a qualified pension plan and a pension benefit restoration plan (pension restoration plan) in which any NEO who had joined the Company prior to January 1, 2007 was able to participate. These plans were frozen for all participants as of December 31, 2007. Based on their age and tenure with Ryder, Mr. Sanchez, Mr. Garcia, Mr. Sensing and Mr. Diez do not meet the eligibility requirements to continue accruing benefits under the pension and pension restoration plans, and, as such, their pension benefits were frozen. Mr. Cooke was hired after January 1, 2007 and, therefore, was not eligible to participate in the pension or pension restoration plans.
All NEOs are eligible to participate in the Company-wide 401(k) savings plan and deferred compensation plan. The retirement and deferred compensation plans are described under the headings “Pension Benefits” and “2017 Nonqualified Deferred Compensation” beginning on page 56 of this proxy statement.
Health and Welfare Benefits. During 2017, our NEOs were eligible to participate in the following standard welfare benefit plans: medical, dental and prescription coverage, Company-paid short- and long-term disability insurance, and paid vacation and holidays. In addition, the NEOs received the following additional welfare benefits which are not available to all salaried employees: (1) executive term life insurance coverage equal to three times the executive’s current base salary (limited to an aggregate of $3 million in life insurance coverage under the policy) in lieu of the standard Company-paid term life insurance; and (2) individual supplemental long-term disability insurance, which provides up to approximately $20,000 per month (subject to age, earnings, health and state of residence limitations) in additional coverage over the $8,000 per month maximum provided under our group long-term disability plan. We believe that these additional benefits are consistent with benefits provided to other similarly-situated executives.
Perquisites. We provide a limited number of perquisites to our NEOs that we believe are related to the performance of their responsibilities. Annually, the Compensation Committee reviews the types and aggregate values of Ryder’s perquisite program. Specifically, in 2017, each NEO received the following perquisites:

•	$9,600 per year as an annual car allowance;

•
$6,800 per year ($11,800 for our CEO) which is intended (but not required) to be used to pay for community, business or social activities that may be related to the performance of the executive’s duties, but which are not otherwise eligible for reimbursement as direct business expenses;

•	up to $15,000 per year for financial planning and tax preparation services; and

•	up to $5,000 per year for the installation of a new or upgraded security system in the executive’s home and any related monthly monitoring fees.
Commencing in 2018, the Committee discontinued the following perquisites: (i) up to $15,000 per year for financial planning and tax preparation services and (ii) up to $5,000 per year for the installation of a new or upgraded security system in the executive's home and any related monthly monitoring fees.
All perquisites are fully taxable to the NEOs and are not subject to any tax gross-ups.

SEVERANCE AND CHANGE OF CONTROL
All of our NEOs are currently eligible for certain severance benefits under individual severance agreements. These arrangements are described in more detail under the heading “Potential Payments Upon Termination or Change of Control” on page 58 of this proxy statement. Severance arrangements are intended to ensure that NEOs will act in the best interests of the shareholders rather than avoiding transactions that could result in termination of employment. These arrangements are also designed to prevent our NEOs from seeking employment with our competitors after termination or soliciting our employees or customers during the restricted period.
The change of control arrangements are included in the severance agreements and are designed to preserve productivity, avoid disruption and prevent attrition during a period when we are, or are rumored to be, involved in a change of control transaction.

EQUITY GRANTING PRACTICES
The Compensation Committee has a written Policy on Equity Granting Practices ("Equity Grant Policy"), which provides that grants of equity awards must be approved by the Compensation Committee (or, in the case of the CEO, the independent directors acting as a group) at a Board or Compensation Committee meeting and not by written consent. The Equity Grant Policy provides that the Compensation Committee may delegate the granting of equity awards for employees (other than Section 16 officers) to the

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Compensation Discussion and Analysis

CEO pursuant to certain prescribed parameters. The grant date of any equity award shall generally be on or after (i) the date of the Board or Compensation Committee meeting at which the award was approved or (ii) if the determination of award has been delegated to the CEO, the date of the approval by the CEO; provided, that, the grant date for a new hire will be the later of: (x) the date the award was approved by the Board or CEO, as applicable, if employment has commenced; or (y) the date on which the new hire commences employment; or (z) other than for options, a later date as may be determined by the Compensation Committee, Board or CEO.
The Equity Grant Policy allows the Compensation Committee to designate a grant date for restricted stock that is after the Compensation Committee approval date in order to prevent the rights from vesting at a time when the executive is prevented from trading stock under Ryder's Insider Trading Policy, thereby avoiding potential negative tax implications to the executive. For 2017 grants, we did not time our equity award grants relative to the release of material nonpublic information.

NEO STOCK OWNERSHIP REQUIREMENTS
We encourage significant stock ownership by our NEOs to align the interests of our leadership team with those of our shareholders. We established stock ownership guidelines that require each NEO to own Ryder equity at least equal in value to a multiple of such NEOs salary within five years of appointment. In 2017, the Governance Committee increased the stock ownership requirements for the CEO from four times base salary to six time base salary and, for our NEOs, from two times base salary to three times base salary.
CEO                 6x
Other named executive officers     3x
Currently, each NEO meets these stock ownership requirements.

PROHIBITIONS ON HEDGING AND PLEDGING
Ryder considers it improper and inappropriate for any Board member, officer or other employee of the Company to engage in short-term or speculative transactions in the Company's securities or from engaging in hedging transactions. In addition, directors and executives are prohibited from holding the Company's securities in a margin account or otherwise pledging the Company's securities as collateral for a loan.

TAX IMPLICATIONS
Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally precludes public companies from taking a federal income tax deduction for compensation in excess of $1 million per year paid to its “covered employees". Prior to the federal tax reform legislation enacted in December 2017, Section 162(m) included an exception to the $1 million deduction limit for compensation that qualified as “performance-based” under a plan approved by our shareholders. In 2017, as in prior years, the Compensation Committee designed performance awards granted under our compensation program, including all annual cash incentive awards, stock options and PBRSRs, in a manner intended to qualify as "performance-based compensation" under Section 162(m) and, therefore, be deductible by the Company. The new tax legislation removed the "performance-based compensation" exception for taxable years beginning after December 31, 2017 unless the compensation qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 (the scope of which is currently uncertain). Also, under the new legislation, the definition of "covered employees" has been expanded to include a company's chief financial officer, in addition to the chief executive officer and three other most highly paid executive officers, plus any individual who has been a "covered employee" in any taxable year beginning after December 31, 2016. The Compensation Committee retains the ability to provide compensation that exceeds deductibility limits as it determines appropriate, including to attract and retain key executives, reward performance and encourage shareholder alignment.

COMPENSATION RISKS
Frederic W. Cook & Co., Inc. was engaged by the Compensation Committee to assist with the assessment of risk arising from the Company’s compensation programs and policies.  Cook’s assessment covered each material element of the executive compensation programs, and the Company also performed a risk assessment of the Company’s non-executive plans.  Based on these assessments, the Company concluded that our policies and practices do not create risk that is reasonably likely to have a material adverse effect on Ryder. The assessments took into account that our compensation opportunities are generally measured by a variety of time horizons to balance our near-term and long-term strategic goals, encouraging a focus on sustained, holistic company performance, and that our programs also incorporate risk mitigation policies such as caps on maximum payouts and clawback policies.

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Compensation Committee Report on Executive Compensation

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on our review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the Compensation Committee of the Board.

E. Follin Smith (Chair)	John M. Berra	Robert J. Eck	Michael F. Hilton

EXECUTIVE COMPENSATION
The following tables set forth information with respect to compensation for our NEOs:
A detailed description of the plans and programs under which our NEOs received the following compensation can be found in the Compensation Discussion and Analysis beginning on page 33 of this proxy statement.

SUMMARY COMPENSATION TABLE

Name and Principal Position		Year	Salary ($)	Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)[6]
Robert E. Sanchez	Chair and Chief Executive Officer	2017	804,000	2,140,487	1,640,009	1,309,625	101,879	141,757	6,137,757
		2016	785,225	1,351,441	1,539,987	1,207,635	65,069	156,329	5,105,686
		2015	768,825	1,628,493	1,539,956	1,520,137	—	183,526	5,640,937
Art A. Garcia	Executive Vice President and Chief Financial Officer	2017	492,500	601,366	480,031	410,686	62,842	69,795	2,117,220
		2016	479,783	337,208	392,027	351,234	42,095	78,347	1,680,694
		2015	440,800	372,679	359,954	424,426	—	80,825	1,678,684
Dennis C. Cooke	President, Global Fleet Management Solutions	2017	555,000	666,620	539,966	558,692	—	79,199	2,399,477
		2016	543,750	353,692	399,982	456,462	—	89,800	1,843,686
		2015	533,050	424,134	400,010	600,559	—	95,801	2,053,554
J. Steven Sensing	President, Global Supply Chain Solutions	2017	449,750	460,499	380,035	443,887	38,809	67,452	1,840,432
John J. Diez	President, Dedicated Transportation Solutions	2017	449,750	463,104	380,035	444,765	21,123	64,238	1,823,015
		2016	411,000	221,184	279,975	312,667	12,855	59,347	1,297,028

1
For 2017, 2016, and 2015, the amount includes performance-based restricted stock rights (PBRSRs) granted pursuant to our long-term incentive program (LTIP) as described on pages 45-48 of this proxy statement in the "Compensation Discussion and Analysis" section. The awards are based 50% on total shareholder return (TSR) and 50% on adjusted return on capital (ROC). The targets for ROC are set annually; therefore, only the PBRSRs based on ROC for the one-year 2017 performance cycle (for all outstanding performance periods) are probable and included in the table for 2017, the PBRSRs based on ROC for the one-year 2016 performance cycle are probable and included in the table for 2016, and the PBRSRs based on ROC for the one-year 2015 performance cycle are probable and included in the table for 2015. The value for the PBRSRs based on ROC for the one-year 2018 and 2019 performance cycles will be included in the table when the relevant targets have been set.
The grant date fair value of stock awards is determined pursuant to the accounting guidance for stock compensation and represents the total amount that we will expense in our financial statements over the relevant vesting period. Consequently, the amounts in this column may not reflect the actual value that will be recognized by the NEO. For information regarding the assumptions made in calculating the amounts reflected in this column and the maximum payout for the award, see note 21 to our audited consolidated financial statements, included in our annual report on Form 10-K for the year ended December 31, 2017. Dividend equivalents will accrue on all grants of PBRSRs and restricted stock and will be paid only on those that vest.

2
Option awards consist of stock options granted pursuant to our LTIP as described on pages 45-48 of this proxy statement under the "Compensation Discussion and Analysis" section. The grant date fair value of option awards is determined pursuant to the accounting guidance for stock compensation and represents the total amount that we will expense in our financial statements over the relevant vesting period. Consequently, the amounts in this column may not reflect the actual value that the NEO will recognize. For information regarding the assumptions made in calculating the amounts reflected in this column, see note 21 to our audited consolidated financial statements, included in our annual report on Form 10-K for the year ended December 31, 2017.

3
For 2017, the amounts in this column represent (1) amounts earned under the 2017 annual cash incentive awards (ACIAs) and (2) the amount of the performance-based cash awards (PBCAs) earned in prior years for all outstanding performance cycles, whether or not vested and paid. The ACIAs earned were paid in February 2018 and the PBCAs earned will vest and be paid after the end of the respective three-year performance period, if the executive continues to be employed by the Company. Following is a breakdown of the amounts earned for 2017:

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Name	Year	ACIAs ($)	PBCAs ($)
Robert E. Sanchez	2017	1,090,148	219,477
Art A. Garcia	2017	356,151	54,535
Dennis C. Cooke	2017	501,687	57,005
J. Steven Sensing	2017	406,503	37,384
John J. Diez	2017	406,503	38,262

4
The amounts in this column include an estimate of the change in the actuarial present value of the accrued pension benefits (under both our pension and pension restoration plans) for the NEO for the respective year. Assumptions used to calculate these amounts are described under “Pension Benefits” beginning on page 56. No NEO realized above-market or preferential earnings on deferred compensation.

5	All Other Compensation for 2017 includes the following payments or accruals for each NEO:

	Year	Employer Contributions to the 401(k) Plan ($)(a)	Employer Contributions to the Deferred Compensation Plan ($)(a)	Premiums Paid Under the Supplemental Long-Term Disability Insurance Plan ($)	Premiums Paid for Executive Life Insurance ($)	Charitable Awards Programs ($)(b)	Perquisites ($)(c)
Robert E. Sanchez	2017	14,850	67,639	9,883	2,577	9,932	36,875
Art A. Garcia	2017	14,850	24,687	11,479	1,579	—	17,200
Dennis C. Cooke	2017	14,850	33,342	9,629	1,779	—	19,599
J. Steven Sensing	2017	14,850	23,170	10,343	1,422	—	17,667
John J. Diez	2017	14,850	18,946	9,141	1,422	—	19,879

(a)
As described under “Pension Benefits”, our NEOs are not accruing benefits under our pension plan and instead receive employer contributions into their 401(k) and deferred compensation accounts. Starting in 2016, a portion of the employer contribution to the 401(k) and deferred compensation plans will be made in a lump sum after the end of the calendar year to which the contribution relates. Except for this lump sum contribution, the amounts presented above reflect amounts contributed during the calendar year reported and may include contributions related to cash incentive awards earned in the prior year.

(b)
Mr. Sanchez is eligible to participate, as a member of our Board, in our Matching Gifts to Education Program which, for members of our Board, is limited to a maximum benefit of $10,000 per year. All other NEOs are eligible to participate in our Matching Gifts to Education Program which is available to all employees and limited to a maximum benefit of $1,000 per year.

(c)
Includes a car allowance, financial planning and tax preparation allowance, annual perquisite allowance and amounts paid in connection with the executive’s home security system. The value in this column reflects the aggregate incremental cost to us of providing each perquisite to the executive.

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2017 GRANTS OF PLAN-BASED AWARDS
The following table reflects the three types of plan-based awards granted to our NEOs in 2017 under the Amended and Restated 2012 Equity and Incentive Compensation Plan (Equity Plan). The first row represents the range of payouts under the 2017 annual cash incentive awards, the second row represents the range of shares of common stock to be issued upon vesting of the PBRSRs granted as part of our 2017 LTIP, and the third row represents stock options granted as part of our 2017 LTIP.

Name	Grant Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)[3]	Exercise or Base Price of Option Awards ($/Sh)[4]	Grant Date Fair Value of Stock and Option Awards ($)[5]
			Threshold ($)	Target ($)	Maximum ($)	Threshold #	Target #	Maximum #
Robert E. Sanchez	ACIA	2/10/17	301,513	1,206,050	3,000,000
	PBRSR	2/10/17				7,206	28,825	43,238				2,140,487
	Options	2/10/17								104,390	76.49	1,640,009
Art A. Garcia	ACIA	2/10/17	98,504	394,017	900,000
	PBRSR	2/10/17				2,025	8,099	12,149				601,366
	Options	2/10/17								30,555	76.49	480,031
Dennis C. Cooke	ACIA	2/10/17	138,756	555,025	1,500,000
	PBRSR	2/10/17				2,245	8,978	13,468				666,620
	Options	2/10/17								34,370	76.49	539,966
J. Steven Sensing	ACIA	2/10/17	112,430	449,721	1,500,000
	PBRSR	2/10/17				1,551	6,203	9,304				460,499
	Options	2/10/17								24,190	76.49	380,035
John J. Diez	ACIA	2/10/17	112,430	449,721	1,500,000
	PBRSR	2/10/17				1,559	6,238	9,356				463,104
	Options	2/10/17								24,190	76.49	380,035

1
For the ACIAs, the amounts reflect the range of potential payouts at threshold, target or maximum payout levels based on Company performance. The Compensation Committee has discretion to adjust amounts based on individual performance but in no event to exceed the maximum payout amount. The Compensation Committee did not exercise such discretion in determining the earned 2017 ACIAs for our NEOs. The 2017 ACIAs as earned by our NEOs are discussed in further detail under the heading “Earned 2017 Annual Cash Incentive Awards” on page 45 of the Compensation Discussion and Analysis.

2
These columns reflect the range of potential PBRSRs that can be earned under our 2017 LTIP. The 50% of PBRSRs based on TSR are segmented into three performance cycles of one, two and three years (pursuant to accounting guidance, 100% of TSR shares related to the three year performance period is included in the initial year granted), and the other 50% PBRSRs based on ROC are segmented into three one-year performance cycles. PBRSRs will be earned based on performance in each respective performance cycle. All awards that have been earned at the end of each performance cycle will vest at the end of the three-year performance period, subject to Compensation Committee approval. See further discussion under the heading “2017 Long-Term Incentive Program (LTIP) Grants” on page 45 of the Compensation Discussion and Analysis.

3
Represents stock options granted under our 2017 LTIP. The stock options for all of the NEOs vest in three equal annual installments beginning on February 12, 2018. For a more detailed description of our stock options and stock option granting policies, see the sections entitled “2017 Long-Term Incentive Program (LTIP) Grants” on page 45 and “Equity Granting Practices” on page 50 of the Compensation Discussion and Analysis.

4	The exercise price of the stock options granted in 2017 was set as the closing price of our common stock on the grant date, as reported by the NYSE, as required under the Equity Plan.

5
The grant date fair value of the stock and option awards is determined pursuant to the accounting guidance for stock compensation and represents the total amount that we will expense in our financial statements over the relevant vesting period. For information regarding the assumptions made in calculating the amounts reflected in this column, see note 21 to our audited consolidated financial statements, included in our annual report on Form 10-K for the year ended December 31, 2017.

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OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2017

Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1) ($)
	Exercisable	Unexercisable
Robert E. Sanchez	27,830	—	53.63	02/10/2019
	89,325	—	58.21	02/07/2023
	93,415	—	71.43	02/06/2024
	55,617	27,808 (2)	93.51	02/11/2025	8,350 (5)	702,820
	40,979	81,956 (3)	55.32	02/09/2026	13,480 (6)	1,134,612	9,280 (8)	781,098
	—	104,390 (4)	76.49	02/09/2027	4,851 (7)	408,309	21,440 (9)	1,804,605

Art A. Garcia	6,825	—	53.63	02/10/2019
	18,580	—	58.21	02/08/2023
	22,020	—	71.43	02/07/2024
	13,000	6,500 (2)	93.51	02/11/2025	1,950 (5)	164,132
	10,432	20,863 (3)	55.32	02/09/2026	3,428 (6)	288,535	2,360 (8)	198,641
	0	30,555 (4)	76.49	02/09/2027	1,419 (7)	119,437	6,276 (9)	528,251

Dennis C. Cooke	15,625	—	71.43	02/06/2024
	14,447	7,223 (2)	93.51	02/11/2025	2,167 (5)	182,396
	10,644	21,286 (3)	55.32	02/09/2026	3,498 (6)	294,427	2,410 (8)	202,850
	—	34,370 (4)	76.49	02/09/2027	1,597 (7)	134,419	7,060 (9)	594,240

J. Steven Sensing	2,490	—	71.43	02/06/2024
	7,947	3,973 (2)	93.51	02/11/2025	1,192 (5)	100,331
	—	14,900 (3)	55.32	02/09/2026	2,448 (6)	206,048	1,686 (8)	141,911
	—	24,190 (4)	76.49	02/09/2027	1,123 (7)	94,523	4,964 (9)	417,820

John J. Diez	1,600	—	53.63	02/10/2019
	2,573	—	58.21	02/07/2023
	6,695	—	71.43	02/06/2024
	8,667	4,333 (2)	93.51	02/11/2025	1,298 (5)	109,253
	7,450	14,900 (3)	55.32	02/09/2026	2,448 (6)	206,048	1,686 (8)	141,911
	—	24,190 (4)	76.49	02/09/2027	1,123 (7)	94,523	4,964 (9)	417,820

(1)	Based on a stock price of $84.17, which was the closing market price of our common stock on December 31, 2017.

(2)	These stock options vest on February 12, 2018.

(3)	These stock options vest in two equal annual installments on February 10, 2018 and February 10, 2019.

(4)	These stock options vest in three equal annual installments on February 10, 2018, February 10, 2019 and February 10, 2020.

(5)
Represents PBRSRs that were granted in February 2015. These PBRSRs have been earned for the one-year period ending December 31, 2015 and the two-year period ending December 31, 2016, and will vest and be paid if the executive remains employed at the conclusion of the three-year performance cycle (January 1, 2015 through December 31, 2017), subject to Compensation Committee approval.

(6)
Represents PBRSRs that were granted in February 2016. These PBRSRs have been earned for the one-year period ending December 31, 2016, and will vest and be paid if the executive remains employed at the conclusion of the three-year performance cycle (January 1, 2016 through December 31, 2018), subject to Compensation Committee approval.

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(7)
Represents PBRSRs that were granted in February 2017. These PBRSRs have been earned for the one-year period ending December 31, 2017, and will vest and be paid if the executive remains employed at the conclusion of the three-year performance cycle (January 1, 2017 through December 31, 2019), subject to Compensation Committee approval.

(8)
Represents PBRSRs that were granted in February 2016 and will vest if the applicable TSR or ROC threshold is met for the three-year period ending December 31, 2018, in accordance with the terms of the Long-Term Incentive Program.

(9)
Represents PBRSRs that were granted in February 2017 and will vest if the applicable TSR or ROC threshold is met for the three-year period ending December 31, 2019, in accordance with the terms of the Long-Term Incentive Program.

2017 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards[1]
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)[2]	(#)[3]	($)[4]
	(A)	(B)		(C)
Robert E. Sanchez	26,275	605,274	16,331	1,249,158
Art A. Garcia	—	—	3,848	294,334
Dennis C. Cooke	32,328	653,719	14,477	1,107,346
J. Steven Sensing	8,492	181,112	725	54,613
John J. Diez	—	—	1,312	98,832

1	These columns reflect restricted stock and PBRSRs previously awarded to the NEOs that vested during 2017.

2	Calculated based on the difference between the closing market price of Ryder common stock on the date of exercise and the exercise price of the option.

3
These amounts are net of shares withheld by Ryder to cover tax withholding obligations as follows: Mr. Sanchez, 547 shares; Mr. Garcia, 358 shares; Mr. Cooke, 3,881 shares; Mr. Sensing, 127 shares and Mr. Diez, 1,597 shares.

4	Calculated based on the closing market price of Ryder common stock on the vesting date.

PENSION BENEFITS
We maintain a legacy Retirement Plan (pension plan) and Benefit Restoration Plan (pension restoration plan) for regular full-time employees other than those employees who are covered by plans administered by labor unions and certain other non-exempt employees. Effective December 31, 2007, the pension and pension restoration plans were frozen for all plan participants other than those who were eligible to continue to participate (based on age and tenure) and elected to do so. As a result, for those employees who were not eligible, or did not elect, to continue to participate, benefits ceased accruing under the defined benefit plans after December 31, 2007. All retirement benefits earned and accrued as of December 31, 2007 are fully preserved, continue to be subject to the applicable vesting schedule, and will be paid in accordance with the plans and applicable legal requirements. No employees hired or rehired after January 1, 2007 are eligible to participate in the pension or pension restoration plans.
Effective January 1, 2008, employees who were no longer eligible to continue to earn benefits in the pension plan were automatically transitioned to an enhanced 401(k) plan and a non-elective deferred compensation plan (if eligible) for their retirement benefits.
The 401(k) plan provides that employees hired or rehired prior to January 1, 2016 will receive: (1) a Company contribution equal to 3% of eligible pay, subject to a vesting schedule; and (2) a 50% Company match of employee contributions of up to 5% of eligible pay, subject in each case to IRS limits. Employees hired or rehired on or after January 1, 2016 will receive a 50% Company match of employee contributions of up to 6% of eligible pay, subject to IRS limits. Our deferred compensation plan provides for Company contributions in excess of the applicable IRS limitations under the 401(k) plan. Employees eligible for Ryder contribution enhancements in the 401(k) plan are also eligible for the enhancements in the deferred compensation plan provided they meet the eligibility requirements under the deferred compensation plan.
Based on their age and tenure with Ryder, Mr. Sanchez, Mr. Garcia, Mr. Sensing and Mr. Diez did not meet the eligibility requirements to continue accruing benefits under the pension and pension restoration plans, and, as such, their pension benefits were frozen and each is now entitled to the enhanced benefits under the 401(k) plan and deferred compensation plans. Mr. Cooke was hired after January 1, 2007 and, therefore, was not eligible to participate in the pension or pension restoration plans. Mr. Cooke is entitled to the enhanced benefits under the 401(k) plan and deferred compensation plans.
Benefits payable under the pension plan are based on an employee’s career earnings with us and our subsidiaries. At the normal retirement age of 65, a participant is entitled to a monthly pension benefit payable for life. The annual pension benefit, when paid in the form of a life annuity with no survivor’s benefits, is generally equal to the sum of 1.45% of the first $15,600 of total

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compensation received during each calendar year that the employee is eligible to participate in the plan, plus 1.85% of the excess over $15,600. The only elements of compensation considered in applying the payment and benefits formula are, to the extent applicable: eligible salary, annual cash incentive award, overtime, vacation and commission.
Pension plan benefits vest at the earlier of the completion of five years of credited service or upon reaching age 65. If a participant is over age 55 and has more than ten years of continuous credited service, he or she is eligible to retire with an unreduced benefit at age 62. In the event of a change of control, all participants will be fully vested and the term “accrued benefit” will include the value of early retirement benefits for any participant age 45 or older or with ten or more years of service. These benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee’s pension benefits may be paid in certain alternative forms having actuarially equivalent values.
The maximum annual benefit under a qualified defined benefit pension plan is currently $215,000 beginning at the Social Security retirement age. The pension restoration plan covers those pension plan participants whose benefits are reduced by the Internal Revenue Code or other United States laws and are eligible to participate in the pension restoration plan. A participant in the pension restoration plan is entitled to a benefit equaling the difference between the amount of benefits the participant is entitled to receive without the reductions and the amount of benefits the participant is entitled to receive after the reductions.
The following table sets forth the present value of the accumulated benefits for the NEOs assuming they retire at the unreduced early retirement age of 62 and have ten years of continuous service, and using interest rate and mortality rate assumptions consistent with those used in our financial statements. For information regarding interest rate and mortality rate assumptions, see the section entitled “Employee Benefit Plans” in note 22 to our audited consolidated financial statements, included in our annual report on Form 10-K for the year ended December 31, 2017. None of our NEOs received any payments under the pension plans in 2017.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Robert E. Sanchez	Retirement Plan (Frozen)	25	414,516
	Benefit Restoration Plan (Frozen)	25	385,971
Art A. Garcia	Retirement Plan (Frozen)	20	367,411
	Benefit Restoration Plan (Frozen)	20	211,608
Dennis C. Cooke	Retirement Plan (Not eligible)	0	—
	Benefit Restoration Plan (Not eligible)	0	—
J. Steven Sensing	Retirement Plan (Frozen)	25	278,257
	Benefit Restoration Plan (Frozen)	25	8,622
John J. Diez	Retirement Plan (Frozen)	16	133,943
	Benefit Restoration Plan (Frozen)	16	7,147

2017 NONQUALIFIED DEFERRED COMPENSATION
We maintain a deferred compensation plan for certain employees, including our NEOs, pursuant to which participants may elect to defer receipt of their cash compensation (base salary, commissions and annual annual cash incentive award only). Any deferred amounts are part of our general assets and are credited with hypothetical earnings based on several hypothetical investment options selected by the employee. The compensation may be deferred until the earlier to occur of a fixed date or separation of employment due to retirement, disability or removal, and is payable in a lump sum or in installments for a period ranging from two to fifteen years as elected in advance by the executive. Upon a change of control, all deferred amounts will be paid immediately in a lump sum. Our current deferred compensation plan does not provide for above-market or preferential earnings. As described above under “Pension Benefits”, in 2017, Mr. Sanchez, Mr. Garcia, Mr. Sensing and Mr. Diez were not eligible to continue accruing benefits under the pension and pension restoration plans and Mr. Cooke was never eligible to accrue benefits under such plans. Instead, each received the employer contributions in excess of the applicable IRS limitations under the 401(k) plan into his deferred compensation account. A description of these benefits is included under “Pension Benefits” above. None of our NEOs received any distributions under the deferred compensation plan in 2017.

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Executive Compensation

	Executive Contributions in Last Fiscal Year	Employer Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Balance at Last Fiscal Year End
Name	($)	($)[1]	($)[2]	($)
Robert E. Sanchez	80,400	67,639	621,552	3,108,591
Art A. Garcia	43,153	24,687	111,947	827,258
Dennis C. Cooke	138,750	33,342	156,298	1,106,257
J. Steven Sensing	87,365	23,170	109,611	562,961
John J. Diez	12,140	18,946	38,173	214,720

1	The amounts reflected in this column were reported as compensation to the NEOs in our Summary Compensation Table for 2017.

2	Aggregate earnings on deferred compensation included in this column were not reported as compensation to the NEOs in our Summary Compensation Table for 2017.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
The severance benefits for executive leadership team members, including each of the NEOs, are provided under individual severance agreements. The severance benefits for all other officers are provided under Ryder’s Executive Severance Plan. No severance was paid to any NEO during 2017.
Voluntary Termination and Termination for Cause
In the event an NEO voluntarily terminates his employment with us, or is terminated for cause (as defined below), the NEO will not be entitled to receive any severance payments under the terms of his severance agreement. The NEO will retain any accrued compensation and benefits to the extent vested. In the event of voluntary termination only, all unvested equity awards will be canceled and the NEO will have three months from the date of termination to exercise any vested stock options. In the event of termination for cause only, all equity awards, vested and unvested, will be canceled.
Termination for Death, Disability or Retirement
Cash and Benefits. In the event an NEO retires, he will be entitled to receive any accrued compensation and benefits to the extent such benefits have vested, including under our pension and pension restoration plans, as described in more detail under the heading “Pension Benefits”. In the event of death, the NEO’s beneficiaries would receive benefits under the executive life insurance policies we maintain on his behalf, which benefits are equal to three times the NEO’s current base salary up to an aggregate of $3.0 million. In addition, welfare benefits (health, dental, vision and prescription) are extended for 60 days for covered beneficiaries, the total cost of which would range from approximately $2,180 to $3,670, depending on the NEO’s coverage and number of covered family members. In the event of disability, the NEO would be entitled to any amounts paid under our disability insurance policies, including the supplemental long-term disability we maintain for executive officers (as described under “Retirement and Welfare Benefits and Perquisites” in the Compensation Discussion and Analysis). Upon death or disability, the NEO (or his beneficiary) would also be entitled to a pro-rata payment under our annual cash incentive award program.
Stock Options. Upon death or retirement, all vested stock options will remain exercisable for the remainder of the term of the option and all unvested stock options will be canceled. Upon disability, all vested stock options will remain exercisable for the remainder of the term of the option and all unvested stock options will continue to vest for a period of three years following disability. The value of the stock options that will continue to vest upon disability was $5.6 million for all NEOs (calculated based on the difference between the exercise price of the options and the closing market price of our stock on December 30, 2017).
Restricted Stock, PBRSRs and PBCAs. Upon death, disability or retirement, a pro-rata portion of any restricted stock rights will vest and the underlying common stock will be distributed to the executive (or his or her beneficiary, in the event of death). In addition, if the performance condition for any PBRSRs or PBCAs is met, a pro-rata portion of the PBRSRs and PBCAs will vest and the underlying common stock and cash will be distributed to the executive (or his or her beneficiary, in the event of death) when distribution to all other participants occurs. The fair market value of the pro-rata number of restricted stock rights plus the value of the PBCAs that the executives would have been provided had the death, disability or retirement occurred on December 31, 2017 and assuming, with respect to the PBRSRs and PBCAs, that the performance condition is met, is as follows: Mr. Sanchez, $3,307,680; Mr. Garcia, $845,124; Mr. Cooke, $904,649; Mr. Sensing, $928,176 and Mr. Diez, $622,963.

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Involuntary Termination without Cause and Termination Following a Change of Control
An NEO is entitled to the following severance benefits if we terminate his employment without Cause (as defined below) or if, within two years after a Change of Control, we terminate his employment without Cause, or the executive terminates his employment for Good Reason (as defined below).
Cash. The NEO will receive cash severance as follows:

Involuntary Termination Without Cause:	Qualifying Termination following Change of Control:
s salary continuation for the applicable severance period (30 months for the CEO and 18 months for all other NEOs);	s lump sum payment equal to the NEO's eligible base salary on the date of termination times the applicable salary multiple (3x for the CEO and 2x for all other NEOs);
s pro-rata cash payment under the applicable annual cash incentive awards based on actual performance in the year of termination; and	s pro-rata cash payment under the applicable annual cash incentive awards based on actual performance in the year of termination; and
s  severance payment equal to 2.5x for the CEO and 1.5x for all other NEOs of the average amounts actually paid to the NEO under the annual cash incentive award for the three-year period preceding the year of termination.

s  annual cash incentive award equal to the target annual cash incentive award amount (based on the NEO's base salary on the date of termination) for the relevant period times the applicable annual cash incentive award multiple (3x for the CEO and 2x for all other NEOs).

Also upon a termination without Cause or if the executive terminates his employment for Good Reason, in each case within two years after a Change of Control, an NEO is entitled to immediate vesting and payment of any deferred compensation amounts, immediate payment of any accrued benefits under our pension restoration plan and additional benefits under our pension plan (as previously described under "Pension Benefits").
Equity.  Upon an involuntary termination without Cause, (i) an NEO's vested stock options are exercisable until three months after the end of the relevant severance period and all unvested stock options are canceled and (ii) all unvested restricted stock and PBRSRs and PBCAs (whether or not earned) will be forfeited. Upon a Change of Control, our Equity Plan provides for single-trigger accelerated vesting (i.e., vesting upon a Change of Control) of outstanding equity awards and PBCAs granted prior to May 6, 2017 and double-trigger accelerated vesting (i.e., vesting upon the occurrence of a Change in Control and termination of the NEO's employment without Cause or for Good Reason and upon or within twenty-four months following the Change in Control (as each is defined in the Equity Plan)) of awards granted on or after May 6, 2017. In 2017, the Committee discontinued the granting of PBCAs.
Key Defined Terms.  Following are key terms defined in the NEO severance agreements:
▶ “Cause” means (i) an act of fraud, misappropriation, or embezzlement; (ii) conviction of any felony; (iii) conviction of a misdemeanor involving moral turpitude; (iv) willful failure to report to work for more than 30 days; (v) willful failure to perform duties; (vi) material violation of Ryder’s Principles of Business Conduct; (vii) any other activity that would constitute cause under such agreements. Items (vi) and (vii) are not included in the definition of Cause for purposes of providing severance upon a Change of Control.
▶ “Change of Control” means the acquisition of 30% or more of the combined voting power of our common stock; a majority change in the composition of our Board; any reorganization, merger or consolidation that results in more than a 50% change in the share ownership of our common stock, the acquisition of 30% or more of the voting power of our common stock by one person or a majority change in the composition of the Board; our liquidation or dissolution; or a sale of substantially all of our assets.
▶ “Good Reason” means a material reduction in compensation; transferring the NEO more than 50 miles; failure to obtain a successor’s agreement to honor the NEO severance agreement; failure to pay certain Change of Control severance benefits into a trust; termination of employment not done in accordance with the NEO severance agreement; or any material change in duties or any other material adverse change in the terms and conditions of the NEO’s employment (but specifically does not include a change in title or reporting relationship).
Restrictive Covenants and Other Provisions. The NEO severance agreements contain standard confidentiality, non-competition, non-solicitation, non-disparagement and release provisions that are applicable to all termination scenarios described above. The duration of the restriction on non-competition and non-solicitation covenants remains in effect for the longer of (i) twelve months following the NEO's termination date or (ii) the applicable severance period (which shall be a period of one and one-half years (two and one-half years for the CEO) upon an involuntary termination without Cause and two years (three years for the CEO) upon termination following a Change of Control). The restrictions on confidentiality and non-disparagement remain in effect indefinitely. The NEO must execute the release and abide by all restrictions in order to receive all applicable payments and benefits. Such agreements also provide that Ryder will reduce (but not below zero) the aggregate present value of the payments

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under the agreement to an amount that would not cause any payment to be subject to the excise tax under Section 4999 of the Internal Revenue Code, if reducing the payments under the agreement would provide the executive with a greater net after-tax amount than would be the case if no reduction was made. In the event of any termination, the NEO will also be entitled to:

•
continuation of all medical, dental, prescription and vision insurance plans and programs until the earlier of the end of the applicable severance period (which shall be a period of one and one-half years (two and one-half years for the CEO) upon an involuntary termination without Cause and two years (three years for the CEO) upon termination after a Change of Control), the date COBRA continuation coverage is canceled or the date the NEO is eligible to receive benefits from another employer;

•	continuation of executive life and supplemental disability insurance until the end of the relevant severance period; and

•
outplacement services under a Company-sponsored program until the earlier of (i) twenty-four months after the NEO's termination date (thirty-six months for the CEO); (ii) the date on which the NEO obtains another full-time job; (iii) the date on which the NEO becomes self-employed; and (iv) the date on which the NEO has received all services or benefits due under the applicable program.

Estimated Severance and Change of Control Severance Benefits as of December 31, 2017
The estimated payments and benefits that would be provided to each NEO as a result of involuntary termination without Cause or the occurrence of a Change of Control under our NEO severance agreements are set forth in the table below. Calculations for this table are based on: (1) the triggering event taking place on December 31, 2017 and (2) a common stock price of $84.17, the closing price on December 30, 2017.

		Triggering Event
Name	Compensation Components	Involuntary Termination without Cause ($)	Change of Control without Termination ($)	Change of Control with Qualifying Termination ($)

Robert E. Sanchez	Cash Severance[1]	5,836,836	—	5,899,286
	Intrinsic Value of Equity[2]	—	8,758,003	8,758,003
	Retirement Benefits[3]	—	—	—
	Welfare Benefits[4]	48,746	—	58,495
	Outplacement[5]	15,000	—	15,000
	Total Benefit to Employee	5,900,582	8,758,003	14,730,784
Art A. Garcia	Cash Severance[1]	1,608,854	—	2,156,152
	Intrinsic Value of Equity[2]	—	2,327,138	2,327,138
	Retirement Benefits[3]	—	—	—
	Welfare Benefits[4]	19,627	—	26,169
	Outplacement[5]	15,000	—	15,000
	Total Benefit to Employee	1,643,481	2,327,138	4,524,459
Dennis C. Cooke	Cash Severance[1]	2,098,808	—	2,757,687
	Intrinsic Value of Equity[2]	—	2,484,370	2,484,370
	Retirement Benefits[3]	—	—	—
	Welfare Benefits[4]	29,568	—	39,424
	Outplacement[5]	15,000	—	15,000
	Total Benefit to Employee	2,143,376	2,484,370	5,296,481
J. Steven Sensing	Cash Severance[1]	1,440,987	—	1,223,953
	Intrinsic Value of Equity[2]	—	1,681,387	1,681,387
	Retirement Benefits[3]	—	—	—
	Welfare Benefits[4]	33,002	—	44,002
	Outplacement[5]	15,000	—	15,000
	Total Benefit to Employee	1,488,989	1,681,387	2,964,342
John J. Diez	Cash Severance[1]	1,495,294	—	1,573,791
	Intrinsic Value of Equity[2]	—	1,737,859	1,737,859
	Retirement Benefits[3]	—	—	—
	Welfare Benefits[4]	29,568	—	39,424
	Outplacement[5]	15,000	—	15,000
	Total Benefit to Employee	1,539,862	1,737,859	3,366,074

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1
Cash severance includes: (1) base salary, (2) pro-rata cash payment under the annual cash incentive awards, (3) in the case of involuntary termination without Cause, a payment equal to a multiple of the average payout amounts under the annual cash incentive awards for the previous three years, and (4) in the case of Change of Control with termination, a payment equal to a multiple of the target annual cash incentive award, all as described above. In the event of involuntary termination without Cause, base salary is paid over time in accordance with usual payroll practices and the annual cash incentive award is paid in a lump sum shortly after termination. In the event of termination in connection with a Change of Control, all payments are made in a lump sum shortly after termination. Timing and payment of cash severance is subject in all respects to Section 409A of the Internal Revenue Code.

2
Upon a Change of Control, the intrinsic value of equity reflects the intrinsic value of the accelerated equity. In each case, the amounts are calculated using the closing price of our common stock on December 31, 2017 ($84.17), and includes stock options, restricted stock, PBRSRs, and PBCAs.

3
This amount reflects the incremental increase in value resulting from the acceleration of the vesting of the pension restoration plan in the event of a Change of Control (whether or not there is a termination of employment), plus, in the event of a termination in connection with a Change of Control, the value of the early retirement subsidy in our pension plan. Assumed retirement age is the later of age 55 or the executive's age on December 31, 2017. See "Pension Benefits" above for more information.

4
Amounts are based on the current cost to us of reimbursing the named executive for the premiums paid for their current health, dental and prescription insurance coverage during the severance period as described above. The reimbursement is included in the earnings of the executive and subject to all applicable taxes.

5	Amounts reflect the cost of outplacement services provided under a Company-sponsored program.

PAY RATIO

As required by SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees to that of Robert E. Sanchez, our Chief Executive Officer (our “CEO”).

The median 2017 annual total compensation of all employees of the Company (other than our CEO) was $44,344, and the 2017 annual total compensation of our CEO was $6,137,757. Based on this information, for 2017, the ratio of the annual total compensation of our CEO to the median annual total compensation of all employees was 138 to 1.
To identify the median employee, we began with our employee population (comprising both full-time and part-time employees) as of December 31, 2017, which consisted of approximately 35,241 individuals, with 82.4% employees located in the United States and 17.6% located outside of the United States (as reported in Item 1, Business, in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 20, 2018).
We then excluded certain non-U.S. employees-all 474 employees from Singapore and all 8 employees from Germany as permitted by an exemption under SEC rules that allows for exclusion of employees in countries outside of the United States where a small number of our employees are located. After this exemption, our employee population as of December 31, 2017 consisted of approximately 34,759 individuals. We then identified the median employee using total cash compensation for this population (excluding our CEO) for the 12-month period ending December 31, 2017 comprising (1) base pay, (2) actual annual bonus, (3) commissions and (4) other cash payments including car allowance, perquisites, tuition reimbursement and an executive allowance. We did not annualize compensation for any employees, including employees that were not employed by us for all of 2017.
After identifying the median employee as a full-time, salaried employee located in the United States, we calculated this employee’s 2017 annual total compensation based on the Summary Compensation Table rules used for our NEOs.

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Director Compensation

DIRECTOR COMPENSATION
Description of Director Compensation Program
The key objective of the compensation program for our Board is to align the interests of the Board with the interests of our shareholders. In addition, our Board compensation program is designed to attract directors who have the necessary skills, experience and character to fulfill their responsibilities, to enhance long-term value for our shareholders and to ensure the continuity and vitality of our Company. Directors who are employees receive no compensation or benefits for service on the Board other than the right to participate in our Matching Gifts to Education Program at the Board level.

Our non-employee directors received the following compensation during 2017:
•	an annual Board retainer of $65,000, payable in January of each year;
•	an annual committee retainer of $35,000, payable in May of each year;
•	an annual grant of $135,000 in restricted stock units (RSUs), made on the date of our Annual Meeting of shareholders;
•
a Board or committee meeting attendance fee of $1,000 for each additional Board or committee meeting attended in excess of eight Board meetings or eight committee meetings, payable in December of each year;

•
a committee chair retainer, payable in May of each year, to each of the Chairs of the Finance and Governance Committees ($10,000), the Compensation Committee ($15,000) and the Audit Committee ($20,000); and

•	an annual retainer of $25,000 to the Board's Lead Independent Director, payable in May of each year.

The number of RSUs granted is based on the closing price of Ryder common stock on the date of grant. The RSUs vest upon grant, following a director’s initial year of service on the Board. Prior to 2018, awards were delivered upon termination of a director’s service on the Board (either as a lump sum or in annual installments, as elected in advance by the director). Commencing in 2018, RSU awards are delivered upon vesting following a director’s initial year of service on the Board. Directors may not sell any shares delivered in respect of RSUs unless they have satisfied the director stock ownership requirements, as explained on page 63. RSUs granted prior to a director's initial year of service, or RSUs deferred until on or after separation from the Board, will receive dividend equivalents, which will be reinvested through our Dividend Reinvestment Program. RSUs settled upon granting will receive dividends upon terms consistent with all other shareholders. Upon the occurrence of a change in control, as defined in the relevant plan documents, all outstanding RSUs will be delivered to the director in a lump sum.

Directors are given the option to receive all or any portion of their annual Board retainer in Ryder common stock, which cannot be sold until six months following the date such person ceases to be a director. As part of our deferred compensation plan, directors have the option of deferring receipt of their annual Board and committee retainers, and excess meeting fees. We do not pay above-market or preferential earnings on compensation deferred by the directors. Directors are not eligible to participate in our pension plan or 401(k) plan.
We maintain a legacy Directors’ Charitable Awards Program pursuant to which each director elected prior to January 1, 2005 may designate up to two charitable organizations to which we will contribute an aggregate of $500,000 in ten annual installments in the director’s name following the director’s death. The program is currently funded with the proceeds of insurance policies and the directors obtain no personal financial benefits from the program. Three of our directors were elected prior to January 1, 2005 and currently participate in the program. Directors may also participate in our Matching Gifts to Education Program (available to all employees), under which we match a director’s contributions to eligible educational institutions up to a maximum of $10,000 per year (employees are limited to a maximum of $1,000 per year).
Our Compensation Committee conducts a comprehensive review and evaluation of our compensation package for non-employee directors annually, including a review of a compensation pay analysis provided by Frederic W. Cook & Co., Inc. The Compensation Committee did not recommend any increases in director compensation for 2018.

2017 DIRECTOR COMPENSATION
The table below sets forth the total compensation received by our non-employee Board members in 2017. The amounts in the “Stock Awards” column below represent the aggregate grant date fair value, computed in accordance with the accounting guidance for stock compensation, of (1) RSUs granted to the directors in 2017 and (2) RSUs awarded as dividend equivalents in 2017. Messrs. Nord and Stockton were appointed as directors by the Board in 2018 and, therefore, did not receive any compensation during 2017.

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Name	Fees Earned or Paid in Cash ($)[1,2,3]	Stock Awards ($)[4,5]	All Other Compensation ($)[6]	Total ($)
John M. Berra	100,000	179,456	—	279,456
Robert J. Eck	100,000	147,566	10,000	257,566
Robert A. Hagemann	121,000	134,680	2,000	257,680
L. Patrick Hassey	100,000	171,463	—	271,463
Michael F. Hilton	100,000	143,488	—	243,488
Tamara L. Lundgren	100,000	141,775	2,500	244,275
Luis P. Nieto, Jr.	110,000	167,793	10,000	287,793
Abbie J. Smith	100,952	179,456	—	280,408
E. Follin Smith	115,000	173,747	9,704	298,451
Hansel E. Tookes, II	136,000	180,843	—	316,843

1	Includes an annual Board retainer of $65,000 plus an annual committee retainer of $35,000.

2	Includes Committee Chair fees as follows: Mr. Hagemann, $20,000; Mr. Nieto, $10,000; Ms. E. Smith, $15,000; Mr. Tookes, $10,000; and Lead Independent Director fees as follows: Mr. Tookes, $25,000.

3	This column includes additional meeting fees paid to members of the Board as follows: Mr. Hagemann, $1,000; Mr. Nieto, $1,000; Ms. A. Smith, $1,000; and Mr. Tookes, $1,000.

4
Includes the aggregate grant date fair value of awards computed in accordance with the accounting guidance for stock compensation for dividends on the restricted stock units granted to directors in 2017 in the following amounts: Mr. Berra, $54,482; Mr. Eck, $22,592; Mr. Hagemann, $9,706; Mr. Hassey $46.489; Mr. Hilton, $18,514; Ms. Lundgren, $16,801; Mr. Nieto, $42,819; Ms. A. Smith, $54,482; Ms. E. Smith, $48,773; and Mr. Tookes, $55,869.

5	The following table sets forth each director's outstanding stock as of December 31, 2017:

Name	Outstanding Stock Awards
John M. Berra	30,506
Robert J. Eck	12,419
Robert Hagemann	6,376
L. Patrick Hassey	24,908
Michael F. Hilton	10,240
Tamara L. Lundgren	9,349
Luis P. Nieto, Jr.	22,991
Abbie J. Smith	31,800
E. Follin Smith	26,708
Hansel E. Tookes, II	30,892

6	Reflects benefits under the Company's Matching Gifts to Education program.
Director Stock Ownership Requirements
To further align the interests of our directors and shareholders, we impose stock ownership requirements on our directors, who are expected to own Ryder common stock or common stock equivalents (including any vested or unvested RSUs). In 2017, the Board increased the stock ownership requirements for directors from five times such director's total annual cash Board retainer to six times the total annual cash Board retainer, based on a five-year rolling average stock price. The ownership requirements must be proportionately satisfied within five years of the director’s election to the Board. As of December 31, 2017, all directors were in compliance with these stock ownership requirements.

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Advisory Vote on Executive Compensation

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are providing shareholders with an advisory vote on executive compensation, or Say on Pay, as required pursuant to the Dodd-Frank Act.
The Say on Pay vote is a non-binding vote on the compensation of our NEOs, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement.  The Dodd-Frank Act requires us to hold the Say on Pay vote at least once every three years. Following the recommendation of our shareholders at our 2017 Annual Meeting of Shareholders, our Board has chosen to hold the Say on Pay vote every year.
After considering the feedback we solicited and received from our shareholders after our 2017 Annual Meeting, we have adopted several modifications to our executive compensation programs. We encourage you to read the Compensation Discussion and Analysis to learn more about our executive compensation programs and policies and the changes we are making. The Board believes that its 2017 compensation decisions and changes to our executive compensation programs reflect the Company's commitment to being responsive to shareholder input and to pay for performance, support the Company's ability to sustain long-term growth while accounting for sound risk management and align the interests of our executives with those of our shareholders by emphasizing variable, at-risk compensation largely tied to measurable performance goals.
Although this Say on Pay vote on executive compensation is non-binding, we value highly input from and engagement with our shareholders. The Board and the Compensation Committee will review the results of this 2018 vote and, consistent with our record of shareholder engagement, take the outcome of the vote into account when determining future executive compensation arrangements. Shareholders are therefore asked to vote for the following resolution:
RESOLVED, that the shareholders of Ryder approve, on an advisory basis, the compensation of Ryder’s NEOs, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in Ryder’s 2018 Annual Meeting proxy statement.
The Board recommends a vote FOR adoption of the resolution approving the compensation of our NEOs, as described in the Compensation Discussion and Analysis section and related tabular and narrative disclosure set forth in this proxy statement.

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Amendment to Restated Articles of Incorporation and By-Laws

PROPOSAL NO. 4
AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION AND BY-LAWS TO AUTHORIZE SHAREHOLDER ACTION BY WRITTEN CONSENT
Background
At our 2017 annual meeting, holders of 50.5% of our outstanding shares expressed support for a proposal to provide shareholders with the right to act by written consent without a meeting of shareholders. Of the votes cast, 58.2% supported the proposal while 40.4% voted against it, with 1.4% abstaining. In 2017, the Board recommended voting against this proposal, as the Company had already provided shareholders with the right to act between annual meetings through the power to call a special meeting (at a low 10% threshold). In addition, the Board had concerns regarding the potential abuse of a right to act by written consent, since such a right could lead to fundamental corporate changes being approved without giving all shareholders adequate notice and the opportunity to provide input and ask questions at an open shareholder meeting, and without complying with other important procedural and substantive shareholder protections. The Board remains concerned about the disruptive effect a consent solicitation could have on the Board’s and shareholders’ ability to thoroughly consider significant corporate actions and possible alternatives.

Ryder views its relationships with shareholders and other stakeholders as fundamental to good corporate governance practices and has a strong record of responsiveness to shareholder concerns. Under the leadership of Mr. Tookes, our Lead Independent Director and Chair of the Nominating and Governance Committee, the Company has implemented proxy access, commenced annual director elections and adopted double-trigger vesting upon a change of control in response to shareholder feedback. In addition, during Mr. Tookes' tenure on the Corporate Governance and Nominating Committee, the Company (i) implemented majority voting for director elections, (ii) eliminated supermajority voting provisions regarding removal of directors, amendment of certain provisions of our Articles and By-Laws and approval of certain business combinations with interested shareholders, (iii) began disclosing our political contributions policy and annual direct corporate contributions to political candidates on our website, and (iv) commenced disclosure of carbon emissions and energy data through the Carbon Disclosure Project.

Consistent with the Company’s commitment to soliciting and considering feedback from shareholders, in the summer and fall of 2017, we solicited specific feedback from our shareholders related to the 2017 written consent proposal and how we could amend our Restated Articles of Incorporation and By-Laws to authorize shareholders to act by written consent in a way that protects and is in the best interest of all shareholders.
Shareholder Engagement and Feedback
Led by Mr. Tookes and accompanied by Ms. F. Smith, the Chair of our Compensation Committee, we reached out to our top 50 shareholders, representing an aggregate of more than 77% of our outstanding shares. In August and September 2017, M. Tookes and Ms. F. Smith, along with key members of management, met in person and by phone with 20 of Ryder’s largest shareholders, representing nearly 53% of our outstanding shares. During these interactions, we discussed Ryder’s record of strong governance practices and responsiveness to shareholder concerns, and specifically focused on the 2017 written consent proposal with our shareholders, explaining the Board’s reasons for opposing the 2017 proposal and asking the shareholders to provide their perspectives on next steps.

A clear majority of the shareholders we engaged with encouraged the Company to be responsive to the majority supported shareholder proposal by adopting a written consent right. However, many of our largest institutional shareholders expressed the view that the right to act by written consent was unnecessary in light of the Company’s low threshold for special meetings (which permits shareholders owning 10% of our shares to call a special meeting).

A substantial majority, representing approximately 80% of the shares reached through our engagement efforts, supported the Board using its discretion to implement procedural safeguards if the Company were to provide shareholders with the right to act by written consent.

Among various procedural safeguards, the most commonly discussed topic during our shareholder engagement was the minimum percentage of our shares that a shareholder (or a group of shareholders) must own in order to initiate the written consent process. All shareholders were universally supportive of implementing such a threshold, provided that the threshold conformed to customary benchmarks. Approximately 75% of the shares reached through our engagement efforts supported a higher threshold than the existing 10% threshold for calling a special meeting and approximately 59% of shares reached would support a 25% threshold, deferring to the Board’s discretion in setting these safeguards. These shareholders expressed

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Amendment to Restated Articles of Incorporation and By-Laws

concerns about the possibility for abuse if the percentage was set too low given Ryder’s midcap market size and because open shareholder meetings tend to be more conducive to orderly and transparent discussions of a proposed action than a written consent solicitation.

After careful consideration of this feedback from our shareholders, as well as a thorough review of market practice and procedural safeguards adopted by peer companies with respect to written consent rights, the Board has proposed certain amendments to our Restated Articles of Incorporation and By-Laws that would permit shareholders to act by written consent, provided such action satisfies certain procedural requirements. In considering the appropriateness of these requirements, the Board also took into account the fact that more than 40% of the shares voting at the 2017 annual meeting opposed the written consent proposal entirely, and that, if we implemented a written consent right, those objecting shareholders would expect the Board to take measures to protect their interests and the interests of all shareholders. It should also be noted that the proponent of the 2017 proposal did not specify any substantive or procedural requirements for shareholders or the Board to consider in evaluating the advisability of permitting action by written consent. The Board believes that adopting a written consent right with the procedural safeguards described below is responsive to the shareholder vote and will improve the transparency and fairness of the written consent process in the best interest of all our shareholders.

Proposed Procedural Safeguards
To ensure that shareholders whose proposed action(s) have received limited support do not cause the Company or other shareholders to suffer disruption and incur unnecessary expense as a result of a consent solicitation, the proposed amendments require a minimum stock ownership threshold of 25% or more of the outstanding shares of our common stock. For purposes of the proposed ownership threshold, the 25% requirement must consist of owned shares (as that term is defined in our By-Laws) to request the Board to set a record date to determine shareholders entitled to consent. The Board believes that this 25% threshold strikes the right balance between enhancing the ability of our shareholders to initiate shareholder action that is not recommended by the Board, and sparing shareholders from consent solicitations that are only relevant or meaningful to very narrow constituencies. In addition, our top two shareholders own over 20% of our outstanding shares and will be able to meet any lower threshold readily should they wish to initiate action by written consent. The Board believes that midcap companies such as Ryder need to have thresholds towards the higher end of customary benchmarks due to the lower absolute dollar amount that a shareholder could invest in order to initiate a consent solicitation and the corresponding higher risk of abuse and disruption by special interests.

Minimum stock ownership thresholds are common requirements in management-sponsored written consent proposals, and have been nearly universal in such proposals from large companies since 2010. However, the specific percentage set as the minimum stock ownership threshold varies from company to company. Of 14 large companies since 2010 that have put forth a management-sponsored written consent proposal with a minimum stock ownership threshold in response to a majority supported shareholder proposal, the most common threshold was 25%.

A minimum threshold of 25% is directly responsive to a majority of our shareholders with whom we engaged (58%) who believed that 25% is a reasonable threshold and that the Board should have discretion to determine the most appropriate thresholds after consideration of the Company’s size, its strong governance profile (including the right to call a special meeting, the lack of a poison pill, annual director elections, proxy access, and a "1" under the ISS' QualityScore model which represents the lowest governance risk), and the concerns voiced by other shareholders about the possibility of abuse of a written consent right.

To ensure that written consent is in compliance with applicable laws and is not duplicative, the written consent process would not be available for a limited number of matters, specifically: (i) those matters that are not a proper subject for shareholder action under applicable law, or if the request involves a violation of the federal proxy rules or other applicable law, (ii) if the request to set a record date is received by the Company during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of (x) the date of the next annual meeting or (y) 30 days after the first anniversary of the immediately preceding annual meeting of shareholders, (iii) if an identical or substantially similar item (other than the election or removal of directors) was presented at a meeting of shareholders held not more than 12 months before the request for a record date is received by the Company, (iv) if an identical or substantially similar item consisting of the election or removal of directors was presented at a meeting of shareholders held not more than 90 days before the request for a record date was received by the Company, or (v) if an identical or substantially similar item is included in the Company’s notice of meeting for a meeting that has been called but not yet held or that is called to be held within 90 days after the request for a record date is received by the Company.

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To ensure transparency in the written consent process, any shareholders seeking to act by written consent would be required to provide the same information as would be required with respect to a proposal to nominate a director or to be acted upon at a shareholders’ meeting. This requirement is a standard protection for shareholders in written consent proposals.

To ensure a prompt and orderly process for shareholder action and establish a reasonable deadline for the Board to properly evaluate and respond to a shareholder request for setting a record date, the proposed amendments require that the Board act, with respect to a valid request, to set a record date by the later of (i) 20 days after delivery of a valid request to set a record date; and (ii) five days after delivery by the shareholder(s) of any information requested by the Company to determine the validity of the request for a record date or to determine whether the requested action may be effected by written consent. In addition, the actual record date to be set within the relevant period must be no more than 10 days after the date on which the Board takes action to set a record date. Should the Board fail to set a record date by the required date, the record date will be deemed the date on which the first signed consent is delivered to the Company. Imposing a deadline for Board action is a standard protection for shareholders in written consent proposals.

To ensure that shareholders have sufficient time to consider the merits of any matter proposed to be acted upon by written consent, any statements in opposition and the Board’s presentation of its views regarding such matter, the proposed amendments prohibit dating and delivering consents until 90 days after the delivery of a valid request to set a record date. A waiting period is a standard protection for shareholders in management-sponsored written consent proposals. Based on the Company’s review of management-sponsored proposals over the last five years, 60-90 days has been the most common waiting periods. Companies such as Allergan, Inc. (2014) and Amgen, Inc. (2012) have adopted a 90-day waiting period. The Board believes a longer waiting period would provide the Board with a more reasonable timeframe to properly evaluate and respond to a shareholder request, and would provide other shareholders with a reasonable amount of time to consider different points of view regarding the subject-matter of the written consent.

To avoid an unduly protracted campaign that will disrupt the Company, in order for an action to be effective, consents signed by a sufficient number of shareholders must be delivered to the Company no later than 90 days after the record date. Several large companies, such as Duke Energy Corporation and the Raytheon Company, have included similar safeguards in their recent management-sponsored proposals.

To protect against shareholder disenfranchisement, written consents must be solicited from all shareholders, giving each shareholder the right to consider and act on a proposed matter. This protection would eliminate the possibility that a small group of shareholders could act without notifying all of our shareholders and giving them an opportunity to provide input after a public and transparent discussion of the merits of any proposed action. This safeguard is a standard protection for shareholders in written consent proposals.

The Company sought to take into account the varying perspectives of our shareholders in selecting the ownership threshold for initiating the written consent process and in designing the other safeguards described above. Generally, a significant majority of shareholders with whom we engaged wanted the Company to strike a balance between giving shareholders the ability to initiate action, and preventing our shareholder base, as a whole, from being subjected to actions that reflect special interest agendas not widely shared by shareholders or that could impose significant costs on the Company and its shareholders. In weighing these competing goals, the existing shareholder right to call special meetings, including the low 10% ownership threshold for exercising the right, was a particularly important consideration for the Company and many of our shareholders. Given the availability of the special meeting right, we view a new written consent right as a supplement to our shareholders’ right to initiate action through the special meeting procedure.

Additionally, the Company’s proposal does not seek to alter the current voting standard necessary to change provisions in the Articles of Incorporation or the By-Laws related to action by written consent. Changing such provisions requires the affirmative vote of 75% of shares outstanding.

•	In 2013, a shareholder proposal to remove all supermajority provisions from the Articles of Incorporation and By-Laws received some support among the Company’s shareholders.

•
At the time, Ryder’s governing documents required the affirmative vote of 75% of the shares outstanding in order to: 1) remove directors, with or without cause, 2) alter, amend or repeal any provision of the By-Laws, or 3) alter, amend or repeal any provision of the Articles of Incorporation.

In response to this vote, the Company engaged with and received feedback from many of its long-term shareholders. After careful consideration of shareholder feedback and the results of the 2013 shareholder proposal, the Board decided to amend the Articles

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Amendment to Restated Articles of Incorporation and By-Laws

of Incorporation and the By-Laws to eliminate all supermajority vote requirements except for the supermajority vote required to amend the provisions in the Articles of Incorporation and By-Laws prohibiting shareholder action by written consent.

Numerous shareholders had expressed support for preserving these provisions due to concerns over written consent being used in an abusive and coercive manner. These proposals were presented to shareholders at the 2014 annual meeting and received the support of more than 98% of votes cast.

In deciding whether to preserve the supermajority vote requirement necessary to change the provisions in the Restated Articles of Incorporation and the By-Laws related to the ability to act by written consent, the Board relied on not only its recent, extensive shareholder engagement but also the feedback it had received in 2013 and 2014.

•	Many shareholders have expressed deep misgivings about unfettered access to the written consent right, and keeping the current vote requirement reflects those concerns.

•
It should also be noted that Proposal 5, a shareholder proposal requesting that the Company remove all remaining supermajority provisions from its governing documents, will provide an even clearer picture of how shareholders currently view the sole remaining supermajority voting requirement in the Company’s governing documents. The Board will consider the results of the shareholder vote and, consistent with our record of shareholder engagement, take the outcome of the vote into account when determining any future decisions on this matter.

Required Vote and Recommendation

The affirmative vote of the holders of at least 75% of the shares outstanding is required to approve Proposal 4. The Board believes the proposed amendments to the Restated Articles of Incorporation and By-Laws are in the best interests of the Company and its shareholders and therefore recommends that shareholders approve Proposal 4. If approved by the shareholders, the Company intends to file promptly Articles of Amendment to the Restated Articles of Incorporation with the Florida Department of State reflecting the amendment approved in such proposal. The text of the changes proposed by Proposal 4 to the Restated Articles of Incorporation and By-Laws, assuming Proposal 4 is approved, is set forth in Appendix A and Appendix B, respectively. You are urged to read Appendices A and B in their entirety.

The Board recommends a vote FOR the proposal to amend the Company's Restated Articles of Incorporation and By-Laws to permit shareholder action by written consent.

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Shareholder Proposal on Simple Majority Voting

PROPOSAL NO. 5
SHAREHOLDER PROPOSAL ON SIMPLE MAJORITY VOTING
John Chevedden, the beneficial holder of 100 shares of the Company's common stock, has notified Ryder that he intends to present the following non-binding, advisory proposal at the Annual Meeting. Upon oral or written request, the Company will promptly provide address information for the shareholder proponent. The proposal as submitted reads as follows:
Proposal 5 - Simple Majority Vote
RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. It is important that our company take each step necessary to adopt this proposal topic completely.

Shareowners are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to "What Matters in Corporate Governance" by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy's. The proponents of these proposals included Ray T. Chevedden and William Steiner.

Currently a 1%-minority can frustrate the will of our 74%-shareholder majority. In other words a 1%-minority could have the power to prevent shareholders from improving the quality of our corporate governance. Currently the role of Ryder shareholders is diminished because management can declare as worthless a 74%-vote of shareholders on certain issues.

Adoption of this proposal would facilitate the adoption of a shareholder right to act by written consent which obtained impressive 59% shareholder support at our 2017 annual meeting.

Please vote to improve management accountability to shareholders:
Simple Majority Vote - Proposal 5
Board's Statement in Opposition to Shareholder Proposal
The Board has given careful consideration to the non-binding, advisory shareholder proposal seeking to eliminate all supermajority voting requirements in our Restated Articles of Incorporation and By-Laws. As described below, the Board believes that the actions requested by the proponent are not in the best interests of all of our shareholders and recommends a vote against this proposal.

Under our governing documents, nearly all matters voted on by our shareholders already rely on a majority voting standard. In 2014, in response to a shareholder vote on a similar proposal and subsequent engagement with some of our largest long-term shareholders, the Board eliminated all of the supermajority voting provisions in our Articles of Incorporation and By-Laws, except for the supermajority vote required to amend the provisions in our Articles of Incorporation and By-Laws prohibiting shareholder action by written consent. Currently, the Restated Articles of Incorporation state that the provisions of Article V of the Restated Articles of Incorporation and Section 4 of Article IV of the By-Laws, each of which addresses shareholder action by written consent, can only be altered or amended, and any provision inconsistent with such provisions can only be adopted, with the affirmative vote of the holders of 75% of the shares outstanding. Our engagement conducted in connection with the 2014 Annual Meeting indicated that our largest long-term shareholders supported maintaining a supermajority requirement to amend the written consent provisions in our governing documents because such shareholders perceived our overall governance profile as positive, and that our By-Law provisions relating to the ability to call special meetings already provided shareholders an equitable opportunity to raise matters between annual meetings. The Board continues to believe that the existing supermajority voting requirements in our Restated Articles of Incorporation and By-Laws are appropriate and necessary to protect against imprudent actions favored by less than a compelling number of our shareholders.

The purpose of the supermajority voting standard is not to preclude change but to ensure that certain fundamental changes only occur with a broader shareholder consensus than a majority. The Board believes that a supermajority vote standard required to

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Shareholder Proposal on Simple Majority Voting

amend the provisions in our governing documents prohibiting shareholder action by written consent appropriately assures that no significant disruption to our governance is made without broad support from our stockholders. In the event that the supermajority voting requirement is eliminated, upon the support of a simple majority of votes cast, shareholders would be able to amend our governing documents to establish a written consent right that does not include the appropriate procedural safeguards to protect the interests of all of our shareholders.

In proposing to amend our governing documents to allow shareholders to act by written consent under Proposal 4, the Board believes that the adoption of procedural and other safeguards is necessary to ensure fairness and transparency in the written consent process for all shareholders. Eliminating the supermajority vote requirements for the written consent provisions in our governing documents would potentially give short-term or private interest-driven shareholders the ability to make fundamental changes regarding any written consent rights in our governing documents so that matters can be acted upon by written consent without providing notice to, and transparency for, all other shareholders, and without giving the Board a reasonable opportunity to evaluate and respond. Such shareholders, unlike the Board, owe no legal duties to their fellow shareholders and would be free to pursue their special agendas irrespective of the greater corporate good. Accordingly, our supermajority voting requirements safeguard the long-term interests of the Company and all shareholders.

Our Board is committed to good corporate governance and regularly considers and evaluates developments in this area. While the Board encourages and considers shareholder input relating to our corporate governance practices, the Board believes that Proposal 5 would not promote the long-term interests of our shareholders.

Required Vote and Recommendation
The affirmative vote of the holders of a majority of the votes cast is required to approve Proposal 5. The Board recommends that shareholders vote against Proposal 5.
The Board recommends a vote AGAINST this proposal.

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Other Matters

OTHER MATTERS

Who can vote?
Holders of Ryder common stock at the close of business on March 9, 2018, the record date, are entitled to vote their shares at the Annual Meeting. As of March 9, 2018, there were 53,127,610 shares of common stock issued, outstanding and entitled to vote. Each share of common stock issued, outstanding and entitled to vote represents one vote.

What is a quorum?
A quorum is the minimum number of shares required to hold a meeting. Under our By-Laws, the holders of a majority of the total number of shares issued, outstanding and entitled to vote at the meeting must be present in person or represented by proxy for a quorum. If you sign and return your proxy marked “abstain”, your shares will be counted for purposes of determining whether a quorum is present.

What is the difference between a shareholder of record and a beneficial shareholder?
Record Shareholder.  You are a shareholder of record if you are registered as a shareholder with our transfer agent, EQ Shareowner Services.

Beneficial Shareholder.  You are a beneficial shareholder if a brokerage firm, bank, trustee or other agent (nominee) holds your shares. This is often called ownership in “street name”, since your name does not appear anywhere in our records.

How do I vote?	If you are a shareholder of record, you may vote:
✓ via Internet; ✓- by telephone; ✓-- by mail, if you received a paper copy of these proxy materials; or ✓ in person at the meeting.

Detailed instructions for Internet and telephone voting are set forth on the notice of Internet availability (Notice), which contains instructions on how to access our proxy statement, annual report and shareholder letter online, and the printed proxy card.

If your shares are held in our 401(k) plan, your proxy will serve as a voting instruction for the trustee of our 401(k) plan who will vote your shares as you instruct. To allow sufficient time for the trustee to vote, your voting instructions must be received by May 1, 2018 (the cut-off date). If the trustee does not receive your instructions by the cut-off date, the trustee will vote the shares you hold through our 401(k) plan in the same proportion as all other shares in our 401(k) plan for which voting instructions were received.

If you are a beneficial shareholder, you must follow the voting procedures of your nominee.

What shares are covered by my proxy card?	Your proxy reflects all shares owned by you at the close of business on March 9, 2018. For participants in our 401(k) plan, shares held in your account as of that date are included in your proxy.

What if I am a beneficial shareholder and I do not give the nominee voting instructions?
Brokerage firms have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. A broker non-vote occurs when a nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares. Broker non-votes are included in the calculation of the number of votes considered to be present at the meeting for purposes of determining the presence of a quorum but are not counted as shares present and entitled to be voted with respect to a matter on which the nominee has expressly not voted.

What does it mean if I receive more than one Notice or proxy card?
It means that you hold shares in more than one account. To ensure all of your shares are voted, if you vote by telephone or on the Internet, you will need to vote once for each Notice, proxy card or voting instruction card you receive. Alternatively, if you vote by proxy card, you will need to sign and return each proxy card by mail.

How many votes are needed for the proposals to pass?
The table below sets forth the proportion of votes needed for each proposal on the ballot to pass. The table also sets forth whether a nominee can exercise discretion and vote your shares absent your instructions and if not, the impact of such broker non-vote on the approval of the proposal and the impact of abstentions.

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Other Matters

Proposal		How Many Votes are Needed for a Proposal to Pass?	Can Brokers Vote Absent Instructions?	Impact of Broker Non-Vote	Impact of Abstentions
No. 1	Election of Directors	Majority of Votes Cast	No	None	None
No. 2	Ratification of PricewaterhouseCoopers LLP	Majority of Votes Cast	Yes	Not Applicable	None
No. 3	Say on Pay	Majority of Votes Cast	No	None	None
No. 4	Proposal to Amend our Restated Articles of Incorporation and By-Laws to Permit Shareholder Action by Written Consent	75% of the shares outstanding	No	Same as a Vote "Against"	Same as a Vote "Against"
No. 5	Shareholder Proposal on Simple Majority Voting	Majority of Votes Cast	No	None	None

Proposals 3 and 5 are non-binding, advisory votes. What is the effect if they pass?
Although the advisory votes on Proposal 3 (Say on Pay) and Proposal 5 (Shareholder Simple Majority Voting Proposal) are non-binding, our Board and the Compensation Committee (with respect to Proposal 3) and the Governance Committee (with respect to Proposal 5) will review the results and, consistent with our record of shareholder engagement, take them into account in making future executive compensation and corporate governance decisions.

How do I change my vote?
A shareholder of record may revoke a proxy by giving written notice of revocation to our Corporate Secretary before the meeting by delivering a later-dated proxy (either in writing, by telephone or over the Internet), or by voting in person at the Annual Meeting.

If you are a beneficial shareholder, you may change your vote by following your nominee’s procedures for revoking or changing your proxy.

Who can attend the Annual Meeting?
Only shareholders and our invited guests are permitted to attend the Annual Meeting.

Record Shareholders.  If you are a shareholder of record, you must bring a form of personal identification to the Annual Meeting, where your name will be verified against our shareholder list.

Beneficial Shareholders.  If you are a beneficial shareholder and you plan to attend the meeting, you should bring proof of ownership, such as a brokerage statement, showing your ownership of the shares as of the record date and a form of personal identification. If you are a beneficial shareholder and wish to vote your shares at the meeting, you must obtain a proxy from your nominee and bring your proxy to the Annual Meeting.

If I plan to attend the Annual Meeting, should I still vote by proxy?
Yes. Casting your vote in advance does not affect your right to attend the Annual Meeting. If you vote by telephone, on the Internet or send in your proxy card and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote.

Record Shareholders.  Written ballots will be available at the meeting for shareholders of record.

Beneficial Shareholders. Beneficial shareholders who wish to vote in person must request a legal proxy from their nominee and bring that legal proxy to the Annual Meeting.

PROXY SOLICITATION COSTS
We pay the cost of soliciting your proxy and reimburse brokerage firms and others for forwarding proxy materials to you. In addition to solicitation by mail, solicitations may also be made by personal interview, letter, fax and telephone. Certain of our officers, directors and employees may participate in the solicitation of proxies without additional consideration.

VOTE TABULATIONS
Our Board has appointed Broadridge Financial Solutions, Inc. as the independent Inspector of Election of the Annual Meeting. Representatives of Broadridge will count the votes.

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Other Matters

CONFIDENTIAL VOTING
The voting instructions of shareholders of record will only be available to the Inspector of Election. Voting instructions for employee benefit plans and shares held in our 401(k) plan will only be available to the plan’s tabulator. The voting instructions of beneficial shareholders will only be available to the shareholder’s nominee. Your voting records will not be disclosed to us unless required by a legal order, requested by you or cast in a contested election.

SHAREHOLDER PROPOSALS
Shareholder Proposals. If a shareholder wishes to submit a proposal for consideration at the 2019 Annual Meeting pursuant to Rule 14-8(e) under the Exchange Act, and wants that proposal to appear in the Company's proxy statement for that meeting, the proposal must be submitted in writing to 11690 N.W. 105th Street, Miami, Florida 33178, Attention: Corporate Secretary, no later than November 19, 2018. Additionally, we must receive proper notice of any other shareholder proposal to be submitted at the 2019 Annual Meeting of Shareholders (but not included in our proxy statement) no earlier than January 4, 2019 and no later than February 3, 2019.
Nomination of Directors. If a shareholder would like to use the Company's proxy access procedures to nominate one or more directors for election at the 2019 Annual Meeting (for inclusion in Ryder's proxy materials), he or she must give advance written notice at least 120, but no more than 150, days before the one-year anniversary of the date Ryder issued its definitive proxy statement for the 2018 Annual Meeting, as required in our By-Laws (no earlier than October 20, 2018 and no later than November 19, 2018). If a shareholder would like to nominate one or more directors for election at the 2019 Annual Meeting outside of the proxy access process (and without using Ryder's proxy materials), he or she must give advance written notice to us at least 90, but no more than 120, days before the one-year anniversary of the 2018 Annual Meeting (no earlier than January 4, 2019 and no later than February 3, 2019), as required by our By-Laws. In either case, the notice must include information regarding both the proposing shareholder and the director nominee. In addition, the director nominee must submit a completed and signed questionnaire. This questionnaire will be provided by the Corporate Secretary upon request and is similar to the annual questionnaire completed by all of our directors relating to their background, experience and independence.
All of the requirements relating to the submission of shareholder proposals or director nominations are included in our By-Laws. A copy of our By-Laws can be obtained from our Corporate Secretary. The By-Laws are also included in our filings with the SEC which are available on the SEC’s website at www.sec.gov.

ELECTRONIC DELIVERY
This year, we have again elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. We believe electronic delivery expedites shareholders’ receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials. On March 19, 2018, we mailed to our shareholders the Notice regarding Internet availability of proxy materials containing instructions on how to access our proxy statement, annual report and shareholder letter online. If you received the Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. The Notice contains instructions on how to request a paper copy of the materials.
Most shareholders will receive the proxy statement online. If you received a paper copy, you can also view these documents on the Internet by accessing the Investors area of our website at http://investors.ryder.com.
If you are a shareholder of record you may, if you wish, receive future proxy statements, annual reports and any other accompanying materials electronically. If you vote via the Internet as described on your proxy card, you may sign up for electronic delivery at the same time. You may also register for electronic delivery of future proxy materials in the Investors area of our website at http://investors.ryder.com.
If you elect this feature, you will receive an e-mail message notifying you when the materials are available along with a web address for viewing the materials and instructions for voting by telephone or on the Internet.
We encourage you to sign up for electronic delivery of future proxy materials as this will allow you to receive the materials more quickly and will reduce printing and mailing costs.

HOUSEHOLDING
We are only sending one set of Notices regarding the Internet availability of proxy materials or set of 2018 Annual Meeting materials to shareholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple packages. This practice, known as “householding,” is intended to eliminate duplicate mailings, conserve natural resources and help reduce printing and mailing costs.

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Other Matters

If you are a record shareholder and you want to request a separate copy of this proxy statement or accompanying 2017 annual report on Form 10-K as filed with the SEC (such report is available free of charge and includes the financial statements and schedules thereto, but not the exhibits) and shareholder letter, you may contact our Investor Relations Department by calling (305) 500-4053, in writing to Ryder System, Inc., Investor Relations Department, 11690 N.W. 105th Street, Miami, Florida 33178 or by e-mail to RyderforInvestors@ryder.com, and a copy will be promptly sent to you. If you wish to receive separate documents in future mailings, please contact Broadridge by calling (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Our 2017 annual report, the shareholder letter and this proxy statement are also available through the Investor Relations area of our website at http://investors.ryder.com. A copy of any exhibit to the 2017 annual report on Form 10-K will be forwarded following receipt of a written request for such materials addressed to our Investor Relations Department.
Two or more shareholders sharing an address can request delivery of a single copy of the 2018 Annual Meeting materials if they are receiving multiple copies by contacting Broadridge in the manner set forth above.
If a nominee holds your shares, please contact such holder directly to inquire about the possibility of householding.

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Appendix A

Proposed Amendment to Ryder System, Inc. Restated Articles of Incorporation
Pursuant to the provisions of Sections 607.1001 and 607.1006 of the Florida Business Corporation Act, Ryder System, Inc., a Florida corporation (the “Corporation”), hereby adopts the following Articles of Amendment to its Restated Articles of Incorporation (the “Restated Articles of Incorporation”):

FIRST:     The name of the corporation is Ryder System, Inc.

SECOND: ARTICLE V of the Restated Articles of Incorporation shall be deleted and replaced in its entirety with the following:
ARTICLE V
Shareholder Action
All actions required or permitted to be taken by the shareholders at an annual or special meeting of shareholders of the Corporation may be effected by the consent in writing of the holders of capital stock of the Corporation entitled to vote; provided that no such action may be effected except in accordance with the provisions of this Article V and applicable law. Notwithstanding anything contained in these Restated Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article V.
(a) Request for Record Date. The record date for determining the shareholders entitled to consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Article V. Any holder of capital stock of the Corporation seeking to have such shareholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary of the Corporation, delivered to the Corporation and signed by holders of record at the time such notice is delivered owning shares representing in the aggregate at least twenty five percent (25%) of the outstanding shares of capital stock of the Corporation, request that a record date be fixed for such purpose. For purposes of this Article V, the word “own” shall have the same meaning as in Article IV, Section 5(g)(2)(C) of the By-Laws of the Corporation, as may be amended from time to time. The terms “owned,” “owner,” “owning” and other variations of the word “own” shall have correlative meanings. Such request must contain the information set forth in paragraph (b) of this Article V. Following receipt of such request, the Board of Directors shall, by the later of (i) 20 days after the Corporation’s receipt of such request and (ii) five days after delivery of any information requested by the Corporation to determine the validity of any such request or whether the action to which such request relates may be effected by written consent of shareholders in lieu of a meeting, determine the validity of such request and whether such request relates to an action that may be taken by written consent of shareholders in lieu of a meeting pursuant to this Article V and applicable law and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date upon which such resolution is adopted. If (x) the request required by this paragraph (a) has been determined to be valid and to relate to an action that may be effected by written consent pursuant to this Article V and applicable law or (y) no such determination shall have been made by the date required by this paragraph (a), and in either event no record date has been fixed by the Board of Directors, the record date shall be the first date on which a signed written consent relating to the action taken or proposed to be taken by written consent is delivered to the Corporation in the manner described in paragraph (f) of this Article V; provided that if prior action by the Board of Directors is required under the provisions of the Florida Business Corporation Act, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
(b) Request Requirements. Any request required by paragraph (a) of this Article V (i) must be delivered by the holders of record owning at least twenty five percent (25%) of the outstanding shares of

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capital stock of the Corporation, who shall not revoke such request and who shall continue to own not less twenty five percent (25%) of the outstanding shares of capital stock of the Corporation through the date of delivery of consents signed by a sufficient number of shareholders to authorize or take such action, (ii) must contain an agreement to solicit consents in accordance with paragraph (d) of this Article V, (iii) must describe the action proposed to be taken by written consent of shareholders and (iv) must contain (1) such information and representations, to the extent applicable, then required by Article IV, Section 1 and Article IV, Section 5 of the Corporation's By-Laws as though such shareholder was intending to propose an amendment to the Amended and Restated Articles of Incorporation or By-Laws or other business to be brought before a meeting of shareholders and (2) the text of the proposed action to be taken (including the text of any resolutions to be adopted by written consent) and (v) must include documentary evidence that the requesting shareholder(s) own in the aggregate not less than twenty five percent (25%) of the outstanding shares of capital stock of the Corporation as of the date of such written request to the Secretary; provided, however, that if the shareholder(s) making the request are not the beneficial owners of the shares representing at least twenty five percent (25%) of the outstanding shares of capital stock of the Corporation, then to be valid, the request must also include documentary evidence (or, if not simultaneously provided with the request, such documentary evidence must be delivered to the Secretary within ten business days after the date on which the request is delivered to the Secretary) that the beneficial owners on whose behalf the request is made beneficially own at least twenty five percent (25%) of the outstanding shares of capital stock of the Corporation as of the date on which such request is delivered to the Secretary. If the action proposes to elect directors by written consent, the written request for a record date must also contain the information required by Article IV, Section 6 of the Corporation's By-Laws. The Corporation may require the shareholder(s) submitting such request to furnish such other information as may be reasonably requested by the Corporation. Any requesting shareholder may revoke his, her or its request at any time by written revocation delivered to the Secretary of the Corporation at the Corporation's principal executive offices. Any disposition by a requesting shareholder of any shares of capital stock of the Corporation (or of beneficial ownership of such shares by the beneficial owner on whose behalf the request was made) after the date of the request, shall be deemed a revocation of the request with respect to such shares, and each requesting shareholder and the applicable beneficial owner shall certify to the Secretary of the Corporation on the day prior to the record date set for the action by written consent as to whether any such disposition has occurred. If the unrevoked requests represent in the aggregate less than twenty five percent (25%) of the outstanding shares of capital stock of the Corporation, the Board of Directors, in its discretion, may cancel the action by written consent and revoke the fixing of the record date established in connection therewith.
(c) Actions That May Be Taken by Written Consent. Shareholders are not entitled to act by written consent if (i) the request to act by written consent made pursuant to paragraph (a) of this Article V (x) does not comply with this Article V or the Corporation’s By-Laws, (y) was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law, or (z) relates to an item of business that is not a proper subject for shareholder action under applicable law, (ii) any such request is received by the Corporation during the period commencing 90 days before the first anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the earlier of (x) the date of the next annual meeting of shareholders and (y) 30 calendar days after the first anniversary of the date of the immediately preceding annual meeting of shareholders, (iii) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election or removal of directors, was presented at a meeting of shareholders held not more than 12 months before the request for a record date for such action is delivered to the corporation, (iv) a Similar Item consisting of the election or removal of directors was presented at a meeting of shareholders held not more than 90 days before the request for a record date was delivered to the corporation (and, for purposes of this clause, the election or removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors), or (v) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special shareholders meeting that has been called but not yet held or that is called within 90 days after the

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request is received by the Secretary of the Corporation. The Board of Directors shall determine in good faith whether a record date is required to be set under the provisions of this Article V.
(d) Manner of Consent Solicitation. Shareholders may take action by written consent only if consents are solicited by the shareholder or shareholders seeking to take action by written consent of shareholders in accordance with this Article V, Regulation 14A of the Exchange Act, without reliance upon the exemption contained in Rule 14a-2(b)(2) of the Exchange Act, and applicable law from all holders of capital stock of the Corporation entitled to vote on the matter.
(e) Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraph (f) as a “Consent”) must bear the date of signature of each shareholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 30 days of the earliest dated Consent delivered in the manner required by paragraph (f) of this Article V and applicable law, and not later than 90 days after the record date, Consents signed by a sufficient number of shareholders to take such action are so delivered to this Corporation.
(f) Delivery of Consents. No Consents may be dated or delivered to the Corporation or its registered office in the State of Florida until 90 days after the delivery of a valid request to set a record date. Consents must be delivered to the Corporation by delivery to its registered office in the State of Florida or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery to the Corporation of Consents, the Secretary or such other officer of the Corporation as the Board of Directors may designate shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by written consent as the Secretary or such other officer, as the case may be, deems necessary or appropriate, including, without limitation, whether the shareholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent; provided, however, that if the action to which the Consents relate is the removal of one or more members of the Board of Directors, the Secretary or such other officer of the Corporation as the Board of Directors may designate, as the case may be, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors (the “Inspectors”) with respect to such Consent and such Inspectors shall discharge the functions of the Secretary, or such other officer of the Corporation as the Board of Directors may designate, as the case may be, under this Article V. If after such investigation the Secretary, such other officer of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of shareholders and the Consents shall be filed in such records. In conducting the investigation required by this paragraph (f), the Secretary, such other officer of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.
(g) Effectiveness of Consent. Notwithstanding anything in these Restated Articles of Incorporation to the contrary, no action may be taken by the shareholders by written consent except in accordance with this Article V and applicable law. If the Board of Directors shall determine that any request to fix a record date or to take shareholder action by written consent was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to, this Article V or applicable law, or the shareholder or shareholders seeking to take such action do not otherwise comply with this Article V or applicable law, then the Board of Directors shall not be required to fix a record date in respect of such proposed action, and any such purported action by written consent shall be null and void. No action by written consent without a meeting shall be effective until such date as the Secretary, such other officer of the Corporation as the Board of Directors may designate or the Inspectors, as applicable, certify to the

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Corporation that the Consents delivered to the Corporation in accordance with paragraph (f) of this Article V represent at least the minimum number of votes that would be necessary to take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the Florida Business Corporation Act and these Restated Articles of Incorporation.
(h) Challenge to Validity of Consent. Nothing contained in this Article V shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any consent or related revocations, whether before or after such certification by the Secretary, such other officer of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(i) Board-Solicited Shareholder Action by Written Consent. Notwithstanding anything to the contrary set forth above, (x) none of the foregoing provisions of this Article V shall apply to any solicitation of shareholder action by written consent in lieu of a meeting by or at the direction of the Board of Directors and (y) the Board of Directors shall be entitled to solicit shareholder action by written consent in accordance with applicable law.
THIRD: The foregoing amendments were adopted and approved by the shareholders of the Corporation at the Corporation's annual meeting of shareholders held on May 4, 2018. The number of votes cast for the foregoing amendment by the shareholders was sufficient for approval.

FOURTH: In accordance with Section 607.0123 of the Florida Business Corporation Act, the foregoing amendments to the Restated Articles of Incorporation shall become effective immediately upon filing with the Florida Department of State.

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Appendix B

Proposed Amendments to Ryder System, Inc. By-Laws
(Language that that is struck through is proposed to be deleted from our current By-Laws and language that is underlined is proposed to be added to our current By-Laws).
Proposed Amendment to Section 4 of Article IV:
Section 4.     Stockholder Action

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders ~~and~~ or may ~~not~~ be effected by ~~any~~ a consent or consents in writing by ~~such holders~~ the stockholders as provided by, and subject to the limitations in, the Restated Articles of Incorporation.

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Ryder System, Inc. 11690 N.W. 105th Street Miami, Florida 33178 www.ryder.com

Ryder Ever better.

RYDER SYSTEM, INC.
C/O PROXY SERVICES
P.O. BOX 9163
FARMINGDALE, NY 11735

SCAN TO VIEW MATERIALS & VOTE

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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E42681-P03442-Z71874

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RYDER SYSTEM, INC.

The Board of Directors recommends a vote "FOR" the following director nominees:

1. Election of Directors

Nominees:

For a 1-year term of office expiring at the 2019 Annual Meeting.

Nominee	For	Against	Abstain
1a. John M. Berra	☐	☐	☐
1b. Robert J. Eck	☐	☐	☐
1c. Robert A. Hagemann	☐	☐	☐
1d. Michael F. Hilton	☐	☐	☐
1e. Tamara L. Lundgren	☐	☐	☐
1f. Luis P. Nieto	☐	☐	☐
1g. David G. Nord	☐	☐	☐
1h. Robert E. Sanchez	☐	☐	☐
1i. Abbie J. Smith	☐	☐	☐
1j. E. Follin Smith	☐	☐	☐
1k. Dmitri L. Stockton	☐	☐	☐
1l. Hansel E. Tookes, II	☐	☐	☐

The Board of Directors recommends a vote "FOR" the following management proposals:	For	Against	Abstain
2. Ratification of PricewaterhouseCoopers LLP as independent registered certified public accounting firm for the 2018 fiscal year.	☐	☐	☐
3. Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐
4. Approval of amendments to our Restated Articles of Incorporation and By-Laws to authorize shareholder action by written consent.	☐	☐	☐
The Board of Directors recommends a vote "AGAINST" the following proposal:			
5. Shareholder proposal on simple majority voting.	☐	☐	☐

This Proxy Card will be voted "FOR" the election of the director nominees, "FOR" Proposals 2, 3 and 4 and "AGAINST" Proposal 5 if no choice is selected.

If you want to vote in accordance with the recommendations of the Board of Directors, simply sign below and return this card.

NOTE: The proxies, in their discretion, are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please note such title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report on Form 10-K and Shareholder Letter are available at www.proxyvote.com.

E42682-P03442-Z71874

PROXY
RYDER SYSTEM, INC.
ANNUAL MEETING - MAY 4, 2018

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert E. Sanchez, Art A. Garcia and Robert D. Fatovic, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned on all matters to come before the meeting and to vote as designated on the reverse side, all the shares of common stock of RYDER SYSTEM, INC., held of record by the undersigned on March 9, 2018, during or at any adjournment of the Annual Meeting of Shareholders to be held at 10:00 a.m., EDT at the Ryder System, Inc. Headquarters, 11690 N.W. 105th Street, Miami, Florida 33178 on Friday, May 4, 2018.

IF PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED. ON THE REVERSE SIDE OF THIS CARD YOU MAY SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES OR SIMPLY SIGN AND RETURN THIS CARD TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IF NO CHOICE IS SELECTED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NOMINEES, "FOR" PROPOSALS 2, 3 AND 4 AND "AGAINST" PROPOSAL 5. UNLESS YOU VOTE BY TELEPHONE OR INTERNET, YOU MUST SIGN THIS CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT THE PROXY HOLDERS MAY VOTE THE SHARES.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side